UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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CF INDUSTRIES HOLDINGS, INC.

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Proxy Statement

2026 Annual Meeting of
Shareholders

March 17, 2026
To our Shareholders:
On behalf of your Board of Directors, it is our privilege to invite you to attend the 2026 annual meeting of shareholders of CF Industries Holdings, Inc. to be held virtually on Tuesday, April 28, 2026, at 10:00 a.m. Central time. At the annual meeting, shareholders will vote on the matters set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and any other business matters properly brought before the annual meeting. Whether or not you are able to attend the annual meeting, we encourage you to read the enclosed materials and submit your proxy.
2025 Performance
CF Industries’ results in 2025 reflected an outstanding operational performance by the CF Industries team, the enduring advantages of our manufacturing and distribution network, and constructive global nitrogen industry dynamics that have persisted into 2026. Net earnings attributable to common stockholders for the year were approximately $1.5 billion, or $8.97 per diluted share. EBITDA(1) was approximately $2.8 billion, and adjusted EBITDA(1) was approximately $2.9 billion.
Net cash from operations in 2025 was $2.75 billion and free cash flow(2) was approximately $1.8 billion. We returned $1.7 billion to shareholders in 2025. This included deploying over $1.3 billion to repurchase 16.6 million shares — approximately 10 percent of the outstanding shares at the beginning of the year — and $326 million returned through dividend payments to shareholders.
Creating Shareholder Value
Our goal for long-term shareholders is to create value by increasing your participation in CF Industries’ assets and the cash flow they generate.
We do this by investing where we win:
•
Growing our production base organically or inorganically.

•
Investing in our business to grow margin.

•
Reducing our outstanding share count.

Since 2020, this approach has increased your participation in our underlying assets by more than 35% and over the same time period delivered total shareholder return that exceeds the S&P 500 Index, Dow Jones U.S. Commodity Chemicals, and our peer fertilizer group.
What powers our approach is a proven ability to leverage our team’s consistently high level of execution into adjusted EBITDA and then convert that to substantial free cash flow. We expect to continue to do so by building upon the enduring competitive advantages we have developed over time and through our disciplined investments in our clean energy growth platform.

Our competitive advantages include the structural benefit from operating in North America, operational advantages built into our manufacturing and distribution network, the operational excellence we deliver year-in and year-out, and our disciplined approach to capital and corporate stewardship. We continue to invest in these attributes, which translate directly into our financial results, strong cash flow, and long-term shareholder value. Please see our 2025 Annual Report for more detail.
Our Clean Energy Growth Platform
In 2020, the Board and management adopted a strategic evolution for the Company to leverage our unique capabilities to accelerate the world’s transition to clean energy — to produce ammonia with lower carbon intensity (low-carbon ammonia). We believe by focusing on leading in low-carbon ammonia and upgraded nitrogen products, we will strengthen our competitive position and create new market opportunities, enabling significant growth in our free cash flow in the years ahead.
Our vision includes monetizing decarbonization projects to ensure a return for shareholders well above our cost of capital. It includes the production of low-carbon ammonia and other nitrogen upgrade products to sell at a premium to conventional products. And it includes the development of new demand for our products.
This vision is being realized today with structural benefits, operational advantages, and market opportunities (for example, low-carbon price premium) accruing to the Company and providing us with long-term sustainability, a significant return profile, and a product offering to existing and new customers.
In 2025 alone, we:
•
Completed the carbon capture project at our Donaldsonville Complex and a nitric acid abatement project at our Verdigris Complex.

•
Saw the emergence of low-carbon ammonia demand as we delivered the first sales of low-carbon ammonia at a premium and advanced collaborations to develop low-carbon ammonia and nitrogen fertilizer supply chains in North America.

•
Formed an innovative joint venture built on partnerships with global leaders to both build the world’s largest and most efficient low-carbon ammonia plant and develop demand for new applications of our products.

Our approach is underpinned by the Board and management’s shared commitment to disciplined investments in our clean energy initiatives. These will continue to be driven by our outlook for the global market environment, the return profile of projects, and our ability to mitigate risk through partnerships and collaborations.
Governance of CF Industries
The accompanying Proxy Statement describes CF Industries’ corporate governance policies and practices that foster the Board’s effective oversight of the Company’s business strategies and practices. We believe the Board’s leadership structure and the experience and skills of our directors has been, and continues to be, critical to our success.
This year, two directors will not stand for re-election following distinguished tenures on our Board (see sidebar for additional information). This includes Tony Will, who retired as president and chief executive officer in January 2026 after 12 outstanding years leading the Company. On behalf of the Board, we want to thank Tony for his outstanding leadership, his commitment to CF Industries’ employees, shareholders and communities, and his tremendous success guiding the Company through a period of evolution and growth. He was instrumental in shaping the Company’s strategic direction and high-performance culture and we are deeply grateful for his many years of contributions. We wish him the best in retirement.

A Thank You to Our Retiring Chair
As noted to the left, two Board members are not standing for re-election in 2026. We wanted to make a special acknowledgement of Steve Hagge, who is retiring as Chair of the Board.
Steve has been a member of the Board since 2010 and Chair since the beginning of 2022. His commitment, dedication and insight have helped shape the industry leader CF Industries has become. He has also been a steady hand as Board Chair as we have navigated tumultuous global nitrogen industry conditions this decade.
We are grateful for the time we have worked with Steve, and we wish him all the best in his retirement.
Anne P. Noonan Chair (Elect) of the Board
Christopher D. Bohn President and Chief Executive Officer
Our 11 director nominees in 2026 offer a broad set of qualifications and perspectives and possess a wealth of leadership and professional experience, which contributes to the Board’s effectiveness through its oversight of strategy, risk management, corporate governance and sustainability issues, as well as providing guidance that positions the Company for long-term success. Of the 11 director nominees, 10 are independent, which includes our Chair (Elect) of the Board and all committee chairs and members. More than a third of the director nominees have joined the Board in the last five years.
Building on our Momentum
CF Industries is a strong company at the forefront of the global ammonia and nitrogen industry — the world’s largest ammonia producer, the industry’s best operator, a global partner of choice, and a leader in total shareholder return. We believe our high-performing business, clean energy growth platform, and commitment to return capital to shareholders positions CF Industries well to continue to create value for long-term shareholders.
Thank you for your continued trust in CF Industries. We look forward to discussing our corporate performance in 2025 and our strategy and vision for the future when we gather virtually for our annual meeting on April 28, 2026.
Stephen J. Hagge Chair of the Board	Christopher D. Bohn President and Chief Executive Officer

(1)
EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income) — net, income taxes and depreciation and amortization. Adjusted EBITDA as reported is defined as EBITDA adjusted for selected items as shown in Appendix A. See Appendix A for reconciliations of EBITDA and adjusted EBITDA as reported to the most directly comparable GAAP measures.

(2)
Free cash flow is defined as net cash from operating activities, less capital expenditures and distributions to noncontrolling interests plus contributions from noncontrolling interests. See Appendix A for a reconciliation of free cash flow to the most directly comparable GAAP measure.

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cfindustries.com
NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
Date and Time:	Tuesday, April 28, 2026, at 10:00 a.m., Central time
Virtual Meeting:	The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) will be conducted virtually at www.virtualshareholdermeeting.com/CF2026
Items of Business:	At the Annual Meeting, shareholders will be asked to:
1. elect the eleven director nominees named in the accompanying Proxy Statement;
2. consider and approve an advisory resolution regarding the compensation of our named executive officers (“Say on Pay”);
3. ratify the selection of KPMG LLP as our independent registered public accounting firm for 2026;
4. act upon one shareholder proposal regarding shareholder approval requirement for excessive golden parachutes, if properly presented at the Annual Meeting; and
5. consider any other business properly brought before the Annual Meeting.
Record Date:	You may vote at the Annual Meeting if you were a shareholder of record of our company as of the close of business on March 5, 2026.
Meeting Details:	To attend, and to vote and submit questions during, the Annual Meeting, visit www.virtualshareholdermeeting.com/CF2026 and enter the 16-digit control number on your Notice of Internet Availability of Proxy Materials or your proxy card. Additional information regarding the Annual Meeting, including procedures for attending and participating in the virtual meeting, can be found on page 107.
Internet Availability of Proxy Materials:	Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders to be held on Tuesday, April 28, 2026: Our Proxy Statement and 2025 Annual Report are available free of charge at www.proxyvote.com.
Your vote is important. Please vote your shares promptly so that your shares will be represented whether or not you attend the Annual Meeting. To vote your shares, you may use the Internet as described on your Notice of Internet Availability of Proxy Materials or your proxy card, call the toll-free telephone number listed on your proxy card or complete, sign, date, and return your proxy card. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option.
By order of the board of directors,
Michael P. McGrane
Senior Vice President, General Counsel, and Secretary
March 17, 2026

PROXY STATEMENT SUMMARY
This summary provides certain key information about CF Industries’ business and strategy and highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. This Proxy Statement and a form of proxy were first sent or made available to shareholders on or about March 17, 2026.
2026 ANNUAL MEETING OF SHAREHOLDERS INFORMATION
Date and Time:
Tuesday, April 28, 2026, at 10:00 a.m. Central time

Location:
www.virtualshareholdermeeting.com/CF2026

Record Date:
March 5, 2026

VOTING MATTERS
Shareholders will be asked to vote on the following matters at the Annual Meeting:
Proposals	Board Recommendation	Page Reference
1. Election of Directors CF Industries’ board of directors (the “Board”) believes the director nominees provide us with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning board of directors.	Vote FOR each director nominee	15
2. Advisory Vote to Approve Compensation of Named Executive Officers (“Say on Pay”) Our executive compensation program is designed to align pay with performance, taking into account shareholder feedback and interests.	Vote FOR	43
3. Ratification of Selection of Independent Registered Public Accounting Firm for 2026 The audit committee has selected KPMG LLP to serve as CF Industries’ independent registered public accounting firm for 2026. The audit committee and the Board believe that the continued retention of KPMG to serve as CF Industries’ independent registered public accounting firm is in the best interests of the company and its shareholders.	Vote FOR	101
4. Shareholder Proposal Regarding Shareholder Approval Requirement for Excessive Golden Parachutes The Board believes that the action requested by the proponent is unnecessary and not in the best interests of the company and its shareholders.	Vote AGAINST	104

OUR BUSINESS AND STRATEGY
Our mission is to provide clean energy to feed and fuel the world sustainably. With our employees focused on safe and reliable operations, environmental stewardship, and disciplined capital and corporate management, we are on a path to decarbonize our ammonia production network — the world’s largest — to enable low-carbon hydrogen and nitrogen products for energy, fertilizer, emissions abatement and other industrial activities. Our value chain consists of manufacturing complexes in the United States, Canada and the United Kingdom, an extensive storage, transportation and distribution network in North America, and logistics capabilities enabling a global reach. In July 2025, we completed a significant decarbonization project at our Donaldsonville, Louisiana, complex to enable the production of low-carbon ammonia. Additionally, we are executing further decarbonization projects in our existing network and constructing a greenfield low-carbon ammonia plant at our Blue Point complex to drive our strategy to leverage our unique capabilities to accelerate the world’s transition to clean energy.
For more information on our business, see “Item 1. — Business” and “Item 7. — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 25, 2026 (the “2025 Annual Report”).
Our Strategy
At our core, CF Industries is a producer of ammonia. We use the Haber-Bosch process to fix atmospheric nitrogen with hydrogen from natural gas to produce anhydrous ammonia, whose chemical composition is NH3. We sell the ammonia itself or upgrade it to products such as granular urea, UAN and DEF. A majority of the ammonia and ammonia-derived products we manufacture are used as fertilizer, as the nitrogen content provides energy essential for crop growth. Other important uses of our products include emissions control.
Our strategy is to leverage our unique capabilities to accelerate the world’s transition to clean energy. Our unique capabilities include: advantaged production, unmatched distribution and logistics network, operational excellence and disciplined capital stewardship.

Our leadership in ammonia production enables us to drive continued operational excellence in our underlying business while investing in decarbonization technologies to produce ammonia with a lower carbon intensity than that of ammonia produced through traditional processes (“low-carbon ammonia”). These investments allow us to pursue demand for low-carbon ammonia and upgraded products for both traditional and new applications. Traditional applications include agriculture, where low-carbon nitrogen products can be used to reduce the carbon footprint of food production and the life cycle carbon intensity of ethanol production. New growth opportunities include power generation and marine shipping, which are hard-to-abate industries for which low-carbon ammonia offers a potential path to significantly lower carbon footprints as it does not contain or emit carbon when combusted.
Decarbonizing our existing network
At our Donaldsonville and Yazoo City complexes, our decarbonization projects are leveraging carbon capture and sequestration (CCS) to enable us to convert a portion of our existing ammonia production to low-carbon ammonia production. CCS requires the construction of carbon dioxide (“CO2”) dehydration and compression units to enable process CO2 captured from the ammonia production process to be transported and sequestered, which prevents approximately 60% of the CO2 generated by ammonia production from being emitted to the atmosphere. For each facility we have contracted with ExxonMobil to transport and permanently store the captured CO2.
In July 2025, construction, commissioning and start-up of the dehydration and compression unit at our Donaldsonville complex was completed for a total cost of approximately $200 million. The dehydration and compression unit enables the transportation and permanent geological sequestration of up to 2 million metric tons of CO2 annually, depending on gross ammonia production and consumption of CO2 for upgraded products. This sequestered CO2 would otherwise be emitted into the atmosphere. ExxonMobil, our CCS partner for this project, is transporting and permanently storing the CO2. The project qualifies for tax credits under Section 45Q of the Internal Revenue Code (“45Q Tax Credits”), which provide a tax credit per metric ton of CO2 captured and disposed of in secure geological storage. As a result of the Donaldsonville CCS project, we have the capacity to produce up to approximately 1.9 million tons of low-carbon ammonia annually at our Donaldsonville complex.
Construction of the dehydration and compression unit at our Yazoo City complex is expected to cost approximately $100 million. At Yazoo City, CCS is expected to commence in 2028, following construction, commissioning and start-up, and annually is expected to enable the transportation and sequestration of up to approximately 500,000 metric tons of CO2 that would otherwise have been emitted into the atmosphere. The Yazoo City CCS project is expected to qualify for 45Q Tax Credits, which provide a tax credit per metric ton of CO2 captured and disposed of in secure geological storage.
In the fourth quarter of 2025, we completed a nitric acid plant abatement project at our Verdigris complex. The abatement project is expected to significantly reduce nitrous oxide emissions from the plant, lowering CO2 equivalent (CO2e) emissions by over 600,000 metric tons on an annual basis.
Blue Point joint venture
On April 8, 2025, we formed the Blue Point joint venture with JERA Co., Inc. (“JERA”), Japan’s largest energy company, and Mitsui & Co., Ltd. (“Mitsui”), a leading global investment and trading company, to construct a low-carbon ammonia production facility at our Blue Point complex located in Modeste, Louisiana. We hold 40% ownership, JERA holds 35% ownership, and Mitsui holds 25% ownership in the Blue Point joint venture.
The Blue Point joint venture is expected to construct an autothermal reforming (“ATR”) ammonia production facility with a CO2 dehydration and compression unit to prepare captured CO2 for transportation and sequestration. Engineering, equipment procurement and pre-construction activities at our Blue Point complex began in the second quarter of 2025. Construction of the ammonia production facility is expected to begin in 2026, with low-carbon ammonia production expected to begin in 2029. We are responsible for overseeing and managing the development, construction, operation and maintenance of the ammonia production facility under contracts with the Blue Point joint venture. We, JERA and Mitsui are required to purchase low-carbon ammonia produced by the Blue Point joint venture in accordance with our respective ownership percentages once production commences.
We estimate that the cost of the low-carbon ATR ammonia production facility with CCS technologies will be approximately $3.7 billion. The low-carbon ammonia production facility is designed with an annual nameplate capacity of approximately 1.4 million metric tons (approximately 1.5 million tons) and is expected to capture greater than 95% of the CO2 generated from its production of ammonia. The facility is expected to capture, compress and dehydrate approximately 2.3 million metric tons of CO2 annually. The ammonia production facility is expected to qualify for 45Q Tax Credits, which provide a tax credit per metric ton of CO2 captured and disposed of in secure geological storage.
In addition, we plan to invest approximately $550 million to build scalable infrastructure at our Blue Point complex to supply the ammonia production facility with services, including product storage and vessel loading. We will own and operate this infrastructure, and the Blue Point joint venture will compensate us for these services.
Low-carbon ammonia demand
We believe that our decarbonization projects provide us with benefits: progress toward our long-term emissions reduction goals, a significant return profile, and a differentiated product offering to existing and new customers.
In 2025, we completed our first sales of low-carbon ammonia at a premium to traditional ammonia consumers in Europe and Africa as they began to establish a low-carbon ammonia supply chain. We expect continued demand growth for low-carbon ammonia and upgraded products into Europe as customers seek to reduce the additional costs imposed by the European Union’s regulations, including the carbon border adjustment mechanism in respect of GHG emissions associated with the production of imported ammonia and upgraded products.
In 2025, our expectation that there is developing demand for low-carbon ammonia for new applications of our products was confirmed through our joint venture partners, JERA and Mitsui. They have committed low-carbon ammonia volumes from the Blue Point joint venture for power generation and steel production, among other uses, which represent new applications for our products. In December 2025, both JERA and Mitsui were certified as a Supplier of Low-Carbon Hydrogen and its Derivatives by Japan’s Ministry of Economy, Trade and Industry. The certifications were granted under the “Support Focusing on the Price Gap” scheme established in accordance with the Hydrogen Society Promotion Act.
We believe that execution of our strategy and development of the market for low-carbon ammonia will provide significant growth opportunities and generate sustainable long-term value for all of our stakeholders.

Shareholder Returns
The global nitrogen industry is cyclical, and our operating results are highly dependent upon and fluctuate based upon changes in supply and demand of nitrogen products as well as for natural gas, which is our principal feedstock. Additionally, we execute our strategy and evaluate our performance over a full cycle for our industry, which typically occurs over multiple years. As a result, we believe it is important to view total shareholder return over a longer time horizon than just one year. The following table shows the cumulative total shareholder return (“TSR”), assuming the reinvestment of dividends, for our common stock and certain peer group companies for the 1-, 3-, 5-, 7-, and 10-year periods ended December 31, 2025.

Total Shareholder Return (TSR)
175%
150%
125%
100%
75%
50%
25%
0%
-25%
-50%
CF
Nutrien
Mosaic
Yara
1
3
5
7
10
Number of Years

Each of Nutrien, Ltd. (“Nutrien”), The Mosaic Company (“Mosaic”) and Yara International ASA (“Yara”) are a publicly traded manufacturer of agricultural chemical fertilizers. For purposes of calculating the TSR of CF Industries, Nutrien, Mosaic and Yara for the 1-, 3-, 5-, 7-, and 10-year periods ending December 31, 2025, the beginning stock price for each peer group company was established by its respective closing price on the last trading day immediately preceding January 1 of the first fiscal year of the applicable measurement period. For Yara, we used its home exchange stock prices, converted into U.S. dollars, for TSR calculation purposes. For Nutrien, which was formed through the merger of Agrium, Inc. (“Agrium”) and Potash Corporation of Saskatchewan Inc. (“Potash Corp”), the TSR includes (i) the stock prices for Agrium and Potash from December 31, 2015 through December 31, 2017, (ii) the cumulative investment in each of Agrium and Potash Corp, assuming dividend reinvestments up to December 31, 2017, converted into shares of Nutrien on January 2, 2018 using the exchange ratio in the merger of equals transaction consummated on that date, and (iii) the stock price for Nutrien from January 2, 2018 through December 31, 2025.

2025 PERFORMANCE HIGHLIGHTS
Operating Results
CF Industries’ 2025 financial results were driven by our strong operational performance, underpinned by favorable global nitrogen industry dynamics.
Net Earnings Attributable to Common Stockholders	Earnings Per Diluted Share	EBITDA(1)	Adjusted EBITDA (As Reported)(1)	Net Cash Provided by Operating Activities
$1.46 Billion	$8.97	$2.78 Billion	$2.89 Billion	$2.75 Billion
In addition to strong financial results, the company continued to deliver on its strategic priorities and create long-term shareholder value.
Safety	As of December 31, 2025, the company’s 12-month average recordable incident rate was 0.26 incidents per 200,000 work hours – an industry leading result
Operational Excellence	Long-term asset utilization over the last five years is approximately 10% higher than the average utilization rate of our North American competitors
Efficiency	SG&A costs as a percentage of sales remained among the lowest in both the chemicals and fertilizer industries in 2025
Return to Shareholders	Returned $1.69 billion to shareholders in 2025 through $1.37 billion in share repurchases and $326 million in dividend payments
Clean Energy Commitment	We are taking significant steps to decarbonize our own production network and support a global hydrogen and clean fuel economy, through the production of low-carbon ammonia

(1)
EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income) — net, income taxes and depreciation and amortization. Adjusted EBITDA as reported is defined as EBITDA adjusted for selected items as shown in Appendix A. See Appendix A for a reconciliation of EBITDA and adjusted EBITDA as reported to the most directly comparable GAAP measure.

OUR DIRECTOR NOMINEES
Our corporate governance and nominating committee regularly reviews the overall composition of the Board and its committees to assess whether each reflects the appropriate mix of experience, qualifications, attributes, and skills that are relevant to CF Industries’ current and future global strategy, business, and governance.
Nominee Primary Occupation	Age	Director Since	Independent	Other Public Boards	Committee Memberships(1)
					AC	CC	GC	EC
Javed Ahmed Former CEO of Tate & Lyle PLC	66	2018	Yes	0		●	●
Robert C. Arzbaecher Former Chairman and CEO of Actuant Corporation	66	2005	Yes	0	●			●
Christopher D. Bohn President and CEO of CF Industries	58	2024	CEO	0
Deborah L. DeHaas Former Vice Chairman and Managing Partner Center for Board Effectiveness, Deloitte	66	2021	Yes	1	C			●
John W. Eaves Former Executive Chairman and CEO of Arch Resources, Inc.	68	2017	Yes	0	●	C
Susan A. Ellerbusch Former CEO, Air Liquide North America, LLC	58	2023	Yes	0		●		C
Jesus Madrazo CEO and President of Reiter Affiliated Companies	56	2021	Yes	0			●	●
Anne P. Noonan Former President and CEO of Summit Materials, Inc.	62	2015	Yes	1		●	●
Michael J. Toelle Owner, T & T Farms	63	2017	Yes	0			C	●
Theresa E. Wagler CFO and EVP of Steel Dynamics, Inc.	55	2014	Yes	0	●			●
Celso L. White Former Global Chief Supply Chain Officer of Molson Coors Brewing Company	64	2018	Yes	1			●	●
(1)	AC	= Audit Committee
	CC	= Compensation and Management Development Committee
	GC	= Corporate Governance and Nominating Committee
	EC	= Environmental Sustainability and Community Committee
	C	= Committee Chair

*
Based on specific areas of focus or expertise that are particularly relevant to a director nominee’s service on the Board. It should not be inferred that other director nominees do not also possess meaningful experience or skills in these areas.

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to implementing sound corporate governance practices that enhance the effectiveness of the Board and our management and that serve the interests of our shareholders. Highlights of our governance practices include:
	Governance Practice	For More Information
Board Structure and Governance	• All of director nominees are independent, except for our chief executive officer (“CEO”). All of our standing Board committees are 100% independent.	P. 26-29
	• We have an independent Chair of the Board and separate CEO.	P. 26-27
	• Our directors are elected annually based on a majority voting standard for uncontested elections. We have a resignation policy for incumbent directors who fail to receive a majority of votes cast.	P. 15
	• Each of our directors attended 75% or more of the meetings of the full Board and the committees on which he or she served during 2025.	P. 29
	• Our non-employee directors met in executive session, without management present, during each regularly scheduled Board meeting.	P. 27
	• Annual Board and committee self-assessments and peer evaluations to assess the performance and effectiveness of the Board and its committees and directors.	P. 27

•
The Chair of the Board and chair of the governance committee lead an active process to regularly assess Board composition and seek representation across a range of experience, qualifications, attributes, and skills that are relevant to our current and future global strategy, business, and governance.

P. 15-18
	• Our Board is committed to an intentional and orderly succession planning process that considers the development of the Board over the next five years.	P. 15-17
	• The Board plays an active role in reviewing and approving our strategy and in overseeing the successful execution of our strategy.	P. 29-30
	• Board oversight of risk management is a cornerstone of our risk management program.	P. 29-31

•
The Board has an integral role in oversight of sustainability and engages with senior management on a broad range of related topics, including climate change and our related comprehensive sustainability goals.

P. 33-34
	• The Board has an integral role in succession planning for the CEO and senior management	P. 32
Stock Ownership
•
We have strong stock ownership guidelines for our executive officers and directors.

•
We prohibit hedging and pledging of our common stock by directors and executive officers.

•
We have a clawback policy covering incentive awards.

P. 77-78 P. 78 P. 78
Corporate Responsibility
•
Our ethics program includes a strong Code of Corporate Conduct for all of our directors, officers and employees.

•
We discuss corporate responsibility on our corporate website and in our corporate stewardship report, including our values and “Do It Right” culture, our commitment to our stakeholders and communities, and our strong corporate commitment to respect the dignity and human rights of others.

•
We provide disclosure of charitable contributions and corporate political contributions and trade associate dues in semiannual reports.

P. 34 P. 31; 33-34 P. 34-35
Shareholder Rights
•
Eligible shareholders can utilize the proxy access provisions of our bylaws to nominate director candidates for inclusion in our proxy materials along with Board-nominated candidates.

•
We do not have a shareholder rights plan, or poison pill. The Board has adopted a policy whereby any shareholder rights plan adopted without shareholder approval must be submitted to shareholders for ratification, or the plan must expire, within one year of such adoption.

•
One or more holders of our common stock representing at least 25% of the voting power of our common stock have the right to call a special meeting of shareholders.

•
All supermajority voting provisions have been eliminated from our certificate of incorporation and our bylaws.

P. 17; Bylaws Bylaws Charter and Bylaws

SHAREHOLDER ENGAGEMENT
We believe that building positive relationships with our shareholders is critical to CF Industries’ success. We conduct shareholder outreach campaigns in the spring and in the fall to engage with shareholders to understand their perspectives on a variety of topics, such as our financial performance, executive compensation, human capital management, environmental sustainability, community relations, and related matters.
We also communicate with shareholders through a number of routine forums, including
•
quarterly earnings releases;

•
Securities and Exchange Commission (“SEC”) filings;

•
the annual report and proxy statement;

•
the annual shareholders meeting;

•
investor meetings, conferences and web communications; and

•
annual corporate stewardship reporting.

We relay shareholder feedback and trends on corporate governance and sustainability developments to the Board and its committees. Our engagement activities have resulted in valuable feedback that has contributed to our decision-making with respect to these matters. See “Corporate Governance — Shareholder Engagement” for a further discussion of our shareholder engagement activities.

COMPENSATION PROGRAM HIGHLIGHTS
Our executive compensation practices are overseen and administered by the compensation and management development committee, which is composed exclusively of independent directors. The committee is responsible for designing an executive compensation program — including approving any changes to it — that effectively incentivizes our executives to create long-term value for our shareholders.
	Summary		More Details
Compensation Philosophy	Our compensation philosophy seeks to align the interests of our employees and our shareholders through focusing on the total compensation (base salary, short-term incentives, long-term incentives, and benefits) of our employees, including our executive officers. We seek to benefit from this strategy by attracting key talent, retaining strong performers, increasing productivity, and maximizing operational and financial results, while also implementing compensation programs that are cost effective, market competitive, and sustainable across business cycles.		P. 54
Key Elements of Compensation Program	Salary	Paid in line with individual performance and contribution to company goals and aligned to competitive market data	P. 55; 59
Annual Cash Incentives
The amount of the actual incentive earned is determined based on our level of achievement of four performance metrics:
•
60%: level of achievement of Adjusted EBITDA* (Financial Metric)

•
30%: level of achievement of specified milestones aligned with the our clean energy strategy and sustainability goals and the optimization of our network to support the implementation of strategic initiatives (Clean Energy & Network Optimization Metric)

•
10%: level of achievement of the completion of safety critical equipment inspections on schedule and timely management of changes, subject to first achieving a gating level of behavioral safety practices goals
(Process Safety Metric)

P. 55; 59-65
Long-Term Equity Incentives
A specified dollar-denominated value is split between two equity award types:
•
60%: performance vesting restricted stock units (“PRSUs”) (3-year cliff vesting based on average return on net assets (“RONA”)* over three one-year periods, and a TSR modifier that can decrease or increase payout by up to 20%)

•
40%: restricted stock units (“RSUs”) (3-year ratable vesting)

P. 55; 66-71
Rigorous Benchmarking and Incentive Target Setting	Benchmarking	Our target total direct compensation is targeted at the 50th percentile of our Industry Reference Group, which is composed of 19 companies in related industries, and the overall general industry market data.	P. 57
Incentive Metrics and Performance Levels
•
We utilize performance metrics for our incentive compensation programs that align executive interests with those of our shareholders.

•
Executives are focused on achieving top performance across metrics that are directly tied to shareholder value creation and our core strategic objectives.

•
The compensation and management development committee considers the previous year’s financial performance, market trends and the company’s annual business plan when setting goals and targets for our incentive compensation programs.

•
The performance metrics and target performance levels reflect the inherent cyclicality of our business.

P. 55-58; 58-65; 66-71
Leading Compensation Governance Practices	Our leading compensation governance practices include:
	Strong pay-for-performance alignment	No employment agreements
	Clawback policy covering incentive awards	No repriced stock options
	Stock ownership guidelines	Minimal perquisites
	Performance metrics that align executive interests with interests of shareholders	Executive officers are prohibited from hedging or pledging our stock
	A majority of compensation for CEO and other executive officers is performance-based, at risk, and paid in equity	No new excise tax gross-ups after 2011 (No NEOs, other than Mr. Frost, have such gross-up)

*
For the definitions of Adjusted EBITDA and RONA, see “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program — Our Metrics Defined.” Adjusted EBITDA as defined under our annual incentive plan may differ from the company’s adjusted EBITDA as reported due to further adjustments permitted under the terms of the annual incentive plan and approved by the compensation and management development committee.

2025 Target Total Compensation
The compensation and management development committee believes the majority of compensation should be composed of awards that are performance-based, with direct ties to the company and individual employee performance. The significant majority of the target compensation of each named executive officer (“NEO”) is at-risk based on company performance.
The following graphs illustrate the mix of total target direct compensation for our chief executive officer and for our other named executive officers for 2025:
AIP:
Annual Incentive Plan (annual bonus), cash settled

LTIP:
Long-Term Incentive Plan, denominated in equity

Annual Incentive Plan Performance Metrics
Financial Metric	Clean Energy & Network Optimization Metric	Process Safety Metric
Adjusted EBITDA(1)	Clean Energy & Network Optimization Milestones(2)	Behavioral Safety Gate Threshold(3)	Timely Completion Percentage(4)
$2.88 Billion	Achieved 5 milestones	Achieved 99.4%	Achieved 99.9%
Target: $2.1 Billion	Target: 3 milestones	Threshold: ≥ 95%	Target: 95%
When setting performance levels for the short-term incentive program, which we also call the annual incentive plan, the compensation and management development committee considers the previous year’s financial performance, market trends and the company’s annual business plan. In 2024, nitrogen product prices had declined from the higher levels seen in recent prior years as lower global energy costs reduced the global market clearing price required to meet global demand. Going into 2025, benchmark pricing curves indicated more stable product prices as compared to recent years, although nitrogen product prices were projected to be lower as a result of incremental global supply on relatively flat demand compared to 2024. Partially offsetting the expected lower product prices was higher sales volume. The company expected increased production from its network in 2025, primarily driven by higher ammonia production, as weather-related production outages and unplanned downtime that impacted 2024 were not expected to recur. Energy spreads were expected to continue to favor the company’s North American-based production network, but domestic natural gas prices were projected to increase for 2025 relative to 2024. As a result, the compensation and management development committee set the target performance level for the Financial Metric at $2.1 billion of Adjusted EBITDA. This target is below the company’s 2024 performance, with projected lower product prices and higher natural gas costs partially offset by higher sales volume from increased production.

Actual financial results in 2025 greatly exceeded the company’s forecasts, driven by strong execution by the CF Industries team and underpinned by global nitrogen industry dynamics. Average selling prices for all of our major products were higher due primarily to strong demand for all nitrogen products, global supply disruptions due to geopolitical issues, and unexpected production outages in the Middle East. Higher sales prices were partially offset by higher realized gas costs driven by a tighter supply and demand balance. The company’s facilities ran well in 2025 and production volumes were consistent with expectations.

(1)
See “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program — Our Metrics Defined” for the definition of Adjusted EBITDA for purposes of our annual incentive plan. Adjusted EBITDA as defined under our annual incentive plan may differ from the company’s adjusted EBITDA as reported due to further adjustments permitted under the terms of the annual incentive plan and approved by the compensation and management development committee. For 2025, the difference between Adjusted EBITDA as reported of $2.89 billion and Adjusted EBITDA as defined under our annual incentive plan of $2.88 billion was due to $25 million of EBITDA of asset impairment related to the Yazoo City incident that was excluded from the calculation of Adjusted EBITDA as reported, but included in the calculation of adjusted EBITDA under our annual incentive plan calculation, and $8 million related to system implementation costs that was excluded from the calculation of Adjusted EBITDA under our annual incentive plan.

(2)
The completion of specified clean energy and network optimization milestones relating to the advancement of our clean energy strategy and sustainability goals and the development and implementation of systems and processes to support our strategic initiatives, including the successful implementation of a new asset management and procurement system across eight North American locations, the completion of the construction and commissioning of the Donaldsonville CCS project and certain actions related to the certification and sales of low-carbon products.

(3)
The Process Safety Metric has a behavioral safety gate threshold. If at least 95% of all individual safety scores of all employees at manufacturing sites were “80 points” or better for the year, the safety performance gating requirement would be achieved. If the safety performance gating requirement was not achieved, there would be no payout under the Process Safety Metric.

(4)
The completion of scheduled safety critical equipment inspections on schedule and timely management of changes (MOCs).

FORWARD-LOOKING STATEMENTS AND WEBSITE REFERENCES
All statements in this Proxy Statement by CF Industries Holdings, Inc. (together with its subsidiaries, the “company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and management’s expectations with respect to the production of low-carbon ammonia, the development of carbon capture and sequestration projects, the transition to and growth of a hydrogen economy, greenhouse gas reduction targets, projected capital expenditures, statements about future financial and operating results, and other items described in this Proxy Statement.
Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the company’s ability to complete the projects at our Blue Point complex, including the construction of a low-carbon ammonia production facility with our joint venture partners and scalable infrastructure on schedule and on budget or at all; the company’s ability to fund the capital expenditure needs related to the joint venture at our Blue Point complex, which may exceed our current estimates; the cyclical nature of the company’s business and the impact of global supply and demand on the company’s selling prices and operating results; the global commodity nature of the company’s nitrogen products, the conditions in the global market for nitrogen products, and the intense global competition from other producers; announced or future tariffs, retaliatory measures, and global trade relations, including the potential impact of tariffs and retaliatory measures on the price and availability of materials for our capital projects and maintenance; conditions in the United States, Europe and other agricultural areas, including the influence of governmental policies and technological developments on the demand for our fertilizer products; the volatility of natural gas prices in North America and globally; weather conditions and the impact of adverse weather events; the seasonality of the fertilizer business; the impact of changing market conditions on the company’s forward sales programs; difficulties in securing the supply and delivery of raw materials or utilities, increases in their costs or delays or interruptions in their delivery; reliance on third-party providers of transportation services and equipment; the company’s reliance on a limited number of key facilities; risks associated with cybersecurity; acts of terrorism and regulations to combat terrorism; the significant risks and hazards involved in producing and handling the company’s products against which the company may not be fully insured; risks associated with international operations; the company’s ability to manage our indebtedness and any additional indebtedness that may be incurred; risks associated with changes in tax laws and adverse determinations by taxing authorities, including any potential changes in tax regulations and our qualification for tax credits; risks involving derivatives and the effectiveness of the company’s risk management and hedging activities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; regulatory restrictions and requirements related to greenhouse gas emissions, including announced or future changes in environmental or climate change laws; the development and growth of the market for low-carbon ammonia and the risks and uncertainties relating to the development and implementation of the company’s low-carbon ammonia projects; risks associated with investments in and expansions of the company’s business, including unanticipated adverse consequences and the significant resources that could be required; and failure of technologies to perform, develop or be available as expected, including the low-carbon ATR ammonia production facility with carbon capture and sequestration technologies being constructed at our Blue Point complex.
More detailed information about factors that may affect the company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the company’s website. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on our business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this Proxy Statement and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Website references have been provided for convenience only. The content on any referenced websites is not incorporated by reference into this Proxy Statement and does not constitute a part of this Proxy Statement.

PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTOR NOMINEES
The Board has nominated the eleven individuals named in this Proxy Statement as director nominees for election at the Annual Meeting. All of the director nominees are present directors of the company standing for re-election. Messrs. Hagge and Will will retire from the Board effective as of the date of the Annual Meeting and will not stand for re-election. The Board elected Ms. Noonan to succeed Mr. Hagge as our Chair of the Board, effective at the Annual Meeting. Each director elected at the Annual Meeting will serve until our next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or retirement.
Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable to serve, an event that the Board does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person as the Board may recommend, unless the Board decides to reduce its total size.
If all eleven director nominees are elected, the Board will consist of eleven directors, each of whom other than our CEO will be “independent” under the listing standards of the New York Stock Exchange (the “NYSE”).
Majority Vote Standard for Election of Directors
Our directors are elected by a majority of the votes cast in uncontested elections, which means that, for a director nominee to be elected in an uncontested election, the number of shares voted “for” that director nominee must exceed the number of votes cast “against” that director nominee. In a contested election, directors are elected by receiving a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. A contested election is a situation in which the number of nominees for election exceeds the number of directors to be elected. Whether an election is contested is determined fourteen days in advance of the date we file our definitive proxy statement with the SEC.
Director Resignation Policy
In accordance with procedures set forth in the company’s corporate governance guidelines, any incumbent director (including the eleven nominees standing for re-election at the Annual Meeting) who fails to receive a majority of votes cast in an uncontested election will be required to tender his or her resignation for consideration by the company’s corporate governance and nominating committee. The corporate governance and nominating committee will consider the resignation and, within 45 days following the date of the applicable annual meeting of shareholders, make a recommendation to the Board concerning the acceptance or rejection of the resignation. The Board will then take formal action on the corporate governance and nominating committee’s recommendation no later than 90 days following the date of the annual meeting of shareholders. Following the Board’s decision on the committee’s recommendation, we will publicly disclose the Board’s decision, together with an explanation of the process by which the decision was made and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.
DIRECTOR SUCCESSION PLANNING AND NOMINATION PROCESS
The Board is responsible for nominating candidates for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders. The corporate governance and nominating committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership.
Regular Assessment of Board Composition and Succession Planning
The chair of the Board and chair of the corporate governance and nominating committee lead an active process to regularly review the overall composition of the Board and each Board committee and assess whether each reflects the appropriate mix of experience, qualifications, attributes, and skills that are relevant to CF Industries’ current and future global strategy, business, and governance. Board composition and succession planning is a standing item on the calendar for corporate governance and nominating committee meetings each year. The review process incorporates the results of the annual Board and committee performance and skills self-assessment processes described in “Corporate Governance — Leadership of the Board — Annual Board and Committee Self-Evaluations and Director Peer Evaluations” in assessing and determining whether any gaps in experience, qualifications, attributes, and skills exist and the characteristics and critical skills required of prospective candidates for election to the Board.
To maintain a Board with an appropriate mix of experience and qualifications and to permit time for orientation, the succession planning process generally considers the development of the Board over a time horizon extending for the next five years. In the case of an anticipated change in the composition of the Board, whether as a result of a retirement consistent with our general age-based retirement policy described below or otherwise, the Board generally prefers to recruit and add new directors such that there is time for the new directors to learn in detail our strategy, business, and governance sufficiently in advance of expected departures. As set forth in the company’s corporate governance guidelines, the Board believes that it should generally have no fewer than five and no more than thirteen directors. The Board believes this range permits diversity of experience without hindering effective discussion or diminishing individual accountability. The Board attempts to coordinate director additions and departures to maintain an appropriate size while allowing time for new members to learn in detail our strategy, business and governance. Consistent with this process, the Board has added three new independent directors over the past five years, and three independent directors have retired over the past five years (including Mr. Hagge, who will retire as of the date of the Annual Meeting). The gradual refreshment process over the last several years reflects the Board’s intention to allow orientation time for new independent directors while maintaining the benefit of departing directors’ experience.
In addition, in February 2024, Mr. Bohn was promoted to executive vice president and chief operating officer and appointed to the Board. In January 2026, Mr. Bohn succeeded Mr. Will as president and chief executive officer of the company.
Identifying and Evaluating Candidates for Director
The corporate governance and nominating committee generally identifies potential nominees for election to the Board by engaging third-party search firms that specialize in identifying director candidates. Current directors and executive officers may also notify the committee if they become aware of potential candidates meeting the criteria for Board membership discussed below. The committee will also consider candidates for election to the Board recommended by shareholders as described below.
Once a person has been identified by the corporate governance and nominating committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the corporate governance and nominating committee determines that the person warrants further consideration, the committee chair or another member of the committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the corporate governance and nominating committee will request information from the person, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and ask directors to conduct one or more interviews with the person. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments. The committee’s evaluation process will not vary based on whether or not a candidate is recommended by a shareholder, although, as stated below, the committee may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Recent Director Searches
As a result of our active succession planning and candidate evaluation processes, independent directors DeHaas, Ellerbusch and Madrazo were identified as candidates and added to the Board over the last five years. Each of these directors brings important skills and experience to our company that have further strengthened the Board and complemented the skills and experience of our other Board members. Two of these individuals were recommended for consideration to the corporate governance and nominating committee by a third-party search firm, and one individual was identified as a potential candidate by a current director. None of the three individuals was known to our chair of the Board or CEO prior to the candidate evaluation process.
Shareholder Recommendations of Director Candidates
The corporate governance and nominating committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the corporate governance and nominating committee, a shareholder must submit the recommendation to the committee in writing and include the following information:
•
the name of the shareholder and evidence of the shareholder’s ownership of our stock, including the number of shares owned and the length of time of ownership; and

•
the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of CF Industries, and the candidate’s consent to be named as a director if selected by the committee and nominated by the Board.

The shareholder recommendation and information described above must be sent to the corporate governance and nominating committee c/o the corporate secretary at our principal executive offices at the address on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement and must be received by the corporate secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of shareholders.
Proxy Access
Our bylaws allow eligible shareholders to include their own nominees for director in our proxy materials along with the Board-nominated candidates. Subject to applicable procedural and other requirements under our bylaws, the proxy access provisions of our bylaws permit any shareholder or group of up to 20 shareholders who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to nominate and include in our proxy materials director nominees constituting not more than 25% of the number of the directors in office at the time of the nomination. For further information in this regard, see the discussion under the heading “Annual Meeting Information — Deadlines for Submission of Future Shareholder Proposals, Shareholder Nominated Director Candidates and Other Business of Shareholders — Director Nominations for Inclusion in CF Industries’ Proxy Materials (Proxy Access).”
CRITERIA FOR BOARD MEMBERSHIP
Director Qualifications and Attributes
The corporate governance and nominating committee takes into consideration a number of factors and criteria in reviewing candidates for potential nomination to the Board. The corporate governance and nominating committee believes that the minimum qualifications for serving as a director of CF Industries are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business and affairs and have an impeccable record and reputation for honesty and ethical conduct in his or her professional and personal activities.

In addition, our corporate governance guidelines and corporate governance and nominating committee charter reflect the intention of the Board that the board of directors represent a variety of backgrounds and experiences. When evaluating and identifying director candidates, the corporate governance and nominating committee will examine a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, material relationships with CF Industries, and independence from management and the company.
As discussed above, four new directors have joined the Board over the last five years. These directors’ experience and skills include senior executive leadership (a retired managing partner of a big four accounting firm, a current chief executive officer, a division president and a chief operating officer) and three directors with industry expertise.
Retirement Age
As set forth in the company’s corporate governance guidelines, it is the general policy of the company that no director having attained the age of 74 years shall be nominated for re-election or reappointment to the Board. However, the Board may determine to waive this policy in individual cases. Mr. Hagge has reached an age that exceeds this guidance and, therefore, will not stand for re-election at the Annual Meeting.
Director Tenure
To ensure that the Board maintains an appropriate balance of experience, continuity, and an openness to new ideas and a willingness to critically re-examine the status quo, the corporate governance and nominating committee considers the issue of continuing director tenure in connection with each director nomination recommendation.
Three director nominees, comprising 27% of the nominees, have served 10 or more years on the Board, and four director nominees, comprising 36% of the nominees, have served between five and 10 years on the Board. These directors bring a wealth of experience and knowledge concerning CF Industries. The remaining four director nominees, comprising 36% of the nominees, have served less than five years on the Board and bring fresh perspective to Board deliberations.
Service on Other Public Company Boards
The company recognizes the substantial time commitments attendant to Board membership and expects that the members of the Board will be fully committed to devoting all such time as is necessary to fulfill their Board responsibilities, in terms of both preparation for and attendance and participation at meetings. Accordingly, directors should generally not serve on more than three other public company boards. A director who also serves as the chief executive officer or named executive officer of a public company generally should not serve on the board of more than one other public company.
In addition, in recognition of the enhanced time commitments associated with membership on a public company’s audit committee, the Board has adopted a policy that no member of the audit committee may serve simultaneously on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the company’s audit committee.

Summary of Director Core Competencies*
We consider the depth and diversity of experience on the Board a key strength. Our eleven director nominees offer a diverse set of qualifications and perspectives and possess a wealth of leadership and professional experience. The following table summarizes experiences and skills that we have identified as key to our current and future global strategy, business, and governance.
Accounting and Finance Expertise	Environmental, Health & Safety Aspects of Operations
7 of 11 nominees	7 of 11 nominees
A strong understanding of accounting and finance is important for overseeing the integrity of our financial reporting and critically evaluating our performance.	Safety and environmental stewardship are core values of ours. We take guidance from our directors who have served in executive or operating positions at industrial manufacturing companies.
Environmental Sustainability	Human Capital Management
9 of 11 nominees	8 of 11 nominees
Insight and expertise in environmental sustainability and related matters help guide the company as it embraces a global hydrogen and clean fuel economy and pursues its sustainability goals.	Insight and experience regarding culture, talent development, compensation, recruiting and retention are critical given the importance of the company’s human capital.
Industry Focus	Operations
8 of 11 nominees	8 of 11 nominees
Directors who are knowledgeable about the chemical, energy, and agriculture industries help guide the company in assessing the trends and external forces relevant to its strategy and operations.	As a global manufacturing and distribution company, we benefit from the experience of our directors who have served in senior executive roles of global manufacturing companies.
Public Company Governance	Risk Management
8 of 11 nominees	11 of 11 nominees
A deep understanding of the Board’s duties and responsibilities enhances board effectiveness and ensures independent oversight that is aligned with shareholder interests.	Directors with significant risk management experience provide important oversight as we manage the risks inherent in our strategy and operations.
Senior Executive Leadership	Strategy & Strategic Initiatives
11 of 11 nominees	11 of 11 nominees
We believe that directors who have served as CEOs or senior executives are in a position to challenge management and contribute practical insight into business strategy and operations.	Experience with major strategic initiatives helps us identify, pursue and consummate the right major initiatives that achieve our strategic objectives and realize synergies and optimal growth.

*
Based on specific areas of focus or expertise that are particularly relevant to a director nominee’s service on the Board. It should not be inferred that other director nominees do not also possess meaningful experience or skills in these areas.

Snapshot of Director Nominees

Board Recommendation
In connection with the Annual Meeting and in accordance with the above guidelines, the corporate governance and nominating committee recommended that the Board nominate the eleven individuals named in this Proxy Statement for election to the Board. The Board believes these nominees provide CF Industries with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning Board. Our eleven director nominees offer a diverse set of qualifications and perspectives and possess a wealth of leadership and professional experience in areas relevant to our current and future global strategy, business, and governance.
The Board unanimously recommends that you vote FOR the election of the nominees presented in Proposal 1.

DIRECTOR NOMINEE BIOGRAPHIES
The following biographical information about each of our director nominees highlights the particular experiences, qualifications, attributes, and skills possessed by each director nominee that led the Board to determine that he or she is qualified to serve as a public company director and that he or she should serve as member of the Board. All director nominee biographical information is as of March 5, 2026.

Javed Ahmed
Javed Ahmed served as chief executive officer of Tate & Lyle PLC, a British-headquartered, global provider of solutions and ingredients for food, beverage and industrial markets with facilities and offices in over 30 locations worldwide whose products are sold or distributed in over 120 countries, from October 2009 until April 2018. Prior to this role, he spent 17 years with Benckiser NV (later Reckitt Benckiser Group plc), a leading consumer products group, in a number of senior roles. He began his career with The Procter & Gamble Company before spending five years with Bain & Co.
Qualifications
As the former chief executive officer of Tate & Lyle PLC, Mr. Ahmed brings public company governance, agriculture and food industry focus, human capital management, strategy & strategic initiative, environmental sustainability, risk management, environmental, health and safety aspects of operations, senior executive leadership and accounting and finance expertise to the Board.
Other Public Company Directorships (within the past 5 years)
•
None

Age 66	Director Since 2018
CF Industries Committees • Compensation and management development • Corporate governance and nominating

Qualifications
•
Accounting and Finance

•
EHS Aspects of Operations

•
Environmental Sustainability

•
Human Capital Management

•
Industry Focus (Agriculture and Food)

•
Public Company Governance

•
Risk Management

•
Senior Executive Leadership (CEO)

•
Strategy & Strategic Initiatives

Robert C. Arzbaecher
Robert C. Arzbaecher served as chief executive officer of Actuant Corporation, a diversified manufacturer and marketer of industrial products and systems with operations in more than 30 countries, from 2000 until January 2014 and as interim president and chief executive officer of Actuant from August 2015 until March 2016. He served as a director of Actuant from 2000 until January 2017 and as chairman of the board of Actuant from 2001 until March 2016. From 1992 until 2000, he held various financial positions with Applied Power, Inc., Actuant’s predecessor, the most recent of which was chief financial officer. Prior to 1992, Mr. Arzbaecher held various financial positions with Grabill Aerospace Industries Ltd., Farley Industries Inc., and Grant Thornton LLP, a public accounting firm. Mr. Arzbaecher is a certified public accountant and he is also a director of Fiduciary Management, Inc. mutual funds.
Qualifications
As the former chairman and chief executive officer of Actuant, Mr. Arzbaecher brings public company governance, human capital management, operations, strategy & strategic initiative, senior executive leadership and risk management expertise to the Board. As a certified public accountant who has served as a financial executive, he is an “audit committee financial expert” within the meaning of SEC rules and brings accounting and finance expertise to the Board.
Other Public Company Directorships (within the past 5 years)
•
None

Age 66	Director Since 2005
CF Industries Committees • Audit • Environmental sustainability and community

Qualifications
•
Accounting and Finance

•
Human Capital Management

•
Operations

•
Public Company Governance

•
Risk Management

•
Senior Executive Leadership (CEO)

•
Strategy & Strategic Initiatives

Christopher D. Bohn
Christopher D. Bohn has served as our president and chief executive officer since January 2026. He was previously our executive vice president and chief operating officer, leading global manufacturing, distribution, sales and supply chain, including our clean energy initiatives, from February 2024 to January 2026. Prior to that role, he was our executive vice president and chief financial officer, from July 2023 to February 2024, our senior vice president and chief financial officer, from September 2019 to July 2023, our senior vice president, manufacturing and distribution, from May 2016 to September 2019, our senior vice president, manufacturing, from January 2016 to May 2016, our senior vice president, supply chain, from January 2015 to December 2015, our vice president, supply chain, from January 2014 to December 2014, our vice president, corporate planning, from October 2010 to January 2014, and our director, corporate planning and analysis, from September 2009 to October 2010. Prior to joining CF Industries, Mr. Bohn served as chief financial officer for Hess Print Solutions from August 2007 to September 2009. Earlier in his career, Mr. Bohn was vice president global financial planning and analysis for Merisant Worldwide, Inc.
Qualifications
As the president and chief executive officer of CF Industries, and with his previous chief operating officer, chief financial officer, manufacturing, distribution, supply chain and corporate planning positions over his more than 15 year tenure with our company, Mr. Bohn brings substantial accounting and finance, operations, fertilizer and chemical industry, strategy & strategic initiative, senior executive leadership, environmental sustainability, environmental, health and safety of operations, public company governance and risk management expertise to the Board.
Other Public Company Directorships (within the past 5 years)
•
None

Age 58	Director Since 2024
CF Industries Committees • None

Qualifications
•
Accounting and Finance

•
EHS Aspects of Operations

•
Environmental Sustainability

•
Industry Focus (Fertilizer / Chemical)

•
Operations

•
Public Company Governance

•
Risk Management

•
Senior Executive Leadership (CEO)

•
Strategy & Strategic Initiatives

Deborah L. DeHaas
Deborah L. DeHaas retired from Deloitte as a vice chairman and the managing partner of the Center for Board Effectiveness in September 2020. She held numerous leadership roles at Deloitte during her 18 years of service to the firm, including as the firm’s first chief inclusion officer, as the regional managing partner for the midwest and central regions of Deloitte — in which role she led the quality, client satisfaction, growth, marketplace and talent initiatives for over 10,000 professionals in fourteen states — as the Chicago office managing partner, as a member of the Deloitte US board of directors, and as a member of the Deloitte US Executive Committee. Before joining Deloitte, Ms. DeHaas was a partner at Arthur Andersen LLP. She has served as the chief executive officer of Corporate Leadership Center, an executive leadership development organization, since November 2020. She previously served on the board and executive committee of the Value Reporting Foundation Board (formerly known as the Sustainability Accounting Standards Board Foundation Board) until it was consolidated into the IFRS Foundation in August 2022. She is also a trustee and chair of the audit committee at both Northwestern University and the University of Denver. Since 2021, Ms. DeHaas has also been a member of the board of directors of Dover Corporation, a diversified global manufacturer and solutions provider.
Qualifications
With her roles and responsibilities at Deloitte, Corporate Leadership Center, and the Value Reporting Foundation Board, Ms. DeHaas brings substantial environmental sustainability, human capital management, public company governance, risk management, senior executive leadership and strategy & strategic initiative expertise to the Board. Ms. DeHaas is a certified public accountant and is an “audit committee financial expert” within the meaning of SEC rules and brings accounting and finance expertise to the Board.
Other Public Company Directorships (within the past 5 years)
•
Dover Corporation (2021 – Present)

Age 66	Director Since 2021
CF Industries Committees • Audit (Chair) • Environmental Sustainability and Community

Qualifications
•
Accounting and Finance

•
Environmental Sustainability

•
Human Capital Management

•
Public Company Governance

•
Risk Management

•
Senior Executive Leadership

•
Strategy & Strategic Initiatives

John W. Eaves
John W. Eaves served as the executive chairman of Arch Resources, Inc., a top coal producer for the global steel and power generation industries, from April 2020 to May 2024 and served as president and chief executive officer of Arch Resources from 2012 to April 2020. Mr. Eaves has more than 30 years of experience in the coal industry. During his tenure with Arch Resources, he also held positions of president and chief operating officer; senior vice president of marketing; and vice president of marketing and president of Arch Coal Sales, the company’s marketing subsidiary. Mr. Eaves joined Arch Resources in 1987 after serving in various marketing-related positions at Diamond Shamrock Coal Company and Natomas Coal Company. He previously served on the boards of the National Association of Manufacturers and the National Mining Association. On January 11, 2016, Arch Resources filed a voluntary petition for reorganization under the provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Missouri. On October 5, 2016, Arch Resources’s reorganization plan became effective, and it emerged from Chapter 11.
Qualifications
As the former executive chairman and former president and chief executive officer of Arch Resources, Mr. Eaves brings substantial energy industry, operations, strategy & strategic initiative, risk management, human capital management, environmental sustainability, senior executive leadership, public company governance and environmental, health and safety of operations expertise to the Board. Mr. Eaves has extensive experience in accounting and finance through his active supervision of those performing financial accounting and reporting at Arch Resources and he is an “audit committee financial expert” within the meaning of SEC rules.
Other Public Company Directorships (within the past 5 years)
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Arch Resources, Inc. (2006 – 2024)

Age 68	Director Since 2017
CF Industries Committees • Audit • Compensation and management development (Chair)

Qualifications
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Accounting and Finance

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EHS Aspects of Operations

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Environmental Sustainability

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Human Capital Management

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Industry Focus (Energy)

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Operations

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Public Company Governance

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Risk Management

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Senior Executive Leadership (CEO)

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Strategy & Strategic Initiatives

Susan A. Ellerbusch
Susan A. Ellerbusch served as chief executive officer of Air Liquide North America LLC., the U.S. subsidiary of Air Liquide S.A., a world leader in gases, technologies and services for industry and health, with a presence in 80 countries, from September 2019 to January 2022. Ms. Ellerbusch was also a member of Air Liquide’s Executive Committee during this time. As head of Air Liquide’s operations in the U.S., Ms. Ellerbusch led the company’s Large Industries, Electronics, Hydrogen Energy and Canadian Industrial Merchant and Healthcare businesses. From September 2015 to September 2019, Ms. Ellerbusch served as president of Air Liquide Large Industries U.S., where she led the restructuring of the business to enable a greater focus on operational performance and customer engagement. Prior to Air Liquide, Ms. Ellerbusch worked at British Petroleum, or BP, where she held roles of increasing responsibility, including most recently as President, BP Biofuels North America, from 2008 to 2015.
Qualifications
With her roles and responsibilities at Air Liquide and BP, Ms. Ellerbusch brings substantial chemicals and energy industries, accounting and finance, operations, environmental, health and safety of operations, public company governance, risk management, senior executive leadership and strategy & strategic initiative expertise to the Board.
Other Public Company Directorships (within the past 5 years)
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Summit Materials, Inc. (2018 – 2025)

Age 58	Director Since 2023
CF Industries Committee • Compensation and management development • Environmental Sustainability and Community (Chair)

Qualifications
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Accounting and Finance

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EHS Aspects of Operations

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Industry Focus (Chemicals and Energy)

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Operations

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Public Company Governance

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Risk Management

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Senior Executive Leadership

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Strategy & Strategic Initiatives

Jesus Madrazo
Jesus Madrazo Yris has served as the chief executive officer and president of Reiter Affiliated Companies, a privately held company and the largest fresh multi-berry producer in the world, since November 2023. From August 2018 to November 2019, Mr. Madrazo was the executive vice president of public affairs and sustainability of Bayer AG’s Crop Science division. Prior to that role, Mr. Madrazo held numerous leadership positions during his 19 years of service at Monsanto Company, including as the executive vice president, operations, Europe, Middle East, Africa, Asia and global supply chain — in which role he had oversight of more than 9,000 employees and held responsibility for the EMEA and Asia regional business as well as global planning, production, manufacturing, procurement, transportation, engineering and customer care — as vice president of global corporate engagement, and as vice president of the International Row Crops Business. Mr. Madrazo is the founder and chairman of Kompali Farms, a large wine grapes producer in Mexico renowned for its innovation in uniting technology and sustainability to deliver value to consumers while minimizing environmental impact. He also serves as a member of the board of directors of Reiter Affiliated Companies.
Qualifications
With his leadership roles and responsibilities at Reiter Affiliated Companies, Bayer AG’s Crop Science division, Kompali Farms and Monsanto Company, Mr. Madrazo brings agricultural industry, environmental sustainability, human capital management, operations, senior executive leadership, strategy & strategic initiatives and risk management expertise to the Board.
Other Public Company Directorships (within the past 5 years)
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None

Age 56	Director Since 2021
CF Industries Committees • Corporate governance and nominating • Environmental sustainability and community

Qualifications
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Environmental Sustainability

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Human Capital Management

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Industry Focus (Agriculture)

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Operations

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Risk Management

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Senior Executive Leadership (CEO)

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Strategy & Strategic Initiatives

Anne P. Noonan
Anne P. Noonan served as president and chief executive officer and as a director of Summit Materials, Inc., a leading vertically integrated construction materials company that supplies aggregates, cement, ready-mix concrete and asphalt paving mix in the United States and western Canada, from September 2020 to February 2025. Since November 2025, Ms. Noonan has served as a member of the board of directors, and chair of its people and compensation committee, of Qnity, a spin-off of DuPont’s electronic business. From December 2016 to April 2020, Ms. Noonan served as president and chief executive officer and as a member of the board of directors of OMNOVA Solutions Inc., a global provider of emulsion polymers, specialty chemicals, and engineered surfaces for a variety of commercial, industrial, and residential end uses with manufacturing, technical, and other facilities located in North America, Europe, China, and Thailand. She served as OMNOVA’s president, performance chemicals from 2014 until December 2016. Ms. Noonan previously held several positions of increasing responsibility with Chemtura Corporation, a global chemical company, from 1987 through 2014, including most recently as senior vice president and president of Chemtura’s Industrial Engineer Products business and Corporate Development function.
Qualifications
As the former president and chief executive officer of both Summit Materials and OMNOVA and with previous executive operating positions at both OMNOVA and Chemtura, Ms. Noonan brings operations, chemical industry, environmental, health and safety of operations, environmental sustainability, human capital management, public company governance, risk management, senior executive leadership and strategy & strategic initiative expertise to the Board.
Other Public Company Directorships (within the past 5 years)
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Qnity Electronics (2025 – Present)

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Summit Materials, Inc. (2020 – 2025)

Age 62	Director Since 2015
Chair of the Board and Lead Independent Director (elect)
CF Industries Committees • Compensation and management development • Corporate governance and nominating

Qualifications
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EHS Aspects of Operations

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Environmental Sustainability

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Human Capital Management

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Industry Focus (Chemicals)

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Operations

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Public Company Governance

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Risk Management

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Senior Executive Leadership (CEO)

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Strategy & Strategic Initiatives

Michael J. Toelle
Michael J. Toelle is the owner of T & T Farms, a diversified farming company. He has been a member of the board of directors of Nationwide Mutual Insurance Company, one of the largest insurance and financial services companies in the world, since 2013. He is a former board chairman and former longtime board member of CHS Inc., a diversified global agribusiness cooperative. He also served as a board member for Cenex, Inc., before it merged with Harvest States Cooperatives to create CHS in 1998. Mr. Toelle is past chairman of the CHS Foundation and previously served as a director for the Agricultural Council of America and Country Partners Cooperative. Since June 2020, Mr. Toelle has served as a member of the board of directors of CIBO Technologies, a privately-owned science-based software company that applies science and technology to the scaling of environmentally and economically sustainable agriculture.
Qualifications
As the owner and operator of a major diversified farming company, a director of Nationwide Mutual Insurance Company and CIBO Technologies and former chairman and director of CHS, Mr. Toelle brings agricultural industry, environmental sustainability, risk management, senior executive leadership and strategy & strategic initiative expertise to the Board.
Other Public Company Directorships (within the past 5 years)
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None

Age 63	Director Since 2017
CF Industries Committees • Corporate governance and nominating (Chair) • Environmental sustainability and community
Qualifications • Environmental Sustainability • Industry Focus (Agriculture) • Risk Management • Senior Executive Leadership • Strategy & Strategic Initiatives

Theresa E. Wagler
Theresa E. Wagler has served as chief financial officer and executive vice president of Steel Dynamics, Inc., one of the largest domestic steel producers and metals recyclers in the United States, since 2007 and 2009, respectively. She serves as Steel Dynamics’ principal accounting officer and also has oversight responsibility for information technology and cybersecurity, human resources, business development and strategy, decarbonization and other initiatives, and several operating joint ventures. She has held various positions of increasing responsibility since joining Steel Dynamics in 1998. Prior to joining Steel Dynamics, she served as assistant corporate controller for Fort Wayne National Bank and as a certified public accountant with Ernst & Young LLP.
Qualifications
With her roles and responsibilities at Steel Dynamics, Ms. Wagler brings substantial public company governance, strategy & strategic initiative, risk management, human capital management, operations, environmental, health and safety of operations, senior executive leadership and environmental sustainability expertise to the Board. Her background also brings an understanding of information technology and cyber risk to the Board to help ensure proper risk oversight. Ms. Wagler is a certified public accountant and an “audit committee financial expert” within the meaning of SEC rules and brings accounting and finance expertise to the Board.
Other Public Company Directorships (within the past 5 years)
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None

Age 55	Director Since 2014
CF Industries Committees • Audit • Environmental sustainability and community

Qualifications
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Accounting and Finance

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EHS Aspects of Operations

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Environmental Sustainability

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Human Capital Management

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Operations

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Public Company Governance

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Risk Management

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Senior Executive Leadership (CFO)

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Strategy & Strategic Initiatives

Celso L. White
Celso L. White served as global chief supply chain officer at Molson Coors Brewing Company, one of the largest global brewers with breweries in the United States, Canada, Europe and India and worldwide distribution, from January 2013 to December 2019. From September 2010 to January 2013, he was vice president of international supply chain at Molson Coors. Prior to joining Molson Coors, he was Pepsi Cola’s vice president and general manager of Concentrate Operations, responsible for the Americas and parts of Asia, from 2004 to 2010. Mr. White co-founded and served as co-CEO of Igniting Business Growth LLC, a consultancy business, from 2020 to 2024. Mr. White serves on the board of Colorado UpLift based in Denver, Colorado, the Board of Trustees of the Children Center in Hilton Head, South Carolina, and is a member of the Bradley University Board of Trustees. He was a member of the board of directors of Armada Acquisition Corp. I, a special purpose acquisition company (SPAC) concentrating in the FinTech industry, from 2021 until its business combination in August 2024, and of Armada Acquisition Corp. II, a SPAC concentrating in the FinTech, SaaS and AI industries, from 2024 until its sale in August 2025. He is also a member of the board of directors of Armada Acquisition Corp. III, a SPAC concentrating in the FinTech, SaaS and AI industries, since 2025.
Qualifications
As the global chief supply chain officer at Molson Coors Brewing Company, Mr. White was responsible for all aspects of the supply chain from grain fields to finished product retailer distribution, including procurement; operations; planning; logistics and distribution; environmental health and safety; engineering; and technical innovation. Mr. White brings operational, agricultural industry, strategy & strategic initiative, risk management, human capital management, environmental sustainability, senior executive leadership and environmental, health and safety of operations expertise to the Board.
Other Public Company Directorships (within the past 5 years)
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Armada Acquisition Corp. II (2025 – 2025)

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Armada Acquisition Corp. I (2021 – 2024)

Age 64	Director Since 2018
CF Industries Committees • Corporate governance and nominating • Environmental sustainability and community

Qualifications
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EHS Aspects of Operations

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Environmental Sustainability

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Human Capital Management

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Industry Focus (Agriculture)

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Operations

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Risk Management

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Senior Executive Leadership (Global Supply Chain Officer)

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Strategy & Strategic Initiatives

CORPORATE GOVERNANCE
CF Industries is committed to implementing sound corporate governance practices that enhance the effectiveness of the Board and our management and that serve the interests of our shareholders. Our corporate governance and nominating committee periodically reviews corporate governance developments and best practices along with our policies and business strategies. The committee advises the Board and management in an effort to strengthen existing governance practices and develop new policies that make CF Industries a better company. We are proud of the steps we have taken and the progress we have made to further strengthen our corporate governance practices and demonstrate our responsiveness to shareholder concerns.
CORPORATE GOVERNANCE GUIDELINES
The Board has adopted corporate governance guidelines to document its overall corporate governance philosophy. According to these guidelines, the business and affairs of CF Industries shall be managed by or under the direction of the Board. The Board’s goal is to build long-term value for our shareholders and assure the vitality of the company for our customers and employees and the other individuals and organizations who depend on us. A copy of our corporate governance guidelines is available to shareholders on our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.
DIRECTOR INDEPENDENCE
The diversity of skills and experiences of our directors has been, and continues to be, critical to our success. Our corporate governance guidelines require that the Board be composed of at least a majority of directors who qualify as independent directors under the listing standards of the NYSE. Additionally, in accordance with NYSE listing standards, the members of our audit, compensation and management development, and corporate governance and nominating committees must be independent. The Board has made an affirmative determination that all of our non-employee directors who served in 2025 or are currently serving as directors, including all of our non-employee director nominees, have no material relationship with CF Industries or any of its subsidiaries (other than, as applicable, being a director and shareholder of CF Industries) and, accordingly, meet the applicable requirements for “independence” set forth in the NYSE’s listing standards.
LEADERSHIP OF THE BOARD
Separate Independent Board Chair and Chief Executive Officer
The Board has determined that the most effective leadership structure is to maintain an independent Board chair role separate from the chief executive officer. In making this determination, the Board considered a number of factors, including (1) that separating these positions allows the Board chair to focus on the Board’s role of providing advice to, and independent oversight of, management and (2) the time and effort our chief executive officer needs to devote to the management and operation of CF Industries and the development and implementation of our business strategies. Although our governance documents provide the Board with the flexibility to select a leadership structure that it deems best for CF Industries at any given point in time, the Board intends to continue to maintain an independent Board chair separate from the chief executive officer. In addition, according to our corporate governance guidelines, if the chair of the Board is not an independent director, our independent directors will designate one of the independent directors to serve as a lead independent director. If the chair of the Board is an independent director, then he or she will serve as the lead independent director.
Stephen J. Hagge became our chair of the Board effective January 1, 2022. Mr. Hagge was selected by the directors to serve as chair because of his contributions to the leadership of the

Board. Because Mr. Hagge is an independent director, he also serves as our lead independent director. Mr. Hagge is not standing for re-election due to our general policy regarding retirement age. Ms. Noonan has been elected by the Board to succeed Mr. Hagge as our Chair of the Board, effective at the Annual Meeting. The lead independent director’s duties include (i) coordinating the activities of the independent directors, (ii) coordinating the agenda for and moderating sessions of the independent directors, and (iii) facilitating communications between the other members of the Board. Unless otherwise provided in a short-term succession plan approved by the Board:
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in the event that the chief executive officer should unexpectedly become unable to perform his or her duties, the chair of the Board (if the chair is an independent director or else the lead independent director) shall allocate the duties of the chief executive officer among our other senior officers; and

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in the event that the chair of the Board should unexpectedly become unable to perform his or her duties, the chief executive officer (if the chair of the Board is an independent director or else the lead independent director) shall assume the duties of the chair of the Board, in each case, until the Board has the opportunity to consider the situation and take action.
Executive Sessions
At each regularly scheduled meeting, the Board conducts executive sessions, which are discussions that involve only the non-employee directors. Further at the committee level, members met in executive session seven times without management present. Our corporate governance guidelines state that the lead independent director or, in such director’s absence, another independent director designated by the lead independent director will preside at the executive sessions of the Board.
Annual Board and Committee Self-Evaluations and Director Peer Evaluations
Our corporate governance and nominating committee sponsors an annual self-assessment of the Board’s performance and the performance of each committee of the Board as well as director peer evaluations. The assessment includes a review of any areas in which the Board believes the Board can make a better contribution to CF Industries. In addition, the chair of the corporate governance and nominating committee sponsors an annual self-assessment of director skills and experience. The assessment asks each director to rank the importance of various business experiences, qualifications, attributes, and skills to our current and future global strategy, business, and governance and to rate the director’s own competency level in each of these skills. The results of the assessments are discussed with the full Board and each committee. The corporate governance and nominating committee considers the results of these self-evaluation processes as applicable in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees.
COMMITTEES OF THE BOARD
The Board has established four separate standing committees: the audit committee, the compensation and management development committee, the corporate governance and nominating committee and the environmental sustainability and community committee. The Board has adopted written charters for each of these committees, and copies of these charters are available to shareholders on our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.
Audit Committee. Our audit committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The committee currently consists of, and during 2025 consisted of, Deborah L. DeHaas (chair), Robert C. Arzbaecher, John W. Eaves, and Theresa E. Wagler. During 2025,

Ms. Wagler served chair of the committee from January to May 2025 before Ms. DeHaas became chair effective May 2025. The Board has affirmatively determined that all of the directors who served on the committee during 2025 and who presently serve on the committee are independent under the corporate governance standards of the NYSE applicable to audit committee members. The Board has also determined that Ms. DeHaas, Mr. Arzbaecher, Mr. Eaves and Ms. Wagler are “audit committee financial experts,” as defined by the SEC. The audit committee assists the Board in fulfilling its oversight responsibility for (1) the integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls, (2) the performance of our internal audit function, (3) the annual independent integrated audit of our consolidated financial statements and internal control over financial reporting, and (4) our compliance with legal and regulatory requirements, including our disclosure controls and procedures. The duties and responsibilities of the audit committee include the engagement of our independent registered public accounting firm and the evaluation of our accounting firm’s qualifications, independence, and performance. The audit committee’s report to shareholders appears elsewhere in this Proxy Statement.
Compensation and Management Development Committee. Our compensation and management development committee currently consists of John W. Eaves (chair), Javed Ahmed, Susan A. Ellerbusch, Stephen J. Hagge and Anne P. Noonan. During 2025, the compensation and management development committee members were John W. Eaves (chair), Javed Ahmed, Susan A. Ellerbusch (from May 2025), Stephen J. Hagge, Anne P. Noonan and Michael J. Toelle (from January to May 2025). The Board has affirmatively determined that all of the directors who served on the committee during 2025 and who presently serve on the committee are independent under the corporate governance standards of the NYSE applicable to compensation committee members. The Board has also determined that all of the directors who served on during 2025 and who presently serve on the committee qualify as “non-employee directors,” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and “outside directors,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The compensation and management development committee oversees our compensation and employee wellbeing plans and practices, including our executive compensation plans, director compensation plans, and incentive compensation and equity-based plans. In addition, the compensation and management development committee supports the full Board with succession planning for the CEO, while overseeing and reviewing management’s development and retention of, and succession planning for, other key executives and senior management. The compensation and management development committee may delegate to subcommittees of two or more members such power and authority, other than any power or authority required by any law, regulation or listing standard to be exercised by the compensation and management development committee as a whole, as the compensation and management development committee deems appropriate. The compensation and management development committee’s report to shareholders appears elsewhere in this Proxy Statement under the heading “Compensation Committee Report.” Additional information regarding the processes and procedures of the compensation and management development committee in recommending and determining compensation for our directors and executive officers is set forth below under the heading “Compensation Discussion and Analysis.”
Corporate Governance and Nominating Committee. Our corporate governance and nominating committee currently consists of Michael J. Toelle (chair), Javed Ahmed, Stephen J. Hagge, Jesus Madrazo, Anne P. Noonan and Celso L. White. During 2025, the corporate governance and nominating committee members were Michael J. Toelle (from, including as chair, May 2025), Javed Ahmed, Stephen J. Hagge, Jesus Madrazo, Anne P. Noonan (chair from January to May 2025) and Celso L. White. The Board has affirmatively determined that all of the directors who served on the committee during 2025 and who presently serve on the committee are independent under the corporate governance standards of the NYSE. The corporate governance and nominating committee’s responsibilities include identifying and recommending to the Board individuals qualified to serve as directors and on committees of the Board; advising the directors with respect to the Board’s composition, procedures, and committees; developing and recommending to the

Board a set of corporate governance principles; overseeing the evaluation of the Board; and coordinating the Board’s evaluation of the president and chief executive officer.
Environmental Sustainability and Community Committee. Our environmental sustainability and community committee currently consists of Susan A. Ellerbusch (chair), Robert C. Arzbaecher, Deborah L. DeHaas, Jesus Madrazo, Michael J. Toelle, Theresa E. Wagler and Celso L. White. During 2025, the environmental sustainability and community committee members were Susan A. Ellerbusch (chair from May 2025), Robert C. Arzbaecher (chair from January through May 2025), Deborah L. DeHaas, John W. Eaves (from January through May 2025), Jesus Madrazo, Michael J. Toelle, Theresa E. Wagler and Celso L. White. The Board has affirmatively determined that all of the directors who served on the committee during 2025 and who presently serve on the committee are independent under the corporate governance standards of the NYSE. The purpose of the environmental sustainability and community committee is to assist the Board in fulfilling its oversight responsibility with respect to the strategies, goals, objectives, policies and practices, and related risks that pertain to energy, emissions and climate change, food security, product stewardship, public advocacy, community engagement, and charitable contributions (“ESC Committee Matters”). The environmental sustainability and community committee’s responsibilities include considering, reviewing and monitoring the company’s general strategy and objectives relating to ESC Committee Matters; assessing the effectiveness of and advising the Board on the company’s programs and initiatives related to ESC Committee Matters; reviewing and discussing current and emerging trends with respect to ESC Committee Matters; and discussing and reviewing with management the company’s identification, assessment and management of risks associated with ESC Committee Matters. The environmental sustainability and community committee also reviews the goals established from time to time with respect to ESC Committee Matters, assesses the company’s sustainability performance and progress towards its goals and strategic objectives, discusses reports and rankings published by relevant third parties with respect to the company’s profile, programs and initiatives related to ESC Committee Matters, and oversees the company’s external reporting on ESC Committee Matters, including our Corporate Stewardship Report.
ATTENDANCE OF DIRECTORS AT MEETINGS
Directors are expected to attend meetings of the Board and the committees on which they serve, as well as our annual meeting of shareholders. A director who is unable to attend a meeting (which it is understood will occur on occasion) is expected to notify the chair of the Board or the chair of the appropriate committee in advance of such meeting.
During 2025, the Board held eight meetings, our audit committee held nine meetings, our compensation and management development committee held six meetings, our corporate governance and nominating committee held four meetings and our environmental sustainability and community committee held five meetings. Each of our directors attended 75% or more of the meetings of the full Board and the committees on which he or she served during 2025. All thirteen of our directors then in office attended the 2025 annual meeting of shareholders, which was held virtually on May 6, 2025.
BOARD OVERSIGHT OF STRATEGY AND RISK MANAGEMENT
Shareholders elect the Board to oversee management and to serve shareholders’ long-term interests. Management is responsible for delivering on our strategy, creating our culture, establishing accountability, and managing risk. The Board and its committees work closely with management to balance and align strategy, risk, sustainability, and other areas while considering feedback from shareholders. Essential to the Board’s oversight role is a transparent and active dialogue between the Board and its committees and management. To support that dialogue, the Board and its committees have access to, receive presentations from, and conduct regular meetings with our executive officers, other internal business and function leaders and subject matter experts, as well as external experts and advisors.

Board Oversight of Strategy
One of the Board’s primary responsibilities is reviewing and approving the strategy established by management and overseeing the successful execution of our strategy. Throughout the year, the Board and its committees provide oversight and guidance to management regarding our strategy, operating plans, and overall performance. While elements of strategy are embedded in every regularly-scheduled meeting of the Board, the Board also dedicates at least one full day meeting each year to focus on our long-term business strategic planning. At all of these reviews, the Board engages with our executive officers and other business leaders regarding business objectives, the competitive landscape, market developments, economic trends, political and regulatory developments and sustainability matters. At meetings occurring throughout the year, the Board also assesses strategic initiatives, our budget and capital allocation plans, and performance for alignment to our strategy.
Board Oversight of Risk Management
Our management is responsible for establishing and maintaining systems to assess and manage the company’s risk exposure, and the Board provides oversight in connection with those efforts. We believe that the Board’s leadership structure supports the Board’s risk oversight function. In fulfilling its risk oversight role, the Board focuses on the adequacy of our risk management process and the effectiveness of our overall risk management system. In addition, the Board routinely assesses policies and procedures in critical areas to ensure that the responsibilities and authority delegated to senior management are appropriate from an operational and risk management perspective. The Board also receives regular reports from senior management addressing financial and operational risk exposure, including monthly scorecards and quarterly dashboards that include financial metrics and safety and environmental statistics.
Our management has established an enterprise risk management (“ERM”) program that includes an annual assessment process designed to identify risks that could affect us and the achievement of our objectives; to understand, assess, and prioritize those risks; and to facilitate the implementation of risk management strategies and processes across the company that are responsive to the company’s risk profile, business strategies, and specific material risk exposures. The ERM program seeks to integrate consideration of risk and risk management into business decision-making throughout the company, including through the implementation of policies and procedures intended to ensure that necessary information with respect to material risks is transmitted to senior executives and, as appropriate, to the Board or relevant committees. Each year, the Board reviews and discusses with the key members of management responsible for management of risk the guidelines and policies governing the ERM process, the key risks identified in the ERM process, the likelihood of occurrence and the potential impact assigned to those risks by management, and the risk mitigation strategies in each instance.
The standing committees assist the Board in its oversight role with respect to risks relating to the committees’ respective areas of responsibility.
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The audit committee oversees the integrity of CF Industries’ financial statements, the effectiveness of the internal control environment, the external auditors and the internal audit function. In addition, the audit committee receives periodic reports on the efficacy of our information security and technology risks (including cybersecurity). These periodic reports summarize threat detection and mitigation plans, audits of internal controls, summaries of training activities and certification achievements, assessments of cybersecurity program effectiveness and reports on other cybersecurity priorities and initiatives.

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The compensation and management development committee reviews risks associated with the design and implementation of our compensation plans and arrangements (see “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Other Compensation Governance Practices and Considerations — Compensation and Benefits Risk Analysis,” below). In addition, the compensation and management development committee supports the full Board with succession plans for the CEO, while overseeing and reviewing management’s development, retention and succession planning for other key executives and senior management.
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The nominating and corporate governance committee reviews risks related to our governance structures and processes, including Board succession planning.

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The environmental sustainability and community committee assists the Board with the oversight of our strategy and processes to identify, assess, and address the risks and opportunities to our company associated with energy, emissions and climate change, food security, product stewardship, public advocacy, community engagement, and charitable contributions.

All Board members are invited to attend every committee meeting, and Board members who do not attend a committee meeting receive information about committee activities and deliberations.
OUR APPROACH TO HUMAN CAPITAL MANAGEMENT
Our long-term success depends on our people. We are dedicated to creating a workplace where employees are proud to work and grow and everyone feels empowered to do their best work. We do this by investing in extensive recruitment, training and professional development opportunities for our employees and fostering a culture of engagement and inclusion. In addition, we have an effective succession management process to safeguard the long-term achievement of our strategy.
Workforce Health & Safety
At CF Industries, protecting, supporting, and developing our employees and the communities where we live and work is integral to our Do It Right culture. It is a daily commitment we make to ourselves and those around us with its foundation being an uncompromising focus on both physical and psychological safety. Operating in a safe and responsible manner is a core value and an integral part of what sets CF Industries apart to all our stakeholders. Our safety culture permeates our business in three key ways:
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Engaged culture that empowers consistent behaviors that drive toward excellence.

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Robust systems and processes that provide a clear, repeatable direction toward excellence.

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Superior performance that aligns effective and efficient environmental, health, and safety activities with operations.

Our commitment to safety is unwavering, and we have demonstrated that our focus on this priority is yielding positive results. We believe that focusing on leading indicators — such as our Process Safety Metric and the behavioral safety practices we have incorporated into our annual incentive plan — to drive and measure activities that prevent and control safety incidents, results in our industry-leading safety record.
Talent Development
A core aspect of our culture is our commitment to developing talent to help employees accelerate growth and achieve their career goals. We invest in extensive assessment, training and professional development opportunities for our employees through a robust set of formal and informal programs, including job movements, key experiences, and training with an emphasis on creating a culture of engagement and inclusion. At CF Industries, leadership is the quality that drives our values and sets us apart. To help foster leadership, the company has developed a set of leadership competencies that provide a common language for how to demonstrate leadership at every level of the organization. We view training and development programs as being a key part of succession planning, allowing us to grow a stronger company, today and in the future.

Board Oversight of Human Capital Management and Succession Planning
The Board plays a critical role in the oversight of talent and culture at CF Industries. The Board and the compensation and management development committee engage with senior management and human resources executives across a broad range of human capital management topics, including culture, succession planning and development, compensation, and recruiting and retention.
The Board plays an integral oversight role in talent development by recognizing the importance of succession planning for the CEO and other key executives at CF Industries. To assist the Board, the chief executive officer prepares and distributes to the Board an annual report on succession planning for all senior officers of the company with an assessment of senior managers and their potential to succeed the chief executive officer and other senior management positions. In addition, the chief executive officer prepares, on a continuing basis, a short-term succession plan which delineates a temporary delegation of authority to certain officers of the company, if all or a portion of the senior officers should unexpectedly become unable to perform their duties.
BEYOND THE BOARDROOM
On-Site Visits to Nitrogen Manufacturing Facilities
In a typical year, most Board and committee meetings are held on-site at our headquarters or near other CF Industries facilities. Locating the Board and committee meetings on-site or near our headquarters or manufacturing locations allows our directors to deepen their understanding of the company and interact with on-site employees. In 2025, the Board visited our Donaldsonville complex to see firsthand the complex’s new carbon dioxide dehydration and compression unit. In 2022, our director Mr. Toelle led the Board and our executive officers on a tour of his 6,000 acre farm, as well as on a tour of a nearby state-of-the-art crop input distribution and grain processing center, owned by CHS Inc., one of the company’s largest customers, expanding the Board’s understanding of farming operations, agricultural innovations and developments, and business conditions faced by farmers and other stakeholders in the agricultural industry.
Director Orientation
All new members of the Board participate in the company’s new director orientation program led by members of senior management. The new director orientation program enables new members of the Board to quickly become active, knowledgeable and effective Board members. Orientation includes a visit to the company’s corporate headquarters for a personal comprehensive briefing by senior management on our business, financial position, strategic plans, significant financial, accounting and risk management issues, compensation practices, corporate governance and key policies and our principal officers and internal and independent auditors as well as the roles and responsibilities of our directors. In addition, within a few months of joining the Board, new directors visit one of our nitrogen manufacturing facilities to see our operations in person and learn about our manufacturing processes.
Continuing Education
All directors are encouraged to participate in outside continuing education programs to increase their knowledge and understanding of the duties and responsibilities of directors and the company, regulatory developments and best practices. The Board materials for every corporate governance and nominating committee meeting include a schedule and summary of upcoming relevant continuing education programs, sponsored by leading universities or other organizations, with any associated expenses to be reimbursed by the company. Directors who have participated in such programs share their lessons and insights with other members of the Board. The company also provides continuing director education through individual speakers who make relevant presentations in connection with Board meetings, for our directors to stay current and knowledgeable about the company’s industry, market and overall business environment. The company’s senior management also monitors pertinent developments in business, corporate governance and issues pertaining to the company and the industries in which it participates and regularly shares articles, reports and current events with directors. The corporate governance and nominating committee reviews the director education process to ensure the continuing education provided remains relevant and helpful.
Individual Discussions and Mentoring Management
Outside of regularly scheduled Board and committee meetings, our directors have discussions with each other, including with our chief executive officer and chief operating officer. Directors have access to management at any time and are encouraged to have small group or individual meetings, as necessary. Additionally, high-potential employees join members of the Board for dinners prior to on-site Board and committee meetings. These dinners are designed to give directors the opportunity to engage with employees directly and afford employees an opportunity to ask questions and get to know our directors.
SUSTAINABILITY AT CF INDUSTRIES
We believe we have an important role to play in solving some of the world’s greatest challenges, such as providing clean energy to the world, feeding a growing global population and protecting the environment. We also believe that our ability to integrate sustainable business practices into our strategy and operations is integral to delivering long-term value. That is why sustainability is an inherent part of how we run our business and part of our commitment to the communities where we live and work.
Sustainability Focus
At our core, CF Industries is a producer of ammonia. We use the Haber-Bosch process to fix atmospheric nitrogen with hydrogen from natural gas to produce anhydrous ammonia, whose chemical composition is NH3. We sell the ammonia itself or upgrade it to products such as granular urea, UAN and DEF. A majority of the ammonia and ammonia-derived products we manufacture are used as fertilizer, as the nitrogen content provides energy essential for crop growth. Other important uses of our products include emissions control.
Our strategy is to leverage our unique capabilities to accelerate the world’s transition to clean energy. Our unique capabilities include: advantaged production, unmatched distribution and logistics network, operational excellence and disciplined capital stewardship.
Our leadership in ammonia production enables us to drive continued operational excellence in our underlying business while investing in decarbonization technologies to produce ammonia with a lower carbon intensity than that of ammonia produced through traditional processes (“low-carbon ammonia”). These investments allow us to pursue demand for low-carbon ammonia and upgraded products for both traditional and new applications. Traditional applications include agriculture, where low-carbon nitrogen products can be used to reduce the carbon footprint of food production and the life cycle carbon intensity of ethanol production. New growth opportunities include power generation and marine shipping, which are hard-to-abate industries for which low-carbon ammonia offers a potential path to significantly lower carbon footprints as it does not contain or emit carbon when combusted.
For more information about our low-carbon ammonia projects, see “Proxy Statement Summary — Our Business and Strategy — Our Strategy”.
Sustainability Goals
In line with our commitment to the clean energy economy and our focus on sustainability, we have published goals covering critical environmental, societal, and workforce imperatives. These goals include a 25% reduction in Scope 1 CO2 equivalent emissions intensity by 2030 (compared to a 2015 baseline), a reduction in our Scope 3 emissions by 10% by 2030 (against a 2015 baseline) and net-zero Scope 1 and Scope 2 carbon emissions by 2050. You can read more about our sustainability goals on our corporate website.
Corporate Stewardship Reporting
We prepare an annual Corporate Stewardship Report which is posted on our corporate website. Our Corporate Stewardship Report is presented annually to the environmental sustainability and community committee. In response to increased interest from the investment community and our commitment to transparency, our sustainability reporting includes our Corporate Stewardship Report, which includes a Global Reporting Initiative (GRI) Index in accordance with GRI Standards, a Sustainability Accounting Standards Board (SASB) Index using the SASB framework for the chemicals industry, and a Task Force on Climate-Related Disclosures (TCFD) Index utilizing the TCFD disclosure recommendations. Additionally, we have committed to the UN Global Compact and report progress annually, and we engage in collaborative projects that advance the UN Sustainable Development Goals (SDGs). We seek to increase the level of transparency and detail of our sustainability reporting.
CORPORATE RESPONSIBILITY
Corporate responsibility and sustainability are inherent to our values and our “Do It Right” culture and an intrinsic part of our commitment to the communities in which we live and work.
Code of Corporate Conduct
Our commitment to ethical behavior is captured in our code of corporate conduct, which was adopted by the Board. The code is applicable to all of our directors, officers, and employees, all of whom must acknowledge receiving and reading the code annually. We provide annual code of corporate conduct and anti-corruption training to all employees.
A copy of our code of corporate conduct is available on our corporate website, www.cfindustries.com, or by writing to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. In the event of any amendments to, or waivers from, a provision of the Code of Corporate Conduct affecting the chief executive officer, chief financial officer, controller or persons performing similar functions, we intend to promptly post on our corporate website a description of the amendment or waiver as required under applicable SEC rules.
Policy on Insider Trading
We have adopted a Policy on Insider Trading applicable to our directors, officers, employees and certain other persons and entities (collectively, “covered persons”) that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations and any applicable listing standard. Among other things, our insider trading policy prohibits covered persons who are aware of any material nonpublic information about the company from, directly or indirectly through family members or other persons or entities as described in the policy, (i) transacting in our securities, except as provided for therein or (ii) recommending the purchase or sale of any of our securities. See “Compensation Discussion and Analysis — Other Compensation Governance Practices and Considerations — Trading, Hedging and Pledging Restrictions” for a discussion of prohibitions on speculative transactions in our securities. Our Policy on Insider Trading is filed as an exhibit to our 2025 Annual Report.
Political Contributions Report
We prepare a semiannual Political Contributions Report listing CF Industries’ political contributions. Each Political Contributions Report is posted on our corporate website, and presented to the environmental sustainability and community committee. Additionally, the Political

Contributions Reports set forth the United States trade associations and other similar nonprofit organizations to which the company annually pays dues of $20,000 or more and identify the portion of such dues that is used for advocacy and/or political activities by those associations and other organizations. The most recent Political Contributions Report and our code of corporate conduct, containing our corporate policies related to political activities and contributions, lobbying and related matters, are currently available on our corporate website.
Charitable Activities and Charitable Contributions Report
We also prepare a semiannual Charitable Contributions Report listing CF Industries’ charitable contributions that exceed $20,000. Each Charitable Contributions Report is posted on our corporate website. Most of our philanthropic and social outreach initiatives are locally based. This enables each of our facilities to address unique needs and opportunities in their respective communities. We have organized our corporate giving philosophy around four key pillars: environmental sustainability, STEM education and awareness, healthy food access and local community advancement. These pillars serve as our guidepost for our charitable giving philosophy. In addition, in 2025, approximately 800 CF Industries employees performed more than 5,800 hours of community service through our volunteer time off (VTO) program that provides paid time off for employees to volunteer in their communities with organizations that are part of the company’s giving campaign.
CF Industries Foundation
In December 2022, we formed a not-for-profit corporation, CF Industries Foundation, to advance the company’s philanthropic goals and develop programs that further our charitable objectives. In 2025, the CF Industries Foundation made grants to 42 different charitable organizations, totaling approximately $1.5 million. These contributions included: grants to support sponsored scholarships for local students studying STEM at certain 2-year and 4-year colleges and technical schools in Louisiana, Mississippi and Oklahoma; charitable donations to local food banks and other hunger relief organizations in Illinois, Iowa, Louisiana and Oklahoma, including funding for a third year a mobile grocery market and elementary school pantry in a community near one of our facilities; a multi-year grant to Ducks Unlimited, Inc. in support of its Iowa Water Quality Wetlands and Shallow Lake Restoration Programs; and a multiyear grant to One Acre Fund in support of its farmer-led tree-planting reforestation program in Africa. More information regarding the CF Industries Foundation and its activities is available on our corporate website, www.cfindustries.com/foundation.
SHAREHOLDER ENGAGEMENT
We believe that building positive relationships with our shareholders is critical to CF Industries’ success. We value the views of, and regularly communicate with, our shareholders on a variety of topics, such as our financial performance, environmental, social, and governance initiatives, executive compensation, human capital management, environmental sustainability, community relations, and related matters. Management shares the feedback received from shareholders with the Board. Our chair, our committee chairs, and other members of the Board may also be available to participate in meetings with shareholders as appropriate. Requests for such a meeting are considered on a case-by-case basis. Our engagement activities have resulted in valuable feedback that has contributed to our decision-making with respect to these matters.

We conduct shareholder outreach campaigns in the spring and in the fall. Our engagements in the spring are primarily focused on ballot items up for a shareholder vote at our annual meeting of shareholders. Our engagements in the fall generally focus on voting outcomes from our prior annual meeting of shareholders — including direct shareholder feedback on how they voted on ballot items — as well as our environmental, social, and governance activities and initiatives. The fall engagement also presents an opportunity to discuss with shareholders developments in their methodologies and analyses and potential future areas of focus.
In both the spring of 2025 leading up to our 2025 annual meeting of shareholders and during the fall of 2025 following our 2025 annual meeting of shareholders, we contacted shareholders comprising approximately 80% of our outstanding shares to invite them to engage with us. Combined, we engaged with shareholders representing approximately 50% of our outstanding shares, discussing with these shareholders the ballot items and voting outcomes from our 2025 annual meeting of shareholders as well as general governance, compensation, corporate responsibility and sustainability matters.
Further in June 2025, we hosted our investor day in New York where senior management presented to investors and prospective investors on the company’s strategic initiatives and capital allocation priorities, followed by a question and answer session.
COMMUNICATIONS WITH DIRECTORS
The Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board, any individual director, or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent c/o the corporate secretary to our principal executive offices at the address on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.
All communications received as set forth in the preceding paragraph will be opened by the office of the general counsel for the sole purpose of determining whether the contents represent a message to one or more of our directors and then forwarded promptly to each addressee. In the case of communications to the Board or any group or committee of directors, the office of the general counsel will distribute copies of the contents to each director who is a member of the Board or of the group or committee to which the correspondence is addressed.

DIRECTOR COMPENSATION
Non-employee directors receive compensation, including fees and reimbursements of expenses, for their service and dedication to the company. We recognize the substantial time and effort required to serve as a director of a large public company like ours. We believe that compensation for non-employee directors should be competitive and should encourage increased ownership of CF Industries stock through the payment of a portion of director compensation in shares of our stock. In order to further align the interests of our directors with the interests of our shareholders, our non-employee directors are required to achieve and maintain stock ownership with a market value equal to five times their annual cash retainer.
Our compensation and management development committee is responsible for reviewing director compensation and making recommendations to the Board. The committee reviews the compensation of our non-employee directors annually. In connection with its annual review of the compensation of our non-employee directors, the committee also authorizes its compensation consultant, Exequity LLP (“Exequity”), to work with our human resources department to compare the compensation of our non-employee directors with compensation paid to comparable directors at peer companies and the overall market based on the then most recent National Association of Corporate Directors survey on director compensation. See “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Other Compensation Governance Practices and Considerations — Role of the Compensation Consultant.” Based on this review, in May 2025, the Board, upon the recommendation of the compensation and management development committee, approved an increase of $10,000 in the amount of the annual cash retainers paid to all non-employee directors and the chair of the Board and an increase of $10,000 in the value of the annual restricted stock grant to non-employee directors and to the chair of the Board. Such $10,000 increases are included in the annual cash retainer amounts and the annual restricted stock grant amounts set forth under the headings “Annual Cash Retainer” and “Annual Restricted Stock Grant” below. The Board, upon the recommendation of the compensation and management development committee, decided to maintain at the 2024 level the additional annual cash retainer amounts paid to the chairs of the Board committees.
Annual Cash Retainer
All non-employee directors are entitled to an annual cash retainer of $125,000 ($205,000 in the case of the chair of the Board), payable quarterly. We do not pay meeting fees to our directors. Each new non-employee director will receive, upon joining the Board between annual meetings of shareholders, a full quarterly cash retainer, payable in advance (but without duplication), and will thereafter receive quarterly cash retainer payments along with the other non-employee directors. The chairs of the Board committees receive additional annual cash retainers in the following amounts, payable quarterly:
Audit committee chair	$22,500
Compensation and management development committee chair	$17,500
Corporate governance and nominating committee chair	$17,500
Environmental sustainability and community committee chair	$17,500
Annual Restricted Stock Grant
Each non-employee director will receive, upon joining the Board between annual meetings of shareholders, a restricted stock grant with a fair market value of $170,000 ($270,000 in the case of the chair of the Board), rounded to the nearest whole share. Thereafter, each continuing non-employee director will receive an annual restricted stock grant with a fair market value of $170,000 ($270,000 in the case of the chair of the Board), rounded to the nearest whole share, on the date of each annual meeting of shareholders. Assuming continuing service as a non-employee director, all shares of restricted stock will vest on the earlier of (x) the date of the first annual meeting of shareholders following the date of grant or (y) the first anniversary of the date of grant.

2025 Director Compensation
The following table sets forth cash and non-cash compensation with respect to the year ended December 31, 2025, for our non-employee directors. Mr. Will and Mr. Bohn receive no additional compensation for their service as directors.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Javed Ahmed	122,500	170,027	4,116	296,643
Robert C. Arzbaecher	126,875	170,027	4,116	301,018
Deborah L. DeHaas	139,375	170,027	4,116	313,518
John W. Eaves	140,000	170,027	4,116	314,143
Susan A. Ellerbusch	135,625	170,027	4,116	309,768
Stephen J. Hagge	202,500	269,960	6,573	479,033
Jesus Madrazo	122,500	170,027	4,116	296,643
Anne P. Noonan	126,875	170,027	4,116	301,018
Michael J. Toelle	135,625	170,027	4,116	309,768
Theresa E. Wagler	128,125	170,027	4,116	302,268
Celso L. White	122,500	170,027	4,116	296,643

(1)
Amounts in this column represent the annual cash retainers that our non-employee directors earned during 2025.

(2)
Amounts in this column represent the grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 of the restricted stock awards that we granted to the non-employee directors during 2025 pursuant to our 2022 Equity and Incentive Plan. Our assumptions with respect to the FASB ASC Topic 718 valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2025. Additional information with respect to these restricted stock awards is set forth above under the heading “Annual Restricted Stock Grant.” Outstanding unvested restricted stock awards as of December 31, 2025 were as follows: 2,074 shares for each of directors Ahmed, Arzbaecher, DeHaas, Eaves, Ellerbusch, Madrazo, Noonan, Toelle, Wagler and White and 3,293 shares for Mr. Hagge, chair of the Board.

(3)
Amounts in this column represent dividends on restricted stock.

COMMON STOCK OWNERSHIP
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information, as of March 5, 2026, concerning the beneficial ownership of each person known to us to beneficially own more than 5% of our common stock. The information in the table and the related notes is based on statements filed by the respective beneficial owners with the SEC pursuant to Sections 13(d) and 13(g) under the Exchange Act.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	12,757,112(3)	8.3%
State Street Corporation One Congress Street, Suite 1 Boston, Massachusetts 02114	7,849,106(4)	5.1%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	8,009,613(5)	5.2%
The Vanguard Group. 100 Vanguard Blvd. Malvern, PA 19355	24,066,823(6)	15.7%

(1)
Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed.

(2)
Unless otherwise indicated, percentages calculated based upon common stock outstanding as of March 5, 2026 and beneficial ownership of common stock as set forth in the statements on Schedule 13G filed by the respective beneficial owners with the SEC.

(3)
Based solely on a Schedule 13G (Amendment No. 20), dated April 24, 2025 and filed with the SEC on April 24, 2025, by BlackRock, Inc. (“BlackRock”), which discloses that BlackRock has sole power to vote or to direct the vote of 11,604,143 shares of common stock and sole power to dispose or to direct the disposition of 12,757,112 shares of common stock.

(4)
Based solely on a Schedule 13G, dated February 9, 2026 and filed with the SEC on February 9, 2026, by State Street Corporation (“State Street”), which discloses that State Street has sole power to vote or to direct the vote of 5,112,466 shares of common stock and sole power to dispose or to direct the disposition of 7,849,106 shares of common stock.

(5)
Based solely on a Schedule 13G (Amendment No. 10), dated May 14, 2025 and filed with the SEC on May 14, 2025, by T. Rowe Price Associates, Inc. (“T. Rowe Price”), which discloses that T. Rowe Price has sole power to vote or to direct the vote of 7,598,803 shares of common stock and sole power to dispose or to direct the disposition of 7,999,999 shares of common stock.

(6)
Based solely on a Schedule 13G (Amendment No. 14), dated February 13, 2024 and filed with the SEC on February 13, 2024, by The Vanguard Group (“Vanguard”), which discloses that Vanguard has shared power to vote or to direct the vote of 252,988 shares of common stock, sole power to dispose or to direct the disposition of 23,242,559 shares of common stock, and shared power to dispose or to direct the disposition of 824,264 shares of common stock.

COMMON STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT
The following table sets forth information, as of March 5, 2026, concerning the beneficial ownership of our common stock by:
•
each director or director nominee and each of our named executive officers; and

•
all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
Javed Ahmed	21,775	*
Robert C. Arzbaecher(3)	80,454	*
Deborah L. DeHaas	10,843	*
John W. Eaves	25,946	*
Susan A. Ellerbusch	5,933	*
Stephen J. Hagge	59,890	*
Jesus Madrazo	11,083	*
Anne P. Noonan	32,662	*
Michael J. Toelle	25,946	*
Theresa E. Wagler	35,074	*
Celso L. White	22,039	*
W. Anthony Will(4)	156,669	*
Christopher D. Bohn	142,963	*
Gregory D. Cameron(5)	—	*
Bert A. Frost	31,341	*
Susan L. Menzel	37,515	*
All directors and executive officers as a group (21 persons)	781,578	*

*
Less than 1%

(1)
Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, either individually or jointly or in common with the individual’s spouse, subject to community property laws where applicable.

(2)
The shares indicated include 2,074 shares for each of directors Ahmed, Arzbaecher, DeHaas, Eaves, Ellerbusch, Madrazo, Noonan, Toelle, Wagler and White and 3,293 shares for Mr. Hagge, in each case granted under our 2022 Equity and Incentive Plan, that have not yet vested. These shares of restricted stock can be voted during the vesting period. The table does not include restricted stock units or performance vesting restricted stock units granted to our executive officers under our 2022 Equity and Incentive Plan, as these awards cannot be voted during the vesting period.

(3)
The shares indicated include 20,165 shares held by the Arzbaecher Family Foundation.

(4)
Mr. Will retired as president and chief executive officer of the company, effective as of January 4, 2026. Thereafter he served as an employee and senior advisor until March 15, 2026, and he will retire from the Board effective as of the date of the Annual Meeting.

(5)
Mr. Cameron’s separation from the company was effective as of February 15, 2026.

POLICY REGARDING RELATED PERSON
TRANSACTIONS
We recognize that transactions with related persons can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of the company and its shareholders. Accordingly, as a general matter, it is our preference to avoid such transactions.
Nevertheless, we recognize that there are situations where related person transactions may be in, or not inconsistent with, the best interests of the company and its shareholders, including but not limited to situations where we may obtain products or services of a nature, quantity, or quality, or on other terms, that are not readily available from alternative sources, or when we provide products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or to employees generally.
In order to deal with the potential conflicts inherent in such transactions, our audit committee has adopted a written policy regarding related person transactions. For the purposes of this policy, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the company was, is, or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest, other than (a) transactions where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; (b) transactions involving services as a bank depositary of funds, transfer agent, registrar, or trustee under a trust indenture, or similar services; (c) transactions in which the interest of the related person derives solely from his or her service as a director of another entity that is a party to the transaction; or (d) transactions in which the interest of the related person derives solely from his or her ownership of less than 10% of the equity interest in another entity (other than a general partnership interest) which is a party to the transaction.
In addition, under our policy regarding related person transactions, transactions involving the purchase of products or services (other than personal or professional services) from an entity for which a director of the company or an immediate family member of a director serves as an executive officer are not considered to involve a material interest on the part of such director (and therefore are not considered related person transactions) if (i) the director did not participate in the decision on the part of the company to enter into such transactions, (ii) the transactions are made in the ordinary course of business and on substantially the same terms as those prevailing at the time for transactions with other unrelated third parties, and (iii) the amount paid in all transactions with any such entity in a twelve-month period is less than the greater of $500,000 or 1% of such entity’s consolidated gross revenues for the most recently completed fiscal year for which data is publicly available.
For purposes of the policy, a “related person” means:
•
any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the company or a nominee to become a director of the company;

•
any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•
any immediate family member of any of the foregoing persons; and

•
any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Under our policy regarding related person transactions, except as described below with respect to certain commercial transactions in the ordinary course of business, any proposed transaction with a related person may be consummated or amended only if approved through the following process:
•
The general counsel will assess whether the proposed transaction is a related person transaction for purposes of the policy.

•
If the general counsel determines that the proposed transaction is a related person transaction, the proposed transaction must be submitted to the audit committee for consideration at the next committee meeting or, in those instances in which the general counsel, in consultation with the chief executive officer or the chief financial officer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the chair of the audit committee (who has been delegated authority to act between committee meetings).

•
The audit committee, or where submitted to the chair of the committee, the chair, will consider all of the relevant facts and circumstances available to the committee or the chair, including (if applicable) but not limited to: (i) the benefits to the company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

•
The audit committee (or the audit committee chair) will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the company and its shareholders, as the committee (or the audit committee chair) determines in good faith.

•
The audit committee or the audit committee chair, as applicable, will convey the decision to the general counsel, who shall convey the decision to the appropriate persons within the company.

At the audit committee’s first meeting of each fiscal year, the committee will review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the company’s contractual obligations, the committee will determine if it is in the best interests of the company and its shareholders to continue, modify, or terminate the related person transaction.
In 2025, FMR LLC and certain of its direct and indirect subsidiaries (collectively, “Fidelity”) owned in the aggregate more than 5% of our outstanding common stock and, therefore, were considered related persons under our policy regarding related person transactions. We have agreements in place with Fidelity for Fidelity to provide administrative and trustee services for the company’s 401(k) plan, deferred compensation plan, health savings accounts (HSAs), and flexible spending accounts (FSAs). During 2025, Fidelity earned approximately $335,000 from us and approximately $250,000 from plan participants for these services. At its first meeting in 2025 and 2026, the audit committee reviewed and approved the transactions with, and ongoing administrative services from, Fidelity in accordance with our policy. As of the end of 2025, Fidelity has not reported owning more than 5% of our outstanding common stock. As a result, it will not be considered a related person under our policy regarding related person transactions so long as its ownership remains under 5%.
Our policy regarding related person transactions provides that no member of the audit committee will participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

PROPOSAL 2: ADVISORY VOTE TO APPROVE
COMPENSATION OF NAMED EXECUTIVE
OFFICERS (“SAY ON PAY”)
Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement, including in the Compensation Discussion and Analysis (CD&A) beginning on page 46 and the Executive Compensation tables and accompanying narrative discussion beginning on page 81. This proposal is commonly referred to as a “Say on Pay” proposal.
The Board and the compensation and management development committee believe that the compensation of the named executive officers is appropriate for the company and in the best interests of our shareholders over the long term. As discussed in more detail in the CD&A beginning on page 46, our compensation programs are intended to:
•
align the interests of our officers with those of our shareholders,

•
permit the company to remain competitive in the market for highly qualified management personnel,

•
provide appropriate incentives for attainment of both our short-term and long-term goals and

•
retain strong performers.

Accordingly, we are asking you to vote, on an advisory basis, FOR the adoption of the following resolution:
“RESOLVED, that the shareholders of CF Industries Holdings, Inc. approve the compensation of the CF Industries Holdings, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion.”
Because the vote on the “Say on Pay” proposal is advisory, it is not binding on the company. Although the advisory vote is non-binding, the Board and the compensation and management development committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
We currently hold an advisory vote on a “Say on Pay” proposal every year. Therefore, the next advisory Say on Pay vote will occur at our 2027 annual meeting of shareholders. Shareholders have an opportunity to cast an advisory vote on the frequency of “Say on Pay” proposals at least every six years. We currently expect that the next advisory vote on the frequency of the “Say on Pay” proposals will occur at our 2029 annual meeting of shareholders.
Board Recommendation
The Board unanimously recommends that you vote, on an advisory basis, FOR the Say on Pay proposal.

EXECUTIVE OFFICERS
Set forth below is certain biographical information for our executive officers other than Mr. Bohn (whose biographical information appears above under the heading “Director Nominee Biographies”). All of the executive officers of the company serve at the discretion of the Board. In the biographical information set forth below, the ages of our executive officers are as of March 5, 2026.
Linda M. Dempsey (age 62) has served as our vice president, public affairs since March 2020. Prior to joining CF Industries, Ms. Dempsey served from September 2012 to February 2020 as vice president, international economic affairs, for the National Association of Manufacturers, where she represented the manufacturing sector on international trade, investment, intellectual property and regulatory policies, legislation and agreements. Prior to the National Association of Manufacturers, Ms. Dempsey served as vice president of the Emergency Committee for American Trade from December 2000 to August 2012. Ms. Dempsey holds a B.A. in political science from The Pennsylvania State University and a J.D. degree from Boalt Hall School of Law, University of California at Berkeley.
Bert A. Frost (age 61) has served as our executive vice president and chief commercial officer since January 2026. He was previously our executive vice president, sales, market development, and supply chain, from July 2023 to January 2026, our senior vice president, sales, market development, and supply chain, from May 2016 to July 2023, our senior vice president, sales, distribution, and market development, from May 2014 to May 2016, our senior vice president, sales and market development, from January 2012 to May 2014, and our vice president, sales and market development, from January 2009 to December 2011. Before joining CF Industries in November 2008, Mr. Frost spent over 13 years with Archer Daniels Midland Company, where he served most recently as Managing Director — International Fertilizer/Inputs from June 2008 to November 2008 and Director — Fertilizer, Logistics and Ports Divisions, ADM — Brazil from April 2000 to June 2008. Earlier in his career, Mr. Frost held positions of increasing responsibility at Archer Daniels Midland and Koch Industries, Inc. He holds a B.S. degree from Kansas State University and he is a graduate of the Harvard Business School’s Advanced Management Program.
Richard A. Hoker (age 61) has served as our vice president and corporate controller and chief accounting officer since November 2007. Effective February 15, 2026, Mr. Hoker also became our interim chief financial officer and he will serve in such role until a permanent chief financial officer is appointed. Before joining CF Industries, Mr. Hoker spent over 11 years with Sara Lee Corporation, where he served most recently as vice president and controller from January 2007 to November 2007 and principal accounting officer from July 2007 to November 2007. Prior to being named controller, Mr. Hoker held other financial management positions of increasing responsibility at Sara Lee. Prior to joining Sara Lee, Mr. Hoker was a member of the financial advisory services consulting group at Coopers & Lybrand LLP in Chicago (now PricewaterhouseCoopers) and previously led teams in the firm’s audit practice. Mr. Hoker holds a B.S. degree in accounting from DePaul University and an M.B.A. degree in finance and accounting from the University of Chicago. He is a certified public accountant.
Ashraf K. Malik (age 60) has served as our senior vice president, manufacturing and distribution since September 2019. He was previously our vice president, site operations, from January 2012 to September 2019. Prior to joining CF Industries, Mr. Malik served as director of manufacturing for GrowHow UK Limited from 2007 to 2012. Earlier in his career, Mr. Malik held positions of increasing responsibility in engineering and operations management at Terra Industries Inc. and ICI plc. Mr. Malik holds a BSc degree in engineering from City, University of London. Mr. Malik has informed the company that he will retire from the company effective April 1, 2026.

Erik M. Mayer (age 45) has served as our vice president, clean energy and business development, since January 2026, with responsibility for advancing CF Industries’ clean energy and decarbonization initiatives as well as developing new business opportunities. He was previously our vice president, clean energy solutions, from March 2021 to November 2022 and from May 2024 to January 2026, our vice president, clean ammonia growth, from November 2022 to May 2024, and our vice president, product management, ammonia, from April 2019 to March 2021. He previously served in roles of increasing responsibility at our Donaldsonville complex focused on the development, construction, and operation of ammonia and downstream nitrogen product manufacturing assets, from September 2005 to April 2019. He was the overall project manager for the Donaldsonville Capacity Expansion Project from 2012 to 2016. Prior to joining CF Industries, Mr. Mayer was in product development engineering roles at Sony Electronics, from September 2003 through September 2005. He holds a B.S. degree in chemical engineering from the University of Florida and an M.B.A. from Northwestern University’s Kellogg School of Management.
Michael P. McGrane (age 52) has served as our senior vice president, general counsel and secretary since January 2026. He was previously our vice president, general counsel and secretary, from July 2023 to January 2026, our vice president, chief compliance officer and assistant secretary, from January 2016 to July 2023, and our associate general counsel and assistant secretary from September 2011 to January 2016. Prior to joining CF Industries, Mr. McGrane was an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where his practice concentrated on mergers and acquisitions, securities offerings, corporate governance, and general corporate and securities law matters. He holds a B.S. degree in accounting from the University of Illinois at Chicago and a J.D. degree from Chicago-Kent College of Law.
Susan L. Menzel (age 60) has served as our executive vice president and chief administrative officer since July 2023. She was previously our senior vice president, human resources, from October 2017 to July 2023. Prior to joining CF Industries, Ms. Menzel served as executive vice president, human resources, for CNO Financial Group, Inc., a holding company for a group of insurance companies operating throughout the United States, from May 2005 to October 2017. Prior to CNO Financial Group, she served as senior vice president, human resources for APAC Customer Services, Inc., and in roles of increasing responsibility for Sears, Roebuck & Co. and Montgomery Ward & Co., Incorporated. Ms. Menzel holds a bachelor’s degree in business administration and economics from Augustana College.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis discussion provides you with a detailed description of our compensation program for our named executive officers (NEOs) for 2025. It also provides an overview of our compensation philosophy and our policies and programs, which are designed to achieve our compensation objectives.
NAMED EXECUTIVE OFFICERS
Our NEOs for 2025 were:
Name	Title(1)
W. Anthony Will	President and Chief Executive Officer(2)
Gregory D. Cameron	Executive Vice President and Chief Financial Officer(3)
Christopher D. Bohn	Executive Vice President and Chief Operating Officer(2)
Bert A. Frost	Executive Vice President, Sales, Market Development, and Supply Chain(4)
Susan L. Menzel	Executive Vice President and Chief Administrative Officer

(1)
Represents the NEO’s position as of December 31, 2025.

(2)
Effective January 4, 2026, Mr. Will retired as President and Chief Executive Officer, and Mr. Bohn succeeded him as President and Chief Executive Officer. Mr. Will thereafter served as an employee and senior advisor until March 15, 2026.

(3)
Mr. Cameron’s separation from the company was effective as of February 15, 2026.

(4)
Mr. Frost was promoted to Executive Vice President and Chief Commercial Officer effective as of January 12, 2026.

OVERVIEW OF OUR BUSINESS AND STRATEGY
Business Overview and Corporate Strategy
Our mission is to provide clean energy to feed and fuel the world sustainably. With our employees focused on safe and reliable operations, environmental stewardship, and disciplined capital and corporate management, we are on a path to decarbonize our ammonia production network — the world’s largest — to enable low-carbon hydrogen and nitrogen products for energy, fertilizer, emissions abatement and other industrial activities. Our value chain consists of manufacturing complexes in the United States, Canada and the United Kingdom, an extensive storage, transportation and distribution network in North America, and logistics capabilities enabling a global reach. In July 2025, we completed a significant decarbonization project at our Donaldsonville, Louisiana, complex to enable the production of low-carbon ammonia. Additionally, we are executing further decarbonization projects in our existing network and constructing a greenfield low-carbon ammonia plant at our Blue Point complex to drive our strategy to leverage our unique capabilities to accelerate the world’s transition to clean energy.
For more information on our business, see “Item 1. — Business” and “Item 7. — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Annual Report.
Our Strategy
At our core, CF Industries is a producer of ammonia. We use the Haber-Bosch process to fix atmospheric nitrogen with hydrogen from natural gas to produce anhydrous ammonia, whose chemical composition is NH3. We sell the ammonia itself or upgrade it to products such as granular urea, UAN and DEF. A majority of the ammonia and ammonia-derived products we manufacture are used as fertilizer, as the nitrogen content provides energy essential for crop growth. Other important uses of our products include emissions control.
Our strategy is to leverage our unique capabilities to accelerate the world’s transition to clean energy. Our unique capabilities include: advantaged production, unmatched distribution and logistics network, operational excellence and disciplined capital stewardship.
Our leadership in ammonia production enables us to drive continued operational excellence in our underlying business while investing in decarbonization technologies to produce ammonia with a lower carbon intensity than that of ammonia produced through traditional processes (“low-carbon ammonia”). These investments allow us to pursue demand for low-carbon ammonia and upgraded products for both traditional and new applications. Traditional applications include agriculture, where low-carbon nitrogen products can be used to reduce the carbon footprint of food production and the life cycle carbon intensity of ethanol production. New growth opportunities include power generation and marine shipping, which are hard-to-abate industries for which low-carbon ammonia offers a potential path to significantly lower carbon footprints as it does not contain or emit carbon when combusted.
Decarbonizing our existing network
At our Donaldsonville and Yazoo City complexes, our decarbonization projects are leveraging carbon capture and sequestration (CCS) to enable us to convert a portion of our existing ammonia production to low-carbon ammonia production. CCS requires the construction of carbon dioxide (“CO2”) dehydration and compression units to enable process CO2 captured from the ammonia production process to be transported and sequestered, which prevents approximately 60% of the CO2 generated by ammonia production from being emitted to the atmosphere. For each facility we have contracted with ExxonMobil to transport and permanently store the captured CO2.
In July 2025, construction, commissioning and start-up of the dehydration and compression unit at our Donaldsonville complex was completed for a total cost of approximately $200 million. The dehydration and compression unit enables the transportation and permanent geological sequestration of up to 2 million metric tons of CO2 annually, depending on gross ammonia production and consumption of CO2 for upgraded products. This sequestered CO2 would otherwise be emitted into the atmosphere. ExxonMobil, our CCS partner for this project, is transporting and permanently storing the CO2. The project qualifies for tax credits under Section 45Q of the Internal Revenue Code (“45Q Tax Credits”), which provide a tax credit per metric ton of CO2 captured and disposed of in secure geological storage. As a result of the Donaldsonville CCS project, we have the capacity to produce up to approximately 1.9 million tons of low-carbon ammonia annually at our Donaldsonville complex.
Construction of the dehydration and compression unit at our Yazoo City complex is expected to cost approximately $100 million. At Yazoo City, CCS is expected to commence in 2028, following construction, commissioning and start-up, and annually is expected to enable the transportation and sequestration of up to approximately 500,000 metric tons of CO2 that would otherwise have been emitted into the atmosphere. The Yazoo City CCS project is expected to qualify for 45Q Tax Credits, which provide a tax credit per metric ton of CO2 captured and disposed of in secure geological storage.
In the fourth quarter of 2025, we completed a nitric acid plant abatement project at our Verdigris complex. The abatement project is expected to significantly reduce nitrous oxide emissions from the plant, lowering CO2 equivalent (CO2e) emissions by over 600,000 metric tons on an annual basis.
Blue Point joint venture
On April 8, 2025, we formed the Blue Point joint venture with JERA Co., Inc. (“JERA”), Japan’s largest energy company, and Mitsui & Co., Ltd. (“Mitsui”), a leading global investment and trading company, to construct a low-carbon ammonia production facility at our Blue Point complex located in Modeste, Louisiana. We hold 40% ownership, JERA holds 35% ownership, and Mitsui holds 25% ownership in the Blue Point joint venture.
The Blue Point joint venture is expected to construct an autothermal reforming (“ATR”) ammonia production facility with a CO2 dehydration and compression unit to prepare captured CO2 for transportation and sequestration. Engineering, equipment procurement and pre-construction activities at our Blue Point complex began in the second quarter of 2025. Construction of the ammonia production facility is expected to begin in 2026, with low-carbon ammonia production expected to begin in 2029. We are responsible for overseeing and managing the development, construction, operation and maintenance of the ammonia production facility under contracts with the Blue Point joint venture. We, JERA and Mitsui are required to purchase low-carbon ammonia produced by the Blue Point joint venture in accordance with our respective ownership percentages once production commences.

We estimate that the cost of the low-carbon ATR ammonia production facility with CCS technologies will be approximately $3.7 billion. The low-carbon ammonia production facility is designed with an annual nameplate capacity of approximately 1.4 million metric tons (approximately 1.5 million tons) and is expected to capture greater than 95% of the CO2 generated from its production of ammonia. The facility is expected to capture, compress and dehydrate approximately 2.3 million metric tons of CO2 annually. The ammonia production facility is expected to qualify for 45Q Tax Credits, which provide a tax credit per metric ton of CO2 captured and disposed of in secure geological storage.
In addition, we plan to invest approximately $550 million to build scalable infrastructure at our Blue Point complex to supply the ammonia production facility with services, including product storage and vessel loading. We will own and operate this infrastructure, and the Blue Point joint venture will compensate us for these services.
Low-carbon ammonia demand
We believe that our decarbonization projects provide us with benefits: progress toward our long-term emissions reduction goals, a significant return profile, and a differentiated product offering to existing and new customers.
In 2025, we completed our first sales of low-carbon ammonia at a premium to traditional ammonia consumers in Europe and Africa as they began to establish a low-carbon ammonia supply chain. We expect continued demand growth for low-carbon ammonia and upgraded products into Europe as customers seek to reduce the additional costs imposed by the European Union’s regulations, including the carbon border adjustment mechanism in respect of GHG emissions associated with the production of imported ammonia and upgraded products.
In 2025, our expectation that there is developing demand for low-carbon ammonia for new applications of our products was confirmed through our joint venture partners, JERA and Mitsui. They have committed low-carbon ammonia volumes from the Blue Point joint venture for power generation and steel production, among other uses, which represent new applications for our products. In December 2025, both JERA and Mitsui were certified as a Supplier of Low-Carbon Hydrogen and its Derivatives by Japan’s Ministry of Economy, Trade and Industry. The certifications were granted under the “Support Focusing on the Price Gap” scheme established in accordance with the Hydrogen Society Promotion Act.
We believe that execution of our strategy and development of the market for low-carbon ammonia will provide significant growth opportunities and generate sustainable long-term value for all of our stakeholders.
2025 Performance Highlights
Operating Results
Net Earnings Attributable to Common Stockholders	Earnings Per Diluted Share	EBITDA(1)	Adjusted EBITDA (As Reported)(1)	Net Cash Provided by Operating Activities
$1.46 Billion	$8.97	$2.78 Billion	$2.89 Billion	$2.75 Billion
Annual Incentive Plan Performance Metrics
Financial Metric	Clean Energy & Network Optimization Metric	Process Safety Metric
Adjusted EBITDA(2)	Clean Energy & Network Optimization Milestones(3)	Behavioral Safety Gate Threshold(4)	Timely Completion Percentage(5)
$2.88 Billion	Achieved 5 milestones	Achieved 99.4%	Achieved 99.9%
Target: $2.1 Billion	Target: 3 milestones	Threshold: ≥ 95%	Target: 95%

In 2024, nitrogen product prices had declined from the higher levels seen in recent prior years as lower global energy costs reduced the global market clearing price required to meet global demand. Going into 2025, benchmark pricing curves indicated more stable product prices as compared to recent years, although nitrogen product prices were projected to be lower as a result of incremental global supply on relatively flat demand compared to 2024. Partially offsetting the expected lower product prices was higher sales volume. The company expected increased production from its network in 2025, primarily driven by higher ammonia production, as weather-related production outages and unplanned downtime that impacted 2024 were not expected to recur. Energy spreads were expected to continue to favor the company’s North American-based production network, but domestic natural gas prices were projected to increase for 2025 relative to 2024. As a result, the compensation and management development committee set the target performance level for the Financial Metric at $2.1 billion of Adjusted EBITDA. This target is below the company’s 2024 performance, with projected lower product prices and higher natural gas costs partially offset by higher sales volume from increased production.
Actual financial results in 2025 greatly exceeded the company’s forecasts, driven by strong execution by the CF Industries team and underpinned by global nitrogen industry dynamics. Average selling prices for all of our major products were higher due primarily to strong demand for all nitrogen products, global supply disruptions due to geopolitical issues, and unexpected production outages in the Middle East. Higher sales prices were partially offset by higher realized gas costs driven by a tighter supply and demand balance. The company’s facilities ran well in 2025 and production volumes were consistent with expectations.
Additionally, the company continued to deliver on its strategic priorities and create long-term shareholder value.
Safety	As of December 31, 2025, the company’s 12-month average recordable incident rate was 0.26 incidents per 200,000 work hours — an industry leading result
Operational Excellence	Long-term asset utilization over the last five years is approximately 10% higher than the average utilization rate of our North American competitors
Efficiency	SG&A costs as a percentage of sales remained among the lowest in both the chemicals and fertilizer industries in 2025
Return to Shareholders	Returned $1.69 billion to shareholders in 2025 through $1.37 billion in share repurchases and $326 million in dividend payments
Clean Energy Commitment	We are taking significant steps to decarbonize our own production network and support a global hydrogen and clean fuel economy, through the production of low-carbon ammonia

(1)
EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income) — net, income taxes and depreciation and amortization. Adjusted EBITDA as reported is defined as EBITDA adjusted for selected items as shown in Appendix A. See Appendix A for reconciliations of EBITDA and adjusted EBITDA as reported to the most directly comparable GAAP measures.

(2)
See “— Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program — Our Metrics Defined” for the definition of Adjusted EBITDA for purposes of our annual incentive plan. Adjusted EBITDA as defined under our annual incentive plan may differ from the company’s adjusted EBITDA as reported due to further adjustments permitted under the terms of the annual incentive plan and approved by the compensation and management development committee. For 2025, the difference between Adjusted EBITDA as reported of $2.89 billion and Adjusted EBITDA as defined under our annual incentive plan of $2.88 billion was due to $25 million of EBITDA of asset impairment related to the Yazoo City incident that was excluded from the calculation of Adjusted EBITDA as reported, but included in the calculation of adjusted EBITDA under our annual incentive plan calculation, and $8 million related to system implementation costs that was excluded from the calculation of Adjusted EBITDA under our annual incentive plan.

(3)
The completion of specified clean energy and network optimization milestones relating to the advancement of our clean energy strategy and sustainability goals and the development and implementation of systems and processes to support our strategic initiatives, including the successful implementation of a new asset management and procurement system across eight North American locations, the completion of the construction and commissioning of the Donaldsonville CCS project and certain actions related to the certification and sales of low-carbon products.

(4)
The Process Safety Metric has a behavioral safety gate threshold. If at least 95% of all individual safety scores of all employees at manufacturing sites were “80 points” or better for the year, the safety performance gating requirement would be achieved. If the safety performance gating requirement was not achieved, there would be no payout under the Process Safety Metric.

(5)
The completion of scheduled safety critical equipment inspections on schedule and timely management of changes (MOCs).

Shareholder Returns
The global nitrogen industry is cyclical, and our operating results are highly dependent upon and fluctuate based upon changes in supply and demand of nitrogen products as well as for natural gas, which is our principal feedstock. Additionally, we execute our strategy and evaluate our performance over a full cycle for our industry, which typically occurs over multiple years. As a result, we believe it is important to view total shareholder return over a longer time horizon than just one year. The following table shows the cumulative total shareholder return (“TSR”), assuming the reinvestment of dividends, for our common stock and certain peer group companies for the 1-, 3-, 5-, 7-, and 10-year periods ended December 31, 2025.
Each of Nutrien, Ltd. (“Nutrien”), The Mosaic Company (“Mosaic”) and Yara International ASA (“Yara”) are a publicly traded manufacturer of agricultural chemical fertilizers. For purposes of calculating the TSR of CF Industries, Nutrien, Mosaic and Yara for the 1-, 3-, 5-, 7-, and 10-year periods ending December 31, 2025, the beginning stock price for each peer group company was established by its respective closing price on the last trading day immediately preceding January 1 of the first fiscal year of the applicable measurement period. For Yara, we used its home exchange stock prices, converted into U.S. dollars, for TSR calculation purposes. For Nutrien, which was formed through the merger of Agrium, Inc. (“Agrium”) and Potash Corporation of Saskatchewan Inc. (“Potash Corp”), the TSR includes (i) the stock prices for Agrium and Potash from December 31, 2015 through December 31, 2017, (ii) the cumulative investment in each of Agrium and Potash Corp, assuming dividend reinvestments up to December 31, 2017, converted into shares of Nutrien on January 2, 2018 using the exchange ratio in the merger of equals transaction consummated on that date, and (iii) the stock price for Nutrien from January 2, 2018 through December 31, 2025.

COMPENSATION PROGRAM OVERVIEW
Compensation Program Highlights
Our executive compensation practices are overseen and administered by the compensation and management development committee, which is composed exclusively of independent directors. The committee is responsible for designing an executive compensation program — including approving any changes to it — that effectively incentivizes our executives to create long-term value for our shareholders.
	Summary		More Details
Compensation Philosophy	Our compensation philosophy seeks to align the interests of our employees and our shareholders through focusing on the total compensation (base salary, short-term incentives, long-term incentives, and benefits) of our employees, including our executive officers. We seek to benefit from this strategy by attracting key talent, retaining strong performers, increasing productivity, and maximizing operational and financial results, while also implementing compensation programs that are cost effective, market competitive, and sustainable across business cycles.		P. 54
Key Elements of Compensation Program	Salary	Paid in line with individual performance and contribution to company goals and aligned to competitive market data	P. 55; 59
Annual Cash Incentives
The amount of the actual incentive earned is determined based on our level of achievement of four performance metrics:
•
60%: level of achievement of Adjusted EBITDA* (Financial Metric)

•
30%: level of achievement of specified milestones aligned with the company’s clean energy strategy and sustainability goals and the optimization of its network to support the implementation of strategic initiatives (Clean Energy & Network Optimization Metric)

•
10%: level of achievement of the completion of safety critical equipment inspections on schedule and timely management of changes, subject to first achieving a gating level of behavioral safety practices goals (Process Safety Metric)

P. 55; 59-65
Long-Term Equity Incentives
A specified dollar-denominated value is split between two equity award types:
•
60%: performance vesting restricted stock units (“PRSUs”) (3-year cliff vesting based on average return on net assets (“RONA”)* over three one-year periods, and a TSR modifier that can decrease or increase payout by up to 20)%

•
40%: restricted stock units (“RSUs”) (3-year ratable vesting)

P. 55; 66-71
Rigorous Benchmarking and Incentive Target Setting	Benchmarking
Our target total direct compensation is targeted at the 50th percentile of our Industry Reference Group, which is composed of 19 companies in related industries, and the overall general industry market data.
P. 57
Incentive Metrics and Performance Levels
•
We utilize performance metrics for our incentive compensation programs that align executive interests with those of our shareholders.

•
Executives are focused on achieving top performance across metrics that are directly tied to shareholder value creation and our core strategic objectives.

•
The compensation and management development committee considers the previous year’s financial performance, market trends and the company’s annual business plan when setting goals and targets for our incentive compensation programs.

•
The performance metrics and target performance levels reflect the inherent cyclicality of our business.

P. 55-58; 58-65; 66-71
Leading Compensation Governance Practices	Our leading compensation governance practices include:
	Strong pay-for-performance alignment	No employment agreements
	Clawback policy covering incentive awards	No repriced stock options
	Stock ownership guidelines	Minimal perquisites
	Performance metrics that align executive interests with interests of shareholders	Executive officers are prohibited from hedging or pledging our stock
	A majority of compensation for CEO and other executive officers is performance-based, at risk, and paid in equity	No new excise tax gross-ups after 2011 (No NEOs, other than Mr. Frost, have such gross-up)

*
For the definitions of Adjusted EBITDA and RONA, see “— Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program — Our Metrics Defined.” Adjusted EBITDA as defined under our annual incentive plan may differ from the company’s adjusted EBITDA as reported due to further adjustments permitted under the terms of the annual incentive plan and approved by the compensation and management development committee.

2025 Target Total Compensation
The compensation and management development committee believes the majority of compensation should be composed of awards that are performance-based, with direct ties to the company and individual employee performance. The significant majority of each NEO’s target compensation is at-risk based on company performance.
2025 Target Total Direct Compensation Mix
The following graphs illustrate the mix of total target direct compensation for our chief executive officer and for our other named executive officers for 2025:
AIP:
Annual Incentive Plan (annual bonus), cash settled

LTIP:
Long-Term Incentive Plan, denominated in equity

2025 CEO Target Total Compensation
The compensation and management development committee approved our CEO’s base salary and target values of his annual incentive award and long-term incentive award for 2025. The base salary and target annual incentive for 2025 were unchanged from those in effect for 2024 due to base salary and target annual incentive compensation continuing to be in line with our Industry Reference Group (described in greater detail below) and the overall general industry survey data. In consultation with its independent compensation consultant, the compensation and management development committee determined that our CEO’s target long-term incentive award to be granted in 2025 should be increased, compared with the target that was in effect for 2024. This amount is in line with our Industry Reference Group and the overall general industry survey data, further aligns pay delivery with long-term performance, and reflects trends in executive compensation generally. The committee believes the minimal changes to the CEO’s target total compensation over several years underscore that our executive compensation program is appropriately aligned with performance and that salaries and the target value for incentive awards are appropriately benchmarked.
Pay Element	2025	2024	% Change
Salary	$1,400,000	$1,400,000	0%
Target Annual Incentive Level	150%	150%	0%
Target Annual Incentive ($)	$2,100,000	$2,100,000	0%
Target Long-Term Incentive	$8,000,000	$7,500,000	7%
CEO Total Target Compensation	$11,500,000	$11,000,000	5%

Shareholder Engagement
The Board recognizes the importance of executive compensation decisions to our shareholders. The annual say-on-pay advisory vote provides our shareholders with the opportunity to:
•
Evaluate our executive compensation philosophy, policies and practices;

•
Evaluate the alignment of the compensation of our NEOs with our results; and

•
Cast an advisory vote to approve the compensation of our NEOs.

At the 2025 annual meeting of shareholders, the say-on-pay advisory vote received majority support, with approximately 94% of the votes cast in favor of our executive compensation policies, practices and determinations. The Board encourages an open and constructive dialogue with shareholders on compensation to ensure alignment on policies and practices.
We invite all shareholders to provide feedback to us on our compensation programs. As discussed in “Proposal 1: Election of Directors — Corporate Governance Shareholder Engagement” and the Board’s statement in opposition to “Proposal 4: Shareholder Proposal Regarding Shareholder Approval Requirement for Excessive Golden Parachutes,” we extended engagement requests to shareholders representing approximately 80% of outstanding shares during both our spring and fall outreach campaigns. Shareholders who provided feedback on our compensation programs generally reported that executive compensation at CF Industries was reasonable and well-aligned to performance. No consistent or prevalent concerns were raised from our engagements.
We will continue to regularly review (along with our outside compensation consultant) our executive compensation programs to ensure alignment with our compensation philosophy, and we are committed to continuing our dialogue with shareholders so that we can be proactive in responding to emerging industry trends and be responsive to shareholder concerns.
COMPENSATION DISCUSSION AND ANALYSIS: IN DETAIL
Compensation Philosophy
Our compensation and management development committee has adopted a compensation philosophy that seeks to align the interests of our employees and our shareholders through focusing on the total compensation (base salary, short-term incentives, long-term incentives, and benefits) of our employees, including our NEOs. We seek to benefit from this strategy by attracting key talent, retaining strong performers, increasing productivity, and maximizing operational and financial results, while also implementing compensation programs that are cost effective, market competitive, and sustainable across business cycles.
Our executive compensation program is designed to reward executives for their contributions to our short-term and long-term results. Annual cash incentive compensation is based on the achievement of annual performance goals while the majority of executives’ long-term incentive opportunity is based on performance against criteria that are correlated with both annual and long-term shareholder value.
Our goal is to provide direct compensation to our NEOs that is market competitive with other comparable companies. To obtain a general understanding of current compensation practices, the compensation and management development committee received in 2025 a market assessment from its independent outside compensation consultant, Exequity LLP (“Exequity”), that was derived from published survey compensation data, which Exequity adjusted for variations in revenue among the included companies. To further gauge the competitiveness of our total compensation offering, we also compare ourselves against our Industry Reference Group, which is a group of 19 similar companies in related industries. Additional information regarding this group of companies is set forth below under the heading “Use of Industry Reference Group.”
Incentive opportunities are structured in a way that recognizes our cyclicality and emphasis on a team-based culture.

Key Elements of NEO Compensation Program
Component	Key Characteristics and Rationale
Salary
•
We seek to pay salaries in line with individual performance and contribution to company goals.

•
In the aggregate, base salaries of our NEOs are targeted at the median of the peer group companies in our Industry Reference Group and the overall general industry market data from the outside compensation consultant’s market assessment. Individual performance and potential, relative criticality of the individual position in relation to achievement of the company’s goals, and business affordability are also considered in determining base salaries.

•
To maintain our desired market position, we conduct annual salary reviews.

Short-Term Incentives
•
Variable compensation component that provides executive officers and other employees with the opportunity to earn additional annual cash compensation beyond base salary.

•
The role of short-term incentives is to reward and encourage the achievement of annual financial results and other specified corporate performance goals.

•
Short-term incentives are also targeted at the market median, and achievement of these awards depends on attaining corporate performance goals.

•
Adjusted EBITDA has been a cornerstone of our annual short-term incentive program, comprising a 50% weighting of the performance metric in 2016, a 75% weighting in 2017 – 2020, an 80% weighting in 2021 and 2022 and a 60% weighting in 2023, 2024 and 2025.

•
The 2025 short-term incentive program also included a clean energy strategy and the network optimization metric comprising 30% and a process safety metric comprising 10%.

Long-Term Incentives
•
Variable compensation component that focuses on enterprise value creation and employee retention. Long-term incentives are provided through annual stock-based awards.

•
Participation is extended to executive officers and other key employees. Eligibility guidelines with award ranges reflecting position responsibility levels and competitive market practices are updated annually. The guidelines allow for individual variation in long-term incentives based on performance level, potential contribution, and value to the business.

•
In general, long-term incentives for our executive officers are targeted at the market median with the opportunity to receive above market awards for excellent performance.

•
Long-term incentive awards granted to our NEOs in connection with setting target compensation are based on a specified dollar-denominated value, which since 2018 has been split among two different award types — 60% PRSUs and 40% RSUs.

•
PRSUs awards are subject to three-year vesting criteria based on:

◦
Average return on net assets (RONA) over three one-year periods

◦
A modifier pursuant to which the number of shares earned based on RONA performance may be increased or decreased by up to 20% based on our three-year TSR performance against a threshold, target, and maximum level of performance

Compensation Metrics Tie to Business Strategy
The compensation and management development committee selects performance metrics for our incentive compensation programs that align executive interests with those of our shareholders. Executives are focused on achieving top performance across metrics that are directly tied to shareholder value creation and our core strategic objectives, as indicated below:
Annual Incentives
Metric	Alignment
Adjusted EBITDA	Adjusted EBITDA is the primary metric by which we measure our profitability and by which investors measure our performance
Completion of specified clean energy and network optimization milestones	Aligns with the company’s focus on decarbonizing its existing ammonia production network, creating low-carbon ammonia capacity and supporting and accelerating the global transition to a clean energy economy
Timely Completion Percentage for Inspections and MOCs, Subject to Behavioral Safety Practices	Underscores our focus on safely operating our facilities, our commitment to CF Industries’ “Do It Right” culture, and our constant efforts to drive workplace safety. Operating in a safe and responsible manner is a core value and an integral part of what sets CF Industries apart to all our stakeholders
Long-Term Incentives
Metric	Alignment
Return on Net Assets (RONA)	RONA is correlated with long-term TSR performance and is viewed as an indicator of the results of management’s operating decisions
Total Shareholder Return	Explicitly links executive incentives with shareholder value creation
Our Metrics Defined
As described above, our annual incentive plan uses Adjusted EBITDA as its primary performance metric and our long-term incentive program uses average return on net assets, or RONA, for the PRSU three-year performance criteria.
•
EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income tax provision (benefit) and depreciation and amortization less depreciation and amortization in noncontrolling interest and loan fee amortization included in both interest expense-net and depreciation and amortization.

•
Adjusted EBITDA is defined under the annual incentive plan as EBITDA plus: (i) unrealized mark-to-market losses (gains) on hedges; (ii) unrealized and realized losses (gains) associated with foreign exchange on intercompany loan activity or foreign denominated payables and receivables; (iii) acquisition or disposition related transaction costs or fees; (iv) integration costs for acquisitions; (v) losses (gains) or costs on the disposition or formation of joint ventures; (vi) restructuring, exit, impairments, system implementation, or process reengineering costs or similar types of costs; (vii) non-budgeted, non-capitalized strategic initiatives (e.g. clean energy) project costs; (viii) losses (gains) recognized due to the acquisition or disposal of a business or group of assets, that represents a major portion of the business; (ix) losses (gains) associated with regulatory changes (e.g. regulatory tax code changes); and (x) losses (profits) associated with divestitures (acquisitions) completed during the year.
•
Average Return on Net Assets (RONA) is determined by reference to the ratio (expressed as a percentage) of Adjusted EBITDA divided by average operational assets. The “average operational assets” denominator of this metric is determined under the long-term incentive program essentially as the simple average of the beginning and year-end values for total assets as adjusted for certain items, including: (i) cash and cash equivalents; (ii) restricted cash; (iii) short-term investments; (iv) investments in marketable equity securities; (v) prepaid income taxes; (vi) total current liabilities; (vii) long-term deferred income taxes; (viii) other noncurrent liabilities; (ix) assets associated with major capital projects, strategic initiatives or joint ventures (as approved by the compensation and management development committee); (x) net assets associated with acquisitions and divestitures completed during the year; (xi) asset or liability changes associated with regulatory changes (e.g. regulatory tax code changes); (xii) short-term debt or notes payable included in current liabilities; and (xiii) short-term lease liabilities.

The Compensation Process
Allocation of Compensation Elements
We provide a mixture of cash compensation and non-cash compensation to our NEOs. The cash portion consists primarily of base salaries and short-term incentive awards. The non-cash portion consists primarily of stock-based long-term incentive awards.
Our allocation among base salary, short-term incentives, and long-term incentives varies significantly by management level, reflecting individual responsibility levels and competitive market practices. In general, our more senior executive officers receive a greater percentage of their total expected compensation in the form of incentives (particularly long-term incentives) and a correspondingly lower percentage in the form of salary.
In addition to using benchmark survey data, we also consider internal factors that may cause us to adjust particular elements of an individual executive officer’s compensation. These factors may include an individual’s operating responsibilities, management level, tenure, potential, and performance in the position.
To assist in its evaluation, our compensation and management development committee reviews the details of an executive’s historical and proposed compensation as described below, including a review of our NEOs’ existing base salaries and target annual incentive levels in connection with the approval of their new base salaries and target annual incentive levels for the following year.
In addition, four times per year the compensation and management development committee reviews reports regarding our NEOs’ holdings and transactions involving our stock, including our NEOs’ holdings of stock and long-term stock-based incentive awards, stock option exercises, purchases, sales and gifts of stock, and surrenders of vested shares in order to satisfy withholding tax requirements, as applicable.
Compensation Benchmarking
Our target total direct compensation is targeted at the 50th percentile of our Industry Reference Group and the overall general industry market data from the outside compensation consultant’s market assessment. The compensation and management development committee considers skills, performance, capabilities, experience, criticality of the role, and the future potential of each NEO in setting actual compensation; therefore, target total direct compensation can be above or below the 50th percentile for different NEOs.

Committee Process for Incentive Target-Setting
The compensation and management development committee considers the previous year’s financial performance, market trends and the company’s annual business plan when setting goals and targets for our incentive compensation programs. Management prepares the company’s annual business plan and reviews it in detail with the Board. Management prepares the annual business plan through a rigorous process utilizing a combination of factors, including management’s view of current industry conditions, recent historical performance, internal forecasts, as well as external public market indicators.
Our industry is inherently cyclical, and our financial results are significantly impacted by the pronounced effects of highly volatile commodity prices for our nitrogen products as well as for natural gas, which is our principal feedstock. As a result, the industry conditions in existence during any given fiscal year can be dramatically different from, and have no significant bearing on, the conditions that will exist in the following year. Accordingly, the target performance levels set by the compensation and management development committee for our annual incentive program for any given year may be higher or lower or unchanged from the levels set in the prior year.
In addition to cyclicality, the calendar timing of the compensation and management development committee’s decision-making process around target-setting for our incentive compensation programs is particularly important to understanding its limited visibility into certain external factors that have the potential to significantly impact our financial and operating results, including natural gas prices, international trade policies, geopolitics, currency fluctuations, weather, etc.
Illustrative Timeline for Compensation and Management Development Committee Process
May	October	December
• Review of current compensation trends and issues • Independent compensation consultant provides an analysis of current and potential peers based on strategy, business structure, and industry
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Evaluation of STI and LTI program outcomes against overall program design, stated goals, and alignment with strategy

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Review of current/future compensation program objectives, design, and goals

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Review of proxy peer analysis and overall general industry benchmark market data against our NEOs’ compensation

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STI and LTI metrics for upcoming year established

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Completion of internal budget forecasting, incorporating supply-demand forecasts with external market prices such as natural gas futures strips

•
Setting STI and LTI performance goals and targets taking into account the previous year’s financial performance, market trends and the company’s annual business plan

Review and Approval of 2025 Cash Compensation
In setting cash compensation levels for 2025, the compensation and management development committee reviewed the base salaries and target annual incentives for our NEOs that had been in effect for 2024.
In connection with its review, the compensation and management development committee reviewed several reports from Exequity to obtain a general understanding of current compensation practices. In performing its market assessment, Exequity used published survey compensation data, and adjusted for variations in revenue among the included companies.

In addition, the compensation and management development committee reviewed information provided by the compensation consultant regarding the publicly reported cash compensation of NEOs of the group of companies in our Industry Reference Group, which is composed of 19 companies in related industries. Additional information regarding this group of companies is set forth below under the heading “Use of Industry Reference Group.”
The compensation and management development committee also considered cash compensation recommendations from our chief executive officer for each of the NEOs other than himself. These recommendations took into account the chief executive officer’s assessment of each individual’s operating responsibilities, management level, tenure and performance in the position, and potential.
Review of Base Salary Compensation
During its review of NEO base salaries, the compensation and management development committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, we seek to pay salaries in line with individual performance and contribution to company goals.
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In the aggregate, base salaries are targeted at the median of the peer group companies in our Industry Reference Group and the overall general industry market data from the outside compensation consultant’s market assessment.

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Individual performance, relative criticality of the individual position in relation to achievement of the company’s goals, and business affordability are also considered in determining base salaries.

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We conduct annual salary reviews and make salary adjustments as necessary to maintain our desired market position.

•
Additional information regarding these goals and objectives is set forth above under the headings “Compensation Philosophy” and “Key Elements of NEO Compensation Program.”

Review of the Short-term Incentive Program
The compensation and management development committee seeks to ensure that the compensation program aligns with the company’s financial performance and strategic objectives. Since 2016, our primary short-term incentive program metric has been Adjusted EBITDA at a weighting of 50% to 80%. In 2023 and 2024, the Adjusted EBITDA weighting was 60%. Over time, the committee has refined the program, notably the incentive plan metrics, to align executives’ focus areas with strategic imperatives that have evolved along with market conditions and our operations.
Since 2018, one of the secondary metrics our short-term incentive program has incorporated is behavioral safety practices goals. The compensation and management development committee believed a focus on operational excellence would drive the company to safely maximize operational execution and asset utilization. The “safety gate” also demonstrated our commitment to safety and the “Do It Right” culture. The behavioral safety gate has continued to be a focus of our annual incentive plan and since 2021 we have incorporated this element as part of our process safety metric.
Since 2021, the company also had additional secondary metrics for the short-term incentive program related to our clean energy strategy, corporate sustainability initiatives, or both. The clean energy secondary metrics have included milestones related to greenhouse gas (GHG) emission reduction opportunities and clean energy projects, which aligned with our strategic initiatives and our long-term corporate sustainability goals. The sustainability secondary metrics have included enterprise-wide projects to increase automation and better integrate our processes technology and reporting systems to strengthen and expand our capabilities for our long-term growth and sustainability.

During its review of our short-term incentive program for 2025, the compensation and management development committee considered the following general goals:
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The use of properly structured short-term incentives in order to align the interests of management and shareholders, provide context for management decisions, reward management for decisions that drive short-term results and support long-term strategy, and focus all members of management on the same corporate goals (financial, operational, and strategic); and

•
The need to create a framework for the program that can remain in effect for a significant period of time, while ensuring the compensation and management development committee has the flexibility to revise the secondary metric(s) to reflect our evolving strategic priorities.

The compensation and management development committee also considered the following factors specific to our company:
•
The difficulty in establishing appropriate short-term performance measures for CF Industries, given the inherent cyclicality in our industry as well as the pronounced effects that highly volatile commodity prices for raw materials and nitrogen products have upon our operating results; and

•
The outlook for our short-term performance and the broad range of possible actual outcomes.

In addition, the compensation and management development committee reviewed a report from Exequity, the committee’s outside compensation consultant, regarding competitive market practices with respect to the use of short-term incentives.
The compensation and management development committee considered all of this information in the context of the goals and objectives of our executive compensation plans.
As noted above, we use short-term incentives to provide executive officers and other employees with the opportunity to earn additional annual compensation beyond base salary. The role of short-term incentives is to reward and encourage the achievement of annual financial results and other specified corporate performance goals. In the aggregate our short-term incentive awards are targeted at the median of the peer group companies in our Industry Reference Group and the overall general industry market data from the outside compensation consultant’s market assessment. Additional information regarding these goals and objectives is set forth above under the headings “Compensation Philosophy” and “Key Elements of NEO Compensation Program.”
Selection of Primary and Secondary Performance Metrics for 2025
Based on its review and the other factors discussed above, the compensation and management development committee determined that the annual incentive awards to our NEOs for 2025 would be based upon our level of achievement of the following three performance metrics:
•
60% of each executive’s annual incentive payment opportunity was based upon our level of achievement of Adjusted EBITDA for 2025 (the “Financial Metric”);

•
30% of each executive’s annual incentive payment opportunity is based upon our level of achievement of specified milestones aligned with the company’s clean energy strategy and sustainability goals and the optimization of its network to support the implementation of strategic initiatives (the “Clean Energy & Network Optimization Metric”); and

•
10% of each executive’s annual incentive payment opportunity was based upon our level of achievement of the completion of safety critical equipment inspections on schedule and timely management of changes (MOCs), subject to first achieving a gating level of behavioral safety practices goals (the “Process Safety Metric”).

Adjusted EBITDA — the primary metric we use and that is used by our investors to evaluate our profitability — was retained as our primary metric. Our Adjusted EBITDA or Financial Metric, which has been the cornerstone of our annual incentive performance metrics since 2016 at a weighting of 50% to 80%, was weighted at 60% for a third consecutive year. This weighting permits the use of the Clean Energy & Network Optimization Metric with weighting that reflects the extensive resources and employee effort focused on these objectives.
The compensation and management development committee determined that it was appropriate to continue to have 30% of the short-term incentive program’s payout be based on achievement of a Clean Energy & Network Optimization Metric because it aligns with our strategy to leverage our unique capabilities to accelerate the world’s transition to clean energy and reflects the significant steps we are taking to support a global hydrogen and clean fuel economy through the production of low-carbon ammonia. It also supports our long-term goal of reducing carbon emissions across our global network to achieve net-zero carbon emissions by 2050. The metric also builds on our enterprise-wide efforts to invest in and enhance our systems and processes to facilitate our strategic initiatives and long-term growth.
The Process Safety Metric, which was introduced as a performance metric in 2021, retains our “behavioral safety gate,” which has been an element of our annual incentive performance metrics since 2018. The Process Safety Metric reflects our continued focus on safely operating our facilities and our constant efforts to drive workplace safety.
The Clean Energy & Network Optimization Metric and the Process Safety Metric were selected by the compensation and management development committee for 2025 because of their alignment with the strategic imperatives of the company and our corporate values of safety and our “Do It Right” culture and their impact on the long-term growth and sustainability of the company.
Selection of Performance Levels for the Financial Performance Metric for 2025
The compensation and management development committee established the following performance levels and corresponding percentages of target opportunity earned with respect to the Financial Metric for 2025:
Performance Level	Financial Metric Adjusted EBITDA Achieved	Percentage of Financial Metric Target Award Earned
Below Threshold	Less than $1.6 billion	0%
Threshold	$1.6 billion	50%
Target	$2.1 billion	100%
Maximum	$2.6 billion	200%
Straight line interpolation is used to determine the achievement percentage for the Financial Metric between threshold and target and between target and maximum performance levels. If the Threshold Performance Level is not met, there is no payout under the Financial Metric.

Selection of Performance Levels for the Clean Energy & Network Optimization Metric for 2025
The Clean Energy & Network Optimization Metric reflects our commitment to a clean energy economy and the extensive resources and employee effort focused on advancing our strategic initiatives, decarbonizing our ammonia network, developing low-carbon ammonia capacity, progressing toward our 2030 and 2050 GHG emission goals, and developing and implementing systems and processes to support our strategic initiatives. Payout under the Clean Energy & Network Optimization Metric was determined by completion of specified milestones relating to: the completion of critical progress activities at our Blue Point complex; the completion of construction and commissioning of the carbon capture and sequestration project at our Donaldsonville complex and the generation of 45Q tax credits; the development and implementation of the systems, reporting, and processes to measure the carbon intensity of products and the certification, marketing, and accounting for sales of low-carbon products; the successful implementation of a new asset management and procurement system across eight North American locations; and completion of logistics and distribution assessment projects to optimize our network.
The compensation and management development committee established the following performance levels relating to completion of the specified milestones and corresponding percentages of target opportunity earned with respect to the Clean Energy & Network Optimization Metric for 2025:
Performance Level	Clean Energy & Network Optimization Metric Milestone Completion	Percentage of Clean Energy & Network Optimization Metric Target Award Earned
Below Threshold	Less than 2 milestones	0%
Threshold	2 milestones	50%
Target	3 milestones	100%
Intermediate	4 milestones	150%
Maximum	5 milestones	200%
If the Clean Energy & Network Optimization Metric milestone completion is less than the 2 milestone threshold performance level, there is no payout under the Clean Energy & Network Optimization Metric.
Selection of Performance Levels for the Process Safety Performance Metric for 2025
The Process Safety Metric reflects our focus on safely operating our facilities in a way that benefits a broad set of stakeholders: employees, shareholders, customers and the communities in which we operate. The Process Safety Metric has a behavioral safety gate, whereby each of our production and distribution facilities develops and implements specific behavioral safety objectives that are pertinent and meaningful to each work group at the site. Each employee is involved in developing and taking ownership for completing objectives that make their workplace safer and effect a positive change in the safety culture.
Each quarter, evaluations are conducted and an overall achievement score (0-100 points) for each hourly group and individual manager is assigned. Under the Process Safety Metric, the quarterly scores issued to all site employees were aggregated. If at least 95% of all individual safety scores were “80 points” or better for the year, the safety performance gating requirement would be achieved. If the safety performance gating requirement was not achieved, there would be no payout under the Process Safety Metric.

The compensation and management development committee established the following completion percentages for the completion of safety critical equipment inspections on schedule and timely management of changes performance (MOCs) levels and corresponding percentages of target opportunity earned with respect to the Process Safety Metric for 2025, subject to first achieving the safety performance gating requirement:
Performance Level	Process Safety Metric Timely Completion Percentage for Inspections and MOCs	Percentage of Process Safety Metric Target Award Earned
Below Threshold	<90%	0%
Threshold	90%	50%
Target	95%	100%
Maximum	98%	200%
For 2025, the compensation and management development committee maintained the 90% threshold, 95% target and 98% maximum levels of timely completion percentages established for the Process Safety Metric in 2023. Straight line interpolation is used to determine the achievement percentage for the Process Safety Metric between threshold and target and between target and maximum performance levels. If the safety performance gating requirement is not achieved, or if the completion percentage of safety critical equipment inspections on schedule and timely MOCs is less than the 90% threshold performance level, there is no payout under the Process Safety Metric.
Additional Target-Setting Considerations for the Short-Term Incentive Program
As described above, when setting performance levels for the short-term incentive program, which we also call the annual incentive plan, the compensation and management development committee considers the previous year’s financial performance, market trends and the company’s annual business plan. In 2024, nitrogen product prices had declined from the higher levels seen in recent prior years as lower global energy costs reduced the global market clearing price required to meet global demand. Going into 2025, benchmark pricing curves indicated more stable product prices as compared to recent years, although nitrogen product prices were projected to be lower as a result of incremental global supply on relatively flat demand compared to 2024. Partially offsetting the expected lower product prices was higher sales volume. The company expected increased production from its network in 2025, primarily driven by higher ammonia production, as weather-related production outages and unplanned downtime that impacted 2024 were not expected to recur. Energy spreads were expected to continue to favor the company’s North American-based production network, but domestic natural gas prices were projected to increase for 2025 relative to 2024. As a result, the compensation and management development committee set the target performance level for the Financial Metric at $2.1 billion of Adjusted EBITDA. This target is below the company’s 2024 performance, with projected lower product prices and higher natural gas costs partially offset by higher sales volume from increased production.
Measured over an extended period, the objective of the committee is to select financial performance levels such that we have a roughly (i) 80% probability of exceeding the threshold level, (ii) 50% probability of exceeding the target level, and (iii) 20% probability of exceeding the maximum level.
Although the compensation and management development committee considers management’s outlook as one of several factors in evaluating financial performance levels each year, the committee also recognizes that the outlook for any particular year represents only a single scenario from among a broad range of plausible alternatives, given the pronounced effects of highly volatile commodity prices upon our operating results.
In general, the compensation and management development committee aims to achieve a larger payout under the program for years when our performance is superior by long-term industry standards, and a smaller payout (or none at all) for years when our performance is relatively weak, while creating incentives for improved performance under all conditions given the inherent cyclicality in our industry.
Target levels of Adjusted EBITDA associated with our annual incentive program and our actual performance relative to these targets are consistent with expectations for a cyclical company. We have a track record of paying for performance and achieve this through setting targets that are rigorous and challenging. The chart below of our Adjusted EBITDA targets, actual results and percentage payouts for 2016 through 2025 demonstrates our pay for performance linkage in the annual incentive program.
Adjusted EBITDA Targets, Actual Results, and Percentage Payouts(1)

(1)
Reflects payout percentage on the annual incentive program metric associated with Adjusted EBITDA.
For 2016 − 2025, Adjusted EBITDA was the primary metric under the company’s annual incentive program (with a weighting of 50% in 2016, 75% in 2017 through 2020, 80% in 2021 and 2022 and 60% in 2023, 2024 and 2025).

When considering appropriate performance metrics for the short-term incentive program, the compensation and management development committee also considers alternative metrics for measuring company performance, such as achievement of operating efficiency goals, continued emphasis on the establishment of a behavioral-based safety culture, progress towards strategic objectives, or performance relative to a variable budget, as well as alternative plan designs that emphasize the personal accomplishment of individual or shared goals. The objective in each case is to incentivize strong operational performance in an inherently cyclical business.
The compensation and management development committee determined for 2025 that using our Financial Metric, Clean Energy & Network Optimization Metric and Process Safety Metric for performance goals in our annual incentive plan would align the interests of our executive officers with the interests of our shareholders and reflect our team-based culture. The committee also determined that the Clean Energy & Network Optimization Metric aligns with the company’s core strategic objectives and focus on decarbonizing its existing ammonia production network, creating low-carbon ammonia capacity and supporting and accelerating the global transition to a clean energy economy. In addition, the network optimization milestones support the implementation of strategic initiatives and strengthen and expand our capabilities for our long-term growth and sustainability. The committee also determined that the Process Safety Metric, including to condition payout on the Process Safety Metric to first achieving the “safety gate”, and to measure the completion percentage of safety critical equipment inspections on schedule and the timely management of changes, underscores the company’s commitment to our “Do It Right” culture and complements our efforts to drive workplace safety. Operating in a safe and responsible manner is a core value and an integral part of what sets CF Industries apart to all our stakeholders. Our safety culture permeates our business in three key ways:
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Engaged culture that empowers consistent behaviors that drive toward excellence.

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Robust systems that provide a clear, repeatable direction toward excellence.

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Superior performance that aligns effective and efficient environmental, health, and safety activities with operations.

Our commitment to safety never takes a day off, and we have demonstrated that our focus on this priority is yielding positive results. We believe that focusing on leading indicators such as the process safety metrics we have incorporated into our annual incentive plan to drive and measure activities that prevent and control safety incidents, results in our industry-leading safety record. During 2025, our trailing 12 month recordable injury rate was 0.26 for the twelve months ended December 31, 2025, an industry-leading result and the second lowest year-end rate we have ever achieved as a company.
Approval of Base Salaries and Target Annual Incentive Awards for 2025
Based on its review of the general, company-specific, and competitive considerations described above, in December 2024, the compensation and management development committee approved base salaries and target annual incentive awards for our NEOs for calendar year 2025. In setting compensation levels for 2025, the compensation and management development committee considered a competitive market assessment performed by Exequity and the goals and objectives for our executive compensation plans. These new amounts are in line with our Industry Reference Group (described in greater detail below) and the overall general industry survey data. Mr. Will’s base salary remained the same as his 2024. The base salaries for Mr. Cameron, Mr. Frost and Ms. Menzel increased by 3-4% from 2024 to 2025 in connection with the annual base salary review. The base salary for Mr. Bohn increased by 25% from 2024 to 2025, reflecting his expansive role and increasing responsibility. There were no changes in the target annual incentive levels for any of the named executive officers.
The table below shows the base salaries and target annual incentive levels, as a percentage of base salary, for our NEOs for 2025 and 2024:
	Base Salary			Target Annual Incentive Level
Name	2025	2024	Increase	2025	2024	Increase
W. Anthony Will	$1,400,000	$1,400,000	0%	150%	150%	0%
Gregory D. Cameron	$770,000	$750,000	3%	90%	90%	0%
Christopher D. Bohn	$1,000,000	$800,000	25%	100%	100%	0%
Bert A. Frost	$725,000	$700,000	4%	85%	85%	0%
Susan L. Menzel	$700,000	$675,000	4%	80%	80%	0%
Approval of Annual Incentive Payments for 2025
Following the end of 2025, management prepared a report on our level of achievement of the Financial Metric (Adjusted EBITDA), the Clean Energy & Network Optimization Metric (completion of specified clean energy and network optimization milestones), and the threshold gate of behavioral safety performance, and the Process Safety Metric (Timely Completion Percentage for Inspections and MOCs) under the short-term incentive program. The compensation and management development committee reviewed the report and approved final performance results. Based on the results, the committee determined that each of our NEOs earned 200% of the executive’s target opportunity with respect to the executive’s annual incentive award for 2025. This result is based on our attainment of Adjusted EBITDA of $2.88 billion, which resulted in a payout percentage for the Financial Metric of 200%, the achievement of five clean energy and network optimization milestones, which resulted in a payout percentage for the Clean Energy & Network Optimization Metric of 200% and, after first achieving the gating level of behavioral safety practices goals, our completion of 99.9% of safety critical equipment inspections on schedule and timely MOCs, which resulted in a payout percentage for the Process Safety Metric of 200%.

Review and Approval of 2025 Long-Term Incentives
The compensation and management development committee reviewed our long-term incentive program during 2024 and granted long-term stock-based incentive awards to our NEOs in January 2025.
During its review of our long-term incentive program, the compensation and management development committee considered the following general factors:
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the use of properly structured long-term incentives in order to align the interests of senior management and shareholders;

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the advantages and disadvantages of using stock options, shares of restricted stock, RSUs, and/or PRSUs for such purposes; and

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the array of available vesting parameters for each type of long-term incentive award and the treatment of death, disability, retirement, resignation, and termination, with or without cause.

The compensation and management development committee also considered the difficulty in establishing appropriate long-term performance measures for the company, other than stock price appreciation and total shareholder return (including dividends), given the inherent cyclicality in our industry as well as the pronounced effects of highly volatile commodity prices for raw materials and nitrogen products upon our operating results.
In addition, the compensation and management development committee reviewed a report from Exequity regarding competitive market practices with respect to the use of long-term incentives.
The compensation and management development committee considered all of this information in the context of the goals and objectives of our executive compensation plans. As noted above, our long-term incentives focus on enterprise value creation and employee retention. Long-term incentives are provided through annual awards that vest over a period of subsequent years. Our 2022 Equity and Incentive Plan allows the use of stock options, stock appreciation rights, restricted stock and restricted stock units and other stock-based awards, which in each case may be conditioned on performance criteria. Participation is extended to executive officers and other key employees. Participation guidelines with award ranges related to position responsibilities levels are updated annually. In consideration of these guidelines, there is individual variation in long-term incentives based on performance level, potential contribution, and value to the business.
Design of Target Awards for 2025
Based on its review of general, company-specific, and competitive considerations, the compensation and management development committee determined that, consistent with the practice since 2018, the long-term incentive awards granted to our NEOs for 2025 would again be composed of 60% PRSUs (assuming target performance) and 40% RSUs. In selecting a mixture of PRSUs and RSUs for our target long-term incentive awards, the compensation and management development committee noted that:
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RSU and PRSU awards align the executive officers’ interests with those of shareholders;

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RSU and PRSU awards provide value for executive officers that fluctuates with total shareholder return (including dividends);

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RSU and PRSU awards foster stock ownership by executive officers; and

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RSU and PRSU awards are subject to time vesting provisions and therefore create an additional retention mechanism for executive officers.

The compensation and management development committee also approved the metrics used for measuring performance with respect to the PRSUs granted in 2025:
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Return on net assets (RONA) measured over three one-year periods against a threshold, target and maximum level of performance (with payouts determined based on the average of the three years); and

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TSR modifier adjusting the number of shares earned based on RONA up or down by 20% based on our three-year TSR performance against a threshold, target and maximum level of performance.

These metrics are consistent with the metrics measured for the PRSUs granted annually since 2018 and reflect the committee’s view that RONA serves as an indicator of the results of management’s operating decisions and its expected correlation with long-term TSR performance.
The target TSR performance level for the modifier in the 2025 PRSUs was set to reflect a compound annual TSR equal to 7%, which is the approximate average annual real total return for the S&P 500 Index since inception. Maximum performance was set at a level well above the average, and threshold performance was set at a level below which a maximum reduction was appropriate.
In structuring the TSR modifier, the compensation and management development committee determined not to use a relative TSR benchmark because there are not enough similarly sized companies with comparable business lines from which the committee could assemble a peer group for meaningful TSR performance purposes, and the committee considered that basing the TSR modifier on a broad market comparison (e.g., the S&P 500) over a three-year period would not be appropriate given the pronounced cyclicality of our business.
How We Determine the Number of PRSUs Earned
The number of PRSUs earned is determined based the company’s average RONA performance over three one-year periods and subject to a three-year TSR modifier, as follows:
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At the beginning of each year (e.g., 2025, 2026, and 2027) during the three-year performance period, the compensation and management development committee establishes RONA performance levels for that year and the corresponding percentage payout of the target number of PRSUs based on our performance.

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The threshold, target and maximum performance levels that are set will result in a payout percentage ranging from 50% to 200% of the target number of PRSUs. Straight line interpolation is used to determine the applicable payout percentage between threshold and target and between target and ceiling performance levels. RONA performance levels below the threshold performance level have a payout percentage of 0%.

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Following the completion of each fiscal year, the compensation and management development committee will determine the payout percentage that was attained for such year and following the completion of the third fiscal year, the committee will determine the 3-year average payout percentage attained for the three-year performance period. For fiscal 2025, our actual RONA performance of 31.8% resulted in a 200% payout percentage.

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Once the total number of PRSUs earned based on our RONA performance is determined at the end of the third year, the total is multiplied by a percentage ranging from 80% to 120% depending on our TSR performance for the three-year performance period. For the 2023 PRSUs, our TSR performance for the three-year performance period ending December 31, 2025 was (11.7)%, resulting in a TSR modifier percentage of 80%.

•
The combined impact of these performance criteria is that the final payout percentages range from 0% to 240% of target PRSUs.

The number of PRSUs earned at the end of the three-year performance period will be determined as follows for the 2023, 2024 and 2025 PRSU awards:

FY 2023			FY 2024			FY 2025			FY 2026			FY 2027		
2023 PRSUs (2023-2025)	Thres-hold	Target	Max	Thres-hold	Target	Max	Thres-hold	Target	Max						
Payout Percentage	50%	100%	200%	50%	100%	200%	50%	100%	200%						
RONA Performance Levels	25.0%	50.0%	≥75.0%	18.6%	29.3%	≥39.9%	17.4%	22.8%	≥28.3%						
Actual RONA and Payout %	32.4% = 65%			24.7% = 79%			31.8% = 200%								
3-Year Average Payout Percentage	115%														
Actual 3-year TSR	(11.7)%														
TSR Modifier Percentage[1]	80%														
Final 2023 PRSU Payout	92% (range 0% - 240%)														

	FY 2023			FY 2024			FY 2025			FY 2026			FY 2027		
2024 PRSUs (2024-2026)				Thres-hold	Target	Max	Thres-hold	Target	Max	Thres-hold	Target	Max			
Payout Percentage				50%	100%	200%	50%	100%	200%	50%	100%	200%			
RONA Performance Levels				18.6%	29.3%	≥39.9%	17.4%	22.8%	≥28.3%	TBD in 2026					
Actual RONA and Payout %				24.7% = 79%			31.8% = 200%			TBD in 2027					
3-Year Average Payout Percentage				TBD in 2027											
Actual 3-year TSR				TBD in 2027											
TSR Modifier Percentage[1]				TBD in 2027											
Final 2024 PRSU Payout				TBD in 2027 (range 0% - 240%)											

	FY 2023			FY 2024			FY 2025			FY 2026			FY 2027		
2025 PRSUs (2025-2027)							Thres-hold	Target	Max	Thres-hold	Target	Max	Thres-hold	Target	Max
Payout Percentage							50%	100%	200%	50%	100%	200%	50%	100%	200%
RONA Performance Levels							17.4%	22.8%	≥28.3%	TBD in 2026			TBD in 2027		
Actual RONA and Payout %							31.8% = 200%			TBD in 2027			TBD in 2028		
3-Year Average Payout Percentage							TBD in 2028								
Actual 3-year TSR							TBD in 2028								
TSR Modifier Percentage[1]							TBD in 2028								
Final 2025 PRSU Payout							TBD in 2028 (range 0% - 240%)

The TSR Modifier Percentage is determined in accordance with the following table. Straight line interpolation is used to determine the TSR Modifier Percentage between threshold and target and between target and maximum TSR performance levels.
TSR Performance Level	TSR Modifier Percentage
Threshold: Less than 15.5%	80%
Target: 22.5%	100%
Max: At or Above 29.5%	120%

Approval of Target Awards for 2025
The compensation and management development committee approved long-term incentive awards for our NEOs on January 2, 2025 as set forth in the table below.
	Target Performance RSUs		Time Vesting RSUs		Total Target Grant Value
Name	Number	Grant Value	Number	Grant Value
W. Anthony Will	54,983	$4,800,000	36,655	$3,200,000	$8,000,000
Gregory D. Cameron	16,495	$1,440,000	10,997	$960,000	$2,400,000
Christopher D. Bohn	20,619	$1,800,000	13,746	$1,200,000	$3,000,000
Bert A. Frost	14,433	$1,260,000	9,622	$840,000	$2,100,000
Susan L. Menzel	10,309	$900,000	6,873	$600,000	$1,500,000
The compensation and management development committee approved dollar-denominated RSU and PRSU awards for each of our individual NEOs. The 2025 total target grant value for our CEO’s long-term incentive awards increased by 7% as compared to 2024 in dollar value and represented approximately the same percentage (68-70%) of the CEO’s target total direct compensation mix as in 2024. On average, the total target grant value for our other named executive officers increased by 8% as compared to 2024 in dollar value and represented approximately the same percentage (60%) of the percentage of their target total direct compensation mix. In setting the dollar-denominated values of the individual awards, the committee considered our Industry Reference Group and the competitive general industry survey data presented by Exequity.
The committee also considered the recommendations from our chief executive officer for the long-term incentive awards to each of the NEOs other than himself. These recommendations took into account the chief executive officer’s assessment of each individual’s operating responsibilities, management level, tenure and performance in the position, and potential.
On the grant date, the dollar-denominated awards were translated into an actual number of RSUs and PRSUs using the unweighted average of the NYSE closing price for the twenty (20) trading days preceding the grant date. The number of PRSUs at target represented 60% of the total value on the grant date and the number of RSUs represented 40%.
The compensation and development committee also approved an RSU award to Ms. Menzel which is not included in the Time Vesting RSUs column of the table above. Effective January 2, 2025, Ms. Menzel received a dollar-denominated retention award of $2,500,000, which translated to 28,637 RSUs. All of the RSUs will vest on January 2, 2028. Ms. Menzel’s retention award does not provide for pro rata vesting in the event of her retirement prior to the vesting date.
The foregoing dollar-denominated awards were translated into an actual number of RSUs, using the unweighted average of the NYSE closing price for the twenty (20) trading days preceding the grant date.
Target Values versus Accounting Values
Because of the accounting rules governing preparation of the Summary Compensation Table on page 81, the grant date value for RSUs and PRSUs awarded in 2025 as reported in the Summary Compensation Table are different than the target award values set forth in the table above. As discussed above, the compensation and management development committee approves dollar-denominated target award values, which are translated into an actual number of RSUs and PRSUs using the unweighted average of the NYSE closing price for the twenty (20) trading days preceding the grant date.
With respect to RSUs, the values reflected in the Summary Compensation Table are computed as the product of the number of RSUs awarded multiplied by the closing stock price on the date of grant.

As described above with respect to PRSUs, at the beginning of each year of the PRSUs’ three-year performance period, the compensation and management development committee establishes RONA performance levels for such year. The target grant values set forth in the table above reflect the value of the entire 2025 PRSUs, without regard for when the performance goals are established.
Under the applicable accounting rules, the Summary Compensation Table only reflects the value of grants made during the year for which applicable performance goals have been set. With respect to the 2025 PRSUs, only the RONA performance goals for the 2025 fiscal year, the first of three one-year periods, were approved at the time the PRSUs were awarded in 2025. As a result, for the 2025 PRSUs, the Summary Compensation Table does not include the value of the PRSUs based on the annual RONA goals for fiscal 2026 or fiscal 2027. Such amounts will be included as equity compensation in the Summary Compensation Table for fiscal 2026 and fiscal 2027, respectively, when the RONA goals are established. With respect to the 2023 PRSUs and the 2024 PRSUs, the RONA performance goals for the 2025 fiscal year, the third of three one-year periods and the second of three one-year periods, respectively, were also approved in 2025. As a result, the Summary Compensation Table also includes the value of the portion of the 2023 PRSUs and the 2024 PRSUs that is based on the annual RONA goals for the 2025 fiscal year.
Vesting and Other Terms of RSUs and PRSUs
The RSUs granted to our NEOs in January 2025, other than the retention grant to Ms. Menzel, will vest in three equal annual installments following the date of grant, subject to earlier forfeiture or accelerated vesting (as described below). The RSUs for the retention grant to Ms. Menzel on January 2, 2025 will all vest on January 2, 2028, subject to earlier forfeiture or accelerated vesting (as described below). Until vested, the RSUs may not be sold, assigned, transferred, donated, pledged, or otherwise disposed of (except by will or the laws of descent and distribution). At the vesting dates, the RSUs give the holder the right to receive one share of common stock with respect to each vested RSU. We will pay dividend equivalents in cash with respect to the RSUs to our NEOs during the vesting period.
The PRSUs granted to our NEOs in 2025 will vest upon the certification by the compensation and management development committee of the attainment of the performance goals following the end of the three-year performance period, subject to earlier forfeiture or accelerated vesting (as described below). The PRSUs are settled in shares of our common stock. The PRSUs accrue dividend equivalents during the performance and vesting period. Upon vesting, holders of PRSUs will be paid a cash equivalent of the dividends paid on our common stock during the performance and vesting period based on the number of shares of stock, if any, delivered in settlement of the PRSUs.
As discussed below under the heading “Change in Control, Severance, and Retirement Benefits,” upon a change in control, the restrictions, limitations, and conditions applicable to RSUs and PRSUs will lapse, the performance goals with respect to the PRSUs will be deemed fully achieved at the greater of target or actual performance to-date (as determined under the award agreement), and all of the awards will become fully vested. Upon death or disability, RSUs become fully vested and the PRSUs become fully vested at the target level of performance. Unless the award agreement provides otherwise, NEOs who retire upon having reached age 60 with at least five years of service at the time of retirement will receive a pro-rated number of RSUs and PRSUs based on their length of service between the grant date of such award and the NEO’s retirement date, provided that, in each case, the NEO has provided us with at least six months’ notice prior to such retirement. Ms. Menzel’s retention award granted in January 2025 does not provide for pro rata vesting in the event of her retirement prior to the vesting date.
Additional information with respect to the compensation and management development committee’s grants of RSUs and PRSUs to our NEOs during 2025 is set forth below under the heading “Executive Compensation — Grants of Plan-based Awards.”

Determination of 2023-2025 Performance Period PRSU Awards
The three-year performance period for PRSU awards granted in 2023 ended on December 31, 2025. The performance metrics for PRSUs granted in 2023 were (i) return on net assets (RONA) measured over three one-year periods (with payouts determined based on the average payout percentage of the three years) and (ii) TSR modifier adjusting the number of shares earned based on RONA up or down by 20% based on our three-year TSR performance against a threshold, target and maximum level of performance. The payout percentages for the first, second and third one-year performance periods were 65%, 79% and 200%, respectively, resulting in a 3-year average payout performance of 115% attained for the three-year performance period. As shown in the “How We Determine the Number of PRSUs Earned” graphic above, our TSR performance of (11.7)% for the three-year performance period was less than 15.5%, resulting in a TSR modifier percentage of 80%. As a result, in accordance with the terms of the awards, the committee approved a payout of 92% of the PRSUs from these grants.
	Original 2023 PRSU Grant		PRSUs Earned
Name(1)	Target #	Value at Grant	#	Value(2)
W. Anthony Will	44,375	$4,200,000	40,647	4,046,002
Christopher D. Bohn	11,411	$1,080,000	10,452	1,040,392
Bert A. Frost	10,777	$1,020,000	9,871	982,559
Susan L. Menzel	7,607	$720,000	6,968	693,595

(1)
Mr. Cameron was not an employee of the company in 2023 and therefore was not granted any 2023 PRSUs.

(2)
This column represents the value of the shares earned based on a stock price of $99.54, which was the closing price on the vesting date of February 27, 2026.

2026 Compensation Actions
In December 2025, the compensation and management development committee approved base salaries and target annual incentive awards for our NEOs for calendar year 2026. In addition, on January 6, 2026, the compensation and management development committee approved long-term incentive awards for our NEOs for 2026. In setting compensation levels for 2026, the compensation and management development committee considered a competitive market assessment performed by Exequity and the goals and objectives of our executive compensation plans. The following table shows the base salaries, target annual incentives as a percentage of base salary, and the grant date value of target long-term incentive awards for our named executive officers for 2026.
Name	Base Salary	Target Annual Incentive Level	Target PRSUs	Target RSUs
W. Anthony Will(1)	$1,400,000	150%	—	—
Gregory D. Cameron(2)	$770,000	90%	—	—
Christopher D. Bohn	$1,100,000	135%	$4,500,000	$3,000,000
Bert A. Frost	$750,000	85%	$1,260,000	$840,000
Susan L. Menzel	$725,000	80%	$900,000	$600,000

(1)
Mr. Will’s retirement from the company was effective March 15, 2026, and therefore, he did not receive a base salary increase or any long-term incentive awards for 2026. In addition, Mr. Will’s annual incentive award earned in 2026 will be pro-rated based on his period of employment in 2026.

(2)
Mr. Cameron’s separation from the company was effective as of February 15, 2026. He did not receive a base salary increase or any long-term incentive awards for 2026. In addition, Mr. Cameron’s annual incentive award earned in 2026 will be pro-rated based on his period of employment in 2026.

Performance Metrics for Annual Incentive Payments for 2026
The annual incentive awards payable to our NEOs for 2026 will be determined based upon our level of achievement of the following performance metrics:
•
60% of each executive’s annual incentive payment opportunity is based upon our level of achievement of adjusted EBITDA for 2026 (the “Financial Metric”);

•
30% of each executive’s annual incentive payment opportunity is based upon our level of achievement of specified strategic initiative milestones aligned with the company’s clean energy and sustainability goals and organic growth opportunities (the “Strategic Initiatives Metric”);

•
10% of each executive’s annual incentive payment opportunity is based upon our level of achievement of the completion of safety critical equipment inspections on schedule and timely management of changes, subject to first achieving a gating level of behavioral safety practices goals (the “Process Safety Metric”).

Our Financial Metric, utilizing Adjusted EBITDA which has been a part of our annual incentive performance metrics since 2016, remains the cornerstone of our annual incentive plan with a weighting of 60% for 2026. The Strategic Initiatives Metric aligns with the company’s focus on decarbonizing its existing ammonia production network, creating low-carbon ammonia capacity, evaluating organic growth opportunities and continuing to leverage advanced technology to improve supply, logistics and operational efficiency for our long-term growth and sustainability. The Process Safety Metric, which was added to our annual incentive performance metrics in 2021 and maintains a behavioral safety practice goal that since 2018 has been part of our annual incentive performance metrics as a gating standard (“safety gate”), reflects our focus on safely operating our facilities in a way that benefits a broad set of stakeholders: employees, shareholders, customers and the communities in which we operate. The inclusion of the Strategic Initiatives Metric and the Process Safety Metric with the safety gate component in our performance metrics for the annual incentive payment opportunity demonstrate our commitment to our “Do It Right” culture and further integrate strategic corporate goals into executive compensation. The performance levels and corresponding percentages of target opportunity earned with respect to the 2026 performance metrics established by the compensation and management development committee will be disclosed in the proxy statement for our 2027 annual meeting of shareholders.
Performance Metrics for PRSUs Granted in 2026
The performance metrics for the PRSUs granted in 2026 are structured in the same manner as the PRSUs granted every year since 2018. The number of PRSUs earned under the PRSUs granted in 2026 will be determined based on the company’s average RONA performance over three one-year periods and subject to a three-year TSR modifier. The RONA performance levels for fiscal 2026 and corresponding payout percentages for the year established by the compensation and management development committee will be disclosed in the proxy statement for our 2026 annual meeting of shareholders.
Change in Control, Severance, and Retirement Benefits
The compensation and management development committee reviewed our change in control, severance, and retirement benefits during 2025 as described below. Based on its review, and after considering the factors noted below, the compensation and management development committee determined that our change in control, severance, and retirement benefits continue to serve the best interests of the company and our shareholders and are consistent with competitive market practices.
Change in Control Benefits
With respect to our change in control benefits, the compensation and management development committee noted that we have change in control agreements with our executive officers, as well as certain change in control benefits for all of the participants (including the executive officers)

under our annual incentive plans and our equity and incentive plans. Additional information regarding these benefits is set forth below under the heading “Executive Compensation — Potential Payments Upon Termination or Change in Control.”
In connection with its review, the compensation and management development committee noted that the change in control agreements with our executive officers are:
•
Intended to provide some level of income continuity for an executive officer should his or her employment be terminated by us without cause or by him or her for good reason in connection with a change in control;

•
Designed to avoid unwanted management turnover in the event of a potential change in control; and

•
Designed to ensure that the executive officer’s personal interests will remain aligned with the interests of our shareholders in the event of a potential change in control.

The compensation and management development committee also noted that our change in control agreements require both (i) a change in control and (ii) a qualifying termination of the executive officer’s employment (sometimes referred to as a “double trigger”), before any benefits will be owing to the executive officer under the agreement.
The compensation and management development committee noted that our annual incentive plan and our equity and incentive plans also include provisions in the event of a change in control. Our annual incentive plan, a short-term cash based incentive program, provides that in the event of a change in control the performance goals applicable to any annual incentive plan bonus payment will be determined based on the greater of actual and target level of performance and the performance period will be deemed to end on the date of the change in control and the annual incentive plan bonuses will be deemed vested and earned. Our 2022 Equity and Incentive Plan provides that the restrictions, limitations, and conditions applicable to all outstanding awards will lapse, performance goals will be deemed fully achieved at the greater of target or actual performance to-date, and the awards will become fully vested (and in the case of stock options, exercisable) upon a change in control (sometimes referred to as a “single trigger”), unless the committee determines otherwise with respect to a particular award at the time of grant and reflects this determination in the applicable award agreement. In this regard, the compensation and management development committee noted it would be difficult to preserve the original performance and vesting goals in our plan-based awards following a change in control, given the fundamental changes in our organization, capital structure, and operations that would typically result from such a transaction. Accordingly, all of our plan-based awards have included this change in control provision for the benefit of our executive officers and the other participants. In addition, the 2022 Equity and Incentive Plan provides that for stock-based awards granted pursuant to the plan, our compensation and management development committee may, in its discretion, provide such holders the consideration provided to similarly situated shareholders in such change in control.
As part of its review, the compensation and management development committee reviewed “tally sheets,” estimating these benefits for our chief executive officer and the other NEOs under various assumptions and scenarios.
Based on its review, and the other factors noted above, the compensation and management development committee determined that our change in control benefits serve the best interests of the company and our shareholders and are consistent with competitive market practices.
Excise Tax Gross-Ups
In December 2014, the Board adopted a policy whereby the company will not in the future enter into any new agreements with its NEOs that include Internal Revenue Code Section 280G excise tax “gross-up” provisions with respect to payments contingent on a change in control of the company.

Severance Benefits
With respect to our severance benefits, the compensation and management development committee noted that none of our executive officers has any employment or severance agreement, and none of our executive officers is entitled to receive any other severance benefits, except for (i) the change in control agreements and change in control benefits discussed above, (ii) such severance benefits as we may provide under our standard policies applicable to all employees, (iii) such severance benefits as we may be required to pay under applicable law in certain jurisdictions, and (iv) such additional severance benefits as our compensation and management development committee may approve in certain instances. Based on its review, and the other factors noted above, the compensation and management development committee determined that our severance benefits serve the best interests of the company and our shareholders and are consistent with competitive market practices.
Retirement Benefits
With respect to our retirement benefits, the compensation and management development committee noted that we maintain tax-qualified and nonqualified defined benefit, defined contribution, and deferred compensation plans. Additional information regarding these benefits is set forth below under the headings “Executive Compensation — Pension Benefits” and “Executive Compensation — Nonqualified Deferred Compensation.”
We maintain a defined benefit pension plan named the CF Industries Holdings, Inc. Pension Plan (the “Pension Plan”). Supplement A of the Pension Plan, which we refer to herein as the “New Retirement Plan,” is the cash balance pension formula in which all NEOs (other than Mr. Cameron, who joined the company in 2024) participated until December 31, 2022 as discussed below. Under the New Retirement Plan, we credited the notional account of each NEO an amount between 4% and 7% (depending on years of service) of the NEO’s eligible compensation, which was limited to base salary. Each NEO’s notional account is also credited with an annual interest credit.
The company also maintains a defined contribution 401(k) plan and a nonqualified deferred compensation plan, our Supplemental Benefit and Deferral Plan, which in each case provide eligible employees, including our NEOs, with company-funded matching benefits for 100% of the first 6% of an employee’s eligible earnings contributed to the applicable plans.
In 2022, the company announced changes to its defined benefit pension plan, defined contribution 401(k) plan and its Supplemental Benefit and Deferral Plan. To align the company’s retirement programs to the market and to provide all North American employees with more control over the investment of their employer-funded retirement benefits, the company began transitioning away from defined benefit plans to an enhanced defined contribution retirement savings plan. Beginning on December 31, 2022, the New Retirement Plan was closed to new hires and frozen with respect to active participants, including all NEOs, which means that such participants no longer earn annual pay credits equal to a percentage (determined by years of service) of their eligible compensation that are contributed to their accounts under the New Retirement Plan, but such participants will continue to earn annual interest credits (as required by law). The employee participants will not lose any benefits accrued under the New Retirement Plan and will have the opportunity to continue to vest in those benefits to the extent not yet fully vested.
On December 31, 2025, the company terminated the Pension Plan. Benefits under the Pension Plan will be distributed on behalf of all participants, including NEOs, following any required regulatory filings with the Pension Benefit Guaranty Corporation and the Internal Revenue Service.
On January 1, 2023, each of the participants in the New Retirement Plan whose pension benefit was frozen effective December 31, 2022, including our NEOs, began participating in the company’s enhanced defined contribution 401(k) plan. Under the enhanced defined contribution 401(k) plan design, (i) the company continues to provide employees with company-funded matching benefits on the first 6% of an employee’s eligible earnings contributed each year to the new 401(k)

plan and (ii) the company credits an employee’s account (including each NEO) with an automatic annual employer contribution equal to an amount between 4% and 7% (depending on years of service, as set forth in the table below) of the employee’s eligible earnings. Under the enhanced 401(k) plan, the eligible earnings for NEOs and other executive officers remains limited to base salary. In addition, due to the freeze of the New Retirement Plan and the changes adopted in the enhanced 401(k) plan, the Supplemental Benefit and Deferral Plan was amended effective January 1, 2023 to freeze future supplemental pay credits and add supplemental automatic annual employer contributions on eligible earnings in excess of the limit under Section 401(a)(17) of the Internal Revenue Code.
Completed Years of Service as of the Last Day of the Plan Year for Which the Employer Contribution is Credited	Employer Contribution as a Percentage of Eligible Earnings for the Plan Year
Fewer than 5	4%
At least 5 but fewer than 10	5%
At least 10 but fewer than 15	6%
At least 15	7%
The compensation and management development committee also reviewed “tally sheets,” estimating these benefits for our chief executive officer and the other NEOs under various assumptions and scenarios.
Commencing with equity grants made in 2014, unless an award agreement provides otherwise, our NEOs who retire upon having reached age 60 with at least five years of service at the time of retirement will receive a pro-rated number of RSUs and PRSUs based on their length of service between the grant date of such award and the NEO’s retirement date, provided that, in each case, the NEO has provided us with at least six months’ notice prior to such retirement. In addition, such eligible retirees will have four years from their retirement date to exercise any vested options.
Based on its review, the changes and enhancements to the retirement benefits for employees beginning in 2023 and the other factors noted above, the compensation and management development committee determined that our retirement benefits serve the best interests of the company and our shareholders and are consistent with competitive market practices.
Mr. Will’s Retirement
Mr. Will retired a president and chief executive officer of the company on January 4, 2026, and as an employee of the company on March 15, 2026. In connection with his retirement, Mr. Will’s outstanding RSUs and PRSUs vested on a pro-rata basis on March 15, 2026 in accordance with their underlying award agreements. The pro-rata portion of Mr. Will’s outstanding RSUs that vested on his retirement date were: 2,150 of the RSUs that were awarded to him in 2024, and 2,036 of the RSUs that were awarded to him in 2025. The pro-rata portion of Mr. Will’s outstanding PRSUs that vested on his retirement date were: 57,149 of the PRSUs that were awarded to him in 2024, and 39,709 of the PRSUs that were awarded to him in 2025. The remainder of Mr. Will’s outstanding RSUs and PRSUs were forfeited. In addition, Mr. Will’s annual incentive award earned in 2026 will be prorated based on his period of employment in 2026.
Mr. Cameron’s Separation
On January 5, 2026, the company and Mr. Cameron, our then executive vice president and chief financial officer, mutually agreed that Mr. Cameron would separate from the company, effective February 15, 2026 (the “Separation Date”). The company and Mr. Cameron entered into a Separation and Release Agreement, dated January 12, 2026 (the “Separation Agreement”), in connection with Mr. Cameron’s separation. Under the terms of the Separation Agreement, Mr. Cameron continued to receive his base salary of $770,000 through the Separation Date and received his 2025 bonus under our annual incentive plan, based on actual performance for 2025 of the applicable corporate performance metrics, payable at the same time 2025 bonuses were paid to senior executives of the company. In exchange for a the execution of a release of claims in favor of the company, Mr. Cameron also (i) received a lump sum payment of an amount equal to his base salary of $770,000; (ii) will receive a pro rata portion of his 2026 bonus under our annual incentive plan, based on actual performance for 2026 of the applicable corporate performance metrics, payable at the same time 2026 bonuses are paid to senior executives of the company; and (iii) received pro rata vesting of his outstanding company equity awards treating his termination of employment on the Separation Date on the same terms as if his termination was a Special Retirement (within the meaning of the agreements governing Mr. Cameron’s outstanding equity awards). The pro-rata portion of Mr. Cameron’s outstanding equity awards that vested were: 2,866 of the RSUs that were awarded to him in 2024, 306 of the RSUs that were awarded to him in 2025, 17,757 of the PRSUs that were awarded to him in 2024, and 11,455 of the PRSUs that were awarded to him in 2025. The remainder of Mr. Cameron’s outstanding RSUs and PRSUs were forfeited. The separation was a termination without cause and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Cameron agreed not to disparage or impugn the reputation or goodwill of the Company and also agreed that he would not compete with, or solicit customers, clients or employees of, the Company through February 15, 2027.
Use of Industry Reference Group
As noted above, the compensation and management development committee has adopted an Industry Reference Group for use in establishing compensation and incentive levels. The compensation and management development committee’s consultant, Exequity, leads a review of the companies in the peer group annually and proposes changes based on quantitative and qualitative assessments of comparability. There were no changes from our 2024 Industry Reference Group. The 19 companies in our Industry Reference Group for 2025 are listed in the following table:
Global Industry Classification Standard Subindustry Description	Company Name
Fertilizers and Agricultural Chemicals	• Corteva, Inc. • The Mosaic Company • Nutrien Ltd. • The Scotts Miracle-Gro Company
Specialty Chemicals	• Albemarle Corporation • Ashland Global Holdings, Inc. • Celanese Corporation • Ecolab Inc. • International Flavors & Fragrances Inc. • Avient Corporation • RPM International Inc.
Commodity Chemicals	• Cabot Corporation • Westlake Corporation
Diversified Chemicals	• The Chemours Company • Eastman Chemical Company • FMC Corporation • Huntsman Corporation • Olin Corporation
Industrial Gases	• Air Products and Chemicals, Inc.

Other Compensation Governance Practices and Considerations
Role of the Compensation Consultant
The compensation and management development committee has authority under its charter to retain, approve fees for, and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities. Pursuant to this authority, the compensation and management development committee engaged Exequity, an independent executive compensation consulting firm, to assist the committee in making recommendations and decisions regarding compensation for our directors and executive officers based on market and industry practices. Exequity provides no other services to the company.
The compensation consultant regularly attends meetings of our compensation and management development committee and meets regularly with the committee in executive sessions without management present. The compensation and management development committee reviews the materials and recommendations provided by Exequity, but exercises independent judgment in determining the compensation payable to our NEOs. Any recommendations of the compensation and management development committee with respect to non-employee director compensation are subject to approval by the Board.
The compensation and management development committee has determined, after appropriate inquiry, including consideration of Exequity’s independence in light of the factors set forth under Rule 10C-1 of the Exchange Act, that no conflicts of interest exist with respect to the firm’s engagement as the committee’s independent compensation consultant.
Stock Ownership Guidelines
The Board believes that our directors and officers should be shareholders of CF Industries and, based on the recommendation of the compensation and management development committee, has established guidelines for stock ownership.
•
Directors will have five years from the date of their appointment or election to achieve stock ownership with a market value equal to five times their annual cash retainer.

•
Officers will have five years from their date of hire or promotion to achieve stock ownership with a market value equal to (i) five times annual base salary in the case of the chief executive officer, (ii) two times annual base salary in the case of the other NEOs and several other executive officers, and (iii) one times annual base salary in the case of the other officers.

As of December 31, 2025, each of our directors and officers was in compliance with the stock ownership guideline requirements. Their financial interests are aligned with those of our shareholders and our directors and officers are incentivized to take actions that create sustainable value.
For purposes of these guidelines, any of the following may be used to satisfy the ownership requirements: (i) shares purchased by the individual, (ii) shares retained upon the exercise of a vested stock option, (iii) shares acquired upon the vesting of restricted shares or units, (iv) shares acquired upon the vesting of performance shares or units, (v) shares (including “phantom” shares) held within our qualified and nonqualified deferred compensation and retirement plans, (vi) shares purchased through an employee stock purchase plan, (vii) restricted shares or units, (viii) earned performance shares or units (i.e., shares or units under a performance award for which the primary performance criteria has been achieved, but which remain subject to time-based vesting requirements, without regard to any potential subsequent modification based on additional performance criteria such as a TSR modifier), and (ix) the difference in value between the exercise price and current market price for vested but unexercised options, net of taxes at an assumed maximum tax rate. Non-vested stock options and unearned non-vested performance shares or units are specifically excluded in meeting the ownership requirements.

It is expected that an individual who is subject to the stock ownership guidelines will not sell any shares unless he or she has satisfied the ownership guidelines both before the sale and after giving effect to the shares sold. An individual who has initially satisfied the guidelines but as a result of a subsequent decline in stock prices no longer meets the guidelines is precluded from selling any shares until such time as he or she again satisfies the guidelines. Surrendering shares to the company in order to pay withholding or other taxes on compensation income or pay the exercise price of stock options is not considered a sale of shares for purposes of the guidelines.
We may facilitate stock ownership by directors and officers through grants of equity-based compensation under our 2022 Equity and Incentive Plan.
Clawback Policy
In October 2023, we updated our executive compensation recoupment policy, or “clawback” policy, to satisfy the new requirements of the SEC, and the NYSE, which implement the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).
Under our policy, which applies to our executive officers, including the NEOs, in the event of a required accounting restatement due to the material noncompliance of the company with any financial reporting requirement under the securities laws (i) that is material to the previously issued financial statements or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, any erroneously awarded compensation received during the three-year lookback period prior to the restatement (a) that is then-outstanding but has not yet been paid shall be automatically and immediately forfeited and (b) that has been paid to any person shall be subject to reasonably prompt repayment to the company. Erroneously awarded compensation is the amount received by a person that exceeds the amount that otherwise would have been received by the person had such amount been determined based on the applicable restatement, on a pre-tax basis. The policy covers any incentive-based compensation — any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure — received by a person if such person served as an executive officer at any time during the performance period for the incentive-based compensation and such incentive-based compensation was received. Our executive officers have each signed a form acknowledging the applicability of the policy in order to enhance the enforceability of these provisions.
Trading, Hedging and Pledging Restrictions
We have a Policy on Insider Trading, which governs purchases, sales and other transactions in our securities by our directors, officers and employees and prohibits our directors, officers, and employees from engaging in speculative transactions in our securities. Specifically, it is against our policy to trade in options, warrants, puts and calls, or similar instruments on our stock or on other securities of ours, sell our securities “short,” or hold our securities in margin accounts. Our policy also includes a prohibition on purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of common stock or other equity securities of the company. In addition, our policy prohibits our directors and executive officers from pledging our stock as collateral for a loan. Our Policy on Insider Trading is filed as an exhibit to our 2025 Annual Report.

Compensation and Benefits Risk Analysis
The compensation and management development committee reviewed the potential effects of the various components of our compensation and benefits program for 2025 upon individual and collective behavior and, ultimately, upon our risk profile and our overall approach to risk management. The compensation and management development committee reviewed the following relevant features of:
•
Our annual incentive program, including (i) the selection of appropriate performance metrics, (ii) the focus on collective rather than individual behaviors, (iii) the process by which the compensation and management development committee establishes target bonus opportunities as well as threshold, target, and maximum performance levels, (iv) the consistency of our short-term incentive practices with the practices at comparable companies, (v) the control environment within which business decisions are made, (vi) the periodic reporting to the compensation and management development committee regarding corporate performance, (vii) the discretion the compensation and management development committee has retained to adjust annual incentive payments under appropriate circumstances, and (viii) the provisions of our “clawback” policy;

•
Our long-term incentive program, including (i) the levels of common stock ownership and equity-based awards held by our executive officers, (ii) the use of RSUs and PRSUs in making stock-based awards to executive officers, (iii) the consistency of our long-term incentive practices with the practices at comparable companies, (iv) the limitations on trading, hedging, and pledging our stock imposed by our stock ownership guidelines and our Policy on Insider Trading, and (v) the provisions of our “clawback” policy;

•
Our change in control benefits, including the facts that the change in control agreements with our executive officers are (i) intended to provide some level of income continuity for an executive officer should his or her employment be terminated by us without cause or by him or her for good reason in connection with a change in control, (ii) designed to avoid unwanted management turnover in the event of a potential change in control, and (iii) designed to ensure that the executive officer’s personal interests will remain aligned with the interests of our shareholders in the event of a potential change in control; and

•
Our other awards, plans, programs, policies, and practices, including (i) the appropriateness of the incentives created thereby, (ii) the focus on collective rather than individual behaviors, (iii) the control environment, and (iv) the absence of personal objectives and direct financial incentives with respect to sales, raw materials procurement and transactions involving natural gas derivatives.

Based on this review, the compensation and management development committee determined that the company’s compensation and benefits program balances risk and potential reward in a manner that is appropriate to the circumstances and in the best interests of the company’s shareholders over the long term.

COMPENSATION COMMITTEE REPORT
The compensation and management development committee oversees our compensation and employee benefit plans and practices, including our executive compensation plans, director compensation plans, and other incentive compensation and equity-based plans. The compensation and management development committee is composed of five non-employee directors and operates under a written charter adopted by the Board. Each member of the compensation and management development committee is independent under the corporate governance standards of the NYSE applicable to compensation committee members. The Board has also determined that all of the members of the committee qualify as “non-employee directors,” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and “outside directors,” within the meaning of Section 162(m) of the Internal Revenue Code.
The compensation and management development committee held six meetings during the year ended December 31, 2025. The compensation and management development committee also reviewed and discussed with management the compensation discussion and analysis section of this Proxy Statement.
Based on its review and the foregoing meetings and discussions, the compensation and management development committee recommended to the Board that the compensation discussion and analysis section be included in this Proxy Statement and in our Annual Report on Form 10-K.
John W. Eaves (Chair)
Javed Ahmed
Susan A. Ellerbusch
Stephen J. Hagge
Anne P. Noonan

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the total compensation we provided with respect to the years ended December 31, 2023, 2024, and 2025 for (i) our principal executive officer, (ii) our principal financial officer, and (iii) our three other most highly compensated executive officers (as determined on the basis of their total compensation for the applicable fiscal year other than changes in pension value and nonqualified deferred compensation earnings). We refer to these individuals in this Proxy Statement as our “named executive officers.” Their principal positions are stated in the table as the positions that were in effect as of December 31, 2025.
2025 Summary Compensation Table
Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2)(3) ($)	Non-equity Incentive Plan Compen- sation(1)(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)(6) ($)	All Other Compensation(7) ($)	Total ($)
W. Anthony Will President and Chief Executive Officer	2025	1,400,000	7,726,174	4,200,000	57,746	328,019	13,711,938
	2024	1,400,000	7,894,754	2,646,000	28,963	326,366	12,296,083
	2023	1,350,000	8,754,185	2,454,300	39,712	301,362	12,899,559
Gregory D. Cameron Executive Vice President and Chief Financial Officer	2025	770,000	1,991,962	1,385,723	—	134,052	4,281,737
	2024	403,846	2,339,721	457,962	—	42,057	3,243,586
Christopher D. Bohn Executive Vice President and Chief Operating Officer	2025	1,000,000	2,634,772	1,996,923	32,554	205,464	5,869,713
	2024	795,577	3,214,726	989,691	10,541	170,163	5,180,698
	2023	700,000	2,207,317	678,720	17,767	115,899	3,719,703
Bert A. Frost Executive Vice President, Sales, Market Development and Supply Chain	2025	725,000	2,035,470	1,232,173	30,282	254,196	4,277,122
	2024	700,000	5,416,492	749,700	15,613	196,875	7,078,680
	2023	670,000	2,154,976	649,632	20,132	133,790	3,628,530
Susan L. Menzel Executive Vice President and Chief Administrative Officer	2025	700,000	3,909,347	1,119,692	11,029	183,748	5,923,817
	2024	675,000	1,453,910	680,400	4,974	125,240	2,939,524
	2023	604,231	1,678,211	585,862	6,802	105,360	2,980,466

(1)
Amounts in these two columns represent base salary and non-equity incentive plan compensation earned in 2023, 2024, and 2025 regardless of when such amounts are paid in cash.

(2)
Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 of the RSU and PRSU awards that we granted to the named executive officers pursuant to our 2022 Equity Incentive Plan. As described in footnote 3 below and consistent with the applicable accounting rules, the amounts shown in the table above in 2025 represent (w) the value of the RSUs granted in 2025, (x) the value of one-third of the target number of 2025 PRSUs awarded at grant, as only the first-year goal of the three-year performance period beginning in 2025 was communicated to award holders in 2025, (y) the value of one-third of the target number of 2024 PRSUs, as the second-year goal of the three-year performance period beginning in 2024 was communicated to grant holders in 2025 and (z) the value of one-third of the target number of 2023 PRSUs, as the third-year goal of the three-year performance period beginning in 2023 was communicated to grant holders in 2025. The compensation and management development committee considered the full value of the 2025 PRSU award when making the annual equity grants and the amounts shown below represent the grant date fair (full) values for the 2025 RSU and PRSU awards granted in January 2025 to Messrs. Will, Cameron, Bohn, and Frost and Ms. Menzel, using a fair value of $85.83 per RSU (the closing price on the NYSE on the grant date) and $87.80 per PRSU at target level of performance (computed as the product of the number of shares of stock to be delivered assuming target level performance multiplied by $87.80 per share, the grant date fair value) and $85.83 per PRSU at maximum level of performance (computed as the product of the number of shares of stock to be delivered assuming maximum level of performance multiplied by $85.83 per share, the closing price on the NYSE on the grant date):
	Will	Cameron	Bohn	Frost	Menzel*
RSUs ($)	3,146,099	943,873	1,179,819	825,856	589,910
PRSUs at Target Level of Performance ($)	4,827,507	1,448,261	1,810,348	1,267,217	905,130
2025 Stock Awards (Full Grant Date Fair Value) ($)	7,973,606	2,392,134	2,990,167	2,093,074	1,495,040
PRSUs at Maximum Level of Performance ($)	11,326,058	3,397,838	4,247,349	2,973,083	2,123,572

*
In addition to the annual equity grant of RSUs and PRSUs presented in the table above, on January 2, 2025, the compensation and management development committee granted a retention award of RSUs to Ms. Menzel. The grant date fair value of such award was $2,457,914, using a fair value of $85.83 per RSU (the closing price on the NYSE on the grant date).

(3)
Our assumptions with respect to the FASB ASC Topic 718 valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2025. Additional information with respect to the outstanding RSU and PRSU awards is set forth below under the headings “Grants of Plan-based Awards” and “Outstanding Equity Awards at Fiscal Year End.” In accordance with SEC rules, the aggregate grant date fair value of the RSUs in the Summary Compensation Table is calculated as the product of the number of RSUs multiplied by the closing price for our stock on the NYSE on the grant date. Because the grant date for the PRSUs under accounting rules occurs when the applicable performance goals are set and our 2023 PRSUs (awarded in 2023 for the performance period 2023-2025), 2024 PRSUs (awarded in 2024 for the performance period 2024-2026) and 2025 PRSUs (awarded in 2025 for the performance period 2025-2027) are composed of three one-year periods with performance goals set annually, for our named executive officers other than Mr. Cameron, the “target” amount shown in 2025 represents one-third of the total 2023 PRSUs, one-third of the total 2024 PRSUs and one-third of the total 2025 PRSUs. For Mr. Cameron, who joined the company in June 2024, the “target” amount shown in 2025 represents one-third of the total 2024 PRSUs and one-third of the total 2025 PRSUs only. In accordance with SEC rules, the aggregate grant date fair value of the PRSUs is calculated based on the probable outcome of the performance conditions as of the grant date, which, for the PRSUs reflected in this table, was target level performance. Therefore, values in the table for PRSU awards are computed as the product of the number of shares of stock to be delivered assuming target level performance multiplied by the grant date fair value of each PRSU (which is $81.32 for the 2023 PRSUs, $91.35 for the 2024 PRSUs and $87.80 for the 2025 PRSUs). If maximum level performance were assumed to be achieved, based on the units included here (1/3 of the total target number of 2023 PRSUs awarded, 1/3 of the total target number of 2024 PRSUs awarded and 1/3 of the total target number of 2025 PRSUs awarded), then the grant date fair value of the PRSUs with an accounting grant date in 2025 (computed as the product of the number of shares of stock to be delivered assuming maximum level performance multiplied by the closing price for our stock on the NYSE on the grant date (which is $85.83 per share)) would have been as follows: $10,809,224 for Mr. Will; $2,407,429 for Mr. Cameron; $3,421,939 for Mr. Bohn; $2,847,427 for Mr. Frost; and $2,027,579 for Ms. Menzel.

(4)
Amounts in this column represent amounts that the named executive officers earned with respect to the years ended December 31, 2023, 2024, and 2025 as the result of annual incentive awards we granted to the named executive officers pursuant to our non-equity incentive plan. Additional information with respect to these annual incentive awards for 2025 is set forth above under the heading “Compensation Discussion and Analysis — Review and Approval of 2025 Cash Compensation” and below under the heading “Grants of Plan-based Awards.”

(5)
Amounts in this column represent only the change during the particular year in the actuarial present value of the named executive officer’s accumulated pension benefits under our New Retirement Plan (a tax-qualified defined benefit pension plan) and our Supplemental Benefit and Deferral Plan (a nonqualified benefits restoration and deferred compensation plan). Our assumptions with respect to the determination of this value are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2025. For this purpose, we have also assumed retirement at age 65. Additional information with respect to our defined benefit pension plans is set forth below under the heading “Pension Benefits.”

(6)
This column does not include any above-market or preferential earnings with respect to nonqualified deferred compensation, since all earnings were determined by a third-party plan administrator and set to equal the published total return on notional capital market investments selected in advance by the named executive officers. Additional information with respect to the named executive officers’ nonqualified deferred compensation earnings is set forth below under the heading “Nonqualified Deferred Compensation.”

(7)
Amounts in this column for 2025 represent (i) employer contributions and credits to the company 401(k) plan and to our Supplemental Benefit and Deferral Plan, some of which were earned for service in 2025 and paid in 2026, (ii) employer-paid term life insurance premiums, (iii) dividend equivalents on RSUs, and (iv) in the case of (x) Mr. Frost, perquisites consisting of certain financial advisory services and an executive physical examination, and (y) Mr. Cameron and Ms. Menzel, perquisites consisting of certain financial advisory services, in each case as set forth in the following table:

Name	Employer Contributions and Credits to our 401(k) plan* ($)	Employer Contributions and Credits to our Supplemental Benefit and Deferral Plan** ($)	Employer- paid Life Insurance Premiums ($)	Dividend Equivalents on RSUs ($)	Perquisites and Other Personal Benefits*** ($)	Total ($)
W. Anthony Will	45,500	136,500	1,370	144,650	—	328,020
Gregory D. Cameron	35,000	16,800	650	64,112	17,490	134,052
Christopher D. Bohn	45,500	84,408	1,370	74,186	—	205,464
Bert A. Frost	48,800	50,904	994	128,738	24,760	254,196
Susan L. Menzel	38,500	38,488	960	88,310	17,490	183,748

*
Amounts in this column include both employer matching contributions and employer annual service credits. For all of the named executive officers, the employer matching contribution was $21,000. For Mr. Will, Mr. Cameron, Mr. Bohn, Mr. Frost, and Ms. Menzel, the employer annual service credits attributable to 2025 were $24,500, $14,000, $24,500, $24,500, and $17,500, respectively. Mr. Cameron’s company contributions in 2024 and 2025 were forfeited upon his separation from the company in 2026 because he did not satisfy the two- and three-year service vesting requirements for the company’s matching contributions and annual service contributions. For Mr. Frost, the employer annual service credit also includes $3,300 related to an administrative correction from the underpayment of his employee annual service credit in 2023. The year ended December 31, 2025 is the third year for which the annual service credit was applied to the 401(k) plan and the Supplemental Benefit and Deferral Plan. Prior to 2023, the annual service credit was applied to the New Retirement Plan.

**
Amounts in this column include both employer matching contributions and employer annual service credits. For Mr. Will, Mr. Bohn, Mr. Frost, and Ms. Menzel, the employer matching contribution were $63,000, $38,908, $21,750, and $20,988, respectively. Mr. Cameron did not receive an employer matching contribution for 2025. For Mr. Will, Mr. Cameron, Mr. Bohn, Mr. Frost, and Ms. Menzel, the employer annual service credits were $73,500, $16,800, $45,500, $17,500 and $26,250, respectively. Mr. Cameron’s company contributions in 2024 and 2025 were forfeited upon his separation from the company in 2026 because he did not satisfy the three-year service vesting requirement for the company’s annual service contributions. For Mr. Frost, the employer annual service credit also includes $2,904 related to an administrative correction from the underpayment of his employee annual service credit in 2023. The year ended December 31, 2025 is the third year for which the annual service credit was applied to the 401(k) plan and the Supplemental Benefit and Deferral Plan. Prior to 2023, the annual service credit was applied to the New Retirement Plan.

***
For each named executive officer, excludes perquisites and other personal benefits unless the total value of all perquisites and other personal benefits for that named executive officer is $10,000 or more.

Neither Mr. Will nor Mr. Bohn received any additional compensation for service as a director.

Grants of Plan-based Awards
The following table shows all plan-based awards that we granted for the year ended December 31, 2025 to each of the named executive officers. Additional information regarding these awards is set forth above under the heading “Summary Compensation Table.”
2025 Grants of Plan-based Awards Table
			Estimated Future Payouts Under Non-equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	Grant Date Fair Value of Stock Awards(5) ($)
Name	Type of Award(1)	Grant Date	Thres-hold ($)	Target ($)	Maximum ($)	Thres-hold (#)	Target (#)	Maximum (#)
W. Anthony Will	STI	12/3/2024	1,050,000	2,100,000	4,200,000	—	—	—	—	—
	PRSU1	1/2/2025	—	—	—	7,331	18,327	43,985	—	1,609,111
	PRSU2	1/2/2025	—	—	—	7,742	19,355	46,452	—	1,768,079
	PRSU3	1/2/2025	—	—	—	5,917	14,792	35,501	—	1,202,885
	RSU	1/2/2025	—	—	—	—	—	—	36,655	3,146,099
Gregory D. Cameron	STI	12/3/2024	346,500	693,000	1,386,000	—	—	—	—	—
	PRSU1	1/2/2025	—	—	—	2,199	5,498	13,195	—	482,724
	PRSU2	1/2/2025	—	—	—	2,476	6,189	14,854	—	565,365
	RSU	1/2/2025	—	—	—	—	—	—	10,997	943,873
Christopher D. Bohn	STI	12/3/2024	500,000	1,000,000	2,000,000	—	—	—	—	—
	PRSU1	1/2/2025	—	—	—	2,749	6,873	16,495	—	603,449
	PRSU2	1/2/2025	—	—	—	2,374	5,935	14,244	—	542,162
	PRSU3	1/2/2025	—	—	—	1,522	3,804	9,130	—	309,341
	RSU	1/2/2025	—	—	—	—	—	—	13,746	1,179,819
Bert A. Frost	STI	12/3/2024	308,125	616,250	1,232,500	—	—	—	—	—
	PRSU1	1/2/2025	—	—	—	1,924	4,811	11,546	—	422,406
	PRSU2	1/2/2025	—	—	—	2,168	5,419	13,006	—	495,026
	PRSU3	1/2/2025	—	—	—	1,437	3,593	8,623	—	292,183
	RSU	1/2/2025	—	—	—	—	—	—	9,622	825,856
Susan L. Menzel	STI	12/3/2024	280,000	560,000	1,120,000	—	—	—	—	—
	PRSU1	1/2/2025	—	—	—	1,374	3,436	8,246	—	301,681
	PRSU2	1/2/2025	—	—	—	1,548	3,871	9,290	—	353,616
	PRSU3	1/2/2025	—	—	—	1,014	2,536	6,086	—	206,228
	RSU	1/2/2025	—	—	—	—	—	—	6,873	589,910
	RSU	1/2/2025	—	—	—	—	—	—	28,637	2,457,914

(1)
The Short-Term Incentive program award was granted under the Company’s Annual Incentive Plan. All other awards included in this table were granted under the 2022 Equity and Incentive Plan. The types of awards granted include:

STI
Short-Term Incentive

PRSU1
Performance Vesting Restricted Stock Unit, Year 1 of 2025-2027 PRSU Award

PRSU2
Performance Vesting Restricted Stock Unit, Year 2 of 2024-2026 PRSU Award

PRSU3
Performance Vesting Restricted Stock Unit, Year 3 of 2023-2025 PRSU Award

RSU
Restricted Stock Unit

(2)
In December 2024, Mr. Will, Mr. Cameron, Mr. Bohn, Mr. Frost, and Ms. Menzel were assigned target award opportunities equal to 150%, 90%, 100%, 85% and 80% of their respective base salaries for 2025. The threshold level shown is the minimum amount payable if the threshold level of each of the performance metrics are met. The terms and conditions of these awards are described above under the heading “Compensation Discussion and Analysis — Review and Approval of 2025 Cash Compensation.” We recently determined the amounts that each of the named executive officers had earned with respect to these awards, based on our corporate performance for 2025, as set forth above under the heading “Compensation Discussion and Analysis — Review and Approval of 2025 Cash Compensation — Approval of Annual Incentive Payments for 2025” and “Summary Compensation Table.”

(3)
The amounts in the “Threshold,” “Target,” and “Maximum” columns with the January 2, 2025 grant date reflect the PRSU opportunity granted during 2025 for the 2025 performance period (the first of three one-year performance periods for the 2025 PRSUs, the second of three one-year performance periods for the 2024 PRSUs and the third of three one-year performance periods for the 2023 PRSUs). The terms and conditions of these PRSU awards are described above under the heading “Compensation Discussion and

Analysis — Review and Approval of 2025 Long-term Incentives.” As stated in that section, on the award grant date, the compensation and management development committee approved dollar-denominated 2025 PRSU awards for the individual executive officers and then the dollar-denominated awards were translated into an actual number of PRSUs (at target) by dividing the award values by the unweighted average closing price of our stock on the NYSE for the twenty trading days preceding the award grant date. As further described in that section, subject to earlier forfeiture or accelerated vesting, these awards will vest upon the certification by the compensation and management development committee of the attainment of the performance goals following the end of the applicable three-year performance period. The performance metrics for each of the 2023 PRSUs, the 2024 PRSUs and the 2025 PRSUs are composed of two measures: average return on net assets (“RONA”) over three one-year periods and a modifier pursuant to which the number of shares earned based on RONA performance may be increased or decreased by up to 20% based on our three-year TSR performance. The PRSUs accrue dividend equivalents during the performance and vesting period. Upon vesting, holders of PRSUs will be paid a cash equivalent of the dividends paid on our common stock during the performance and vesting period based on the number of shares of stock, if any, delivered upon the settlement of the PRSUs. Because the grant date for the PRSUs under accounting rules occurs when the applicable performance goals are set, the “target” amount shown represents one-third of the total 2023 PRSUs awarded in 2023 for the performance period 2023-2025, one-third of the total 2024 PRSUs awarded in 2024 for the performance period 2024-2026 and one-third of the total 2025 PRSUs awarded in 2025 for the performance period 2025-2027. See the Summary Compensation Table footnote 2 for further information on the full value of the 2025 PRSU grants.
(4)
The amounts shown in this column represent the RSUs granted to our named executive officers in 2025. Subject to earlier forfeiture or accelerated vesting, all of the RSUs granted on January 2, 2025 will vest in three equal annual installments following the date of grant, except for Ms. Menzel’s retention award of RSUs in the amount of 28,637 which will vest on January 2, 2028. We will pay dividend equivalents in cash on the RSUs to the named executive officers during the vesting period. The terms and conditions of these RSU awards are described above under the heading “Compensation Discussion and Analysis — Review and Approval of 2025 Long-term Incentives.”

(5)
Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 of the RSU and PRSU awards that we granted to the named executive officers during 2025. The grant date fair value for the RSUs is calculated using the closing price of our stock on the NYSE on the date of grant ($85.83 per share for January 2, 2025). The grant date fair value for the PRSUs are calculated using a Monte Carlo simulation valuation performed as of the date of grant by an independent third party. For the 2025 PRSU awards, the dollar value of the PRSU1s at the time of grant was $87.80 per unit, the dollar value of the PRSU2s at the time of grant was $91.35 per unit and the dollar value of the PRSU3s at the time of grant was $81.32 per unit. The aggregate grant date fair value of the PRSUs is calculated based on the probable outcome of the performance conditions as of the grant date. Our assumptions with respect to the FASB ASC Topic 718 valuation of these equity awards are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2025.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information concerning the outstanding equity awards held as of December 31, 2025 by each of the named executive officers. Additional information with respect to the equity awards granted during 2025 is set forth above under the heading “Grants of Plan-based Awards.”
2025 Outstanding Equity Awards at Fiscal Year End Table
		Stock Awards(2)(3)
Name	Grant Date/ Performance Period(1)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
W. Anthony Will(7)	1/3/2023	9,862	762,727	—	—
	1/3/2024	25,808	1,995,991	—	—
	1/2/2025	36,655	2,834,898	—	—
	1/1/23-12/31/25	40,647	3,143,639	—	—
	1/1/24-12/31/26	—	—	139,358	10,777,979
	1/1/25-12/31/27	—	—	131,959	10,205,725
Gregory D. Cameron	6/17/2024	8,252	638,210	—	—
	6/17/2024	8,596	664,815	—	—
	1/2/2025	10,997	850,508	—	—
	1/1/24-12/31/26	—	—	44,558	3,446,147
	1/1/25-12/31/27	—	—	39,588	3,061,736
Christopher D. Bohn	1/3/2023	2,536	196,134	—	—
	1/3/2024	7,914	612,069	—	—
	2/1/2024	12,897	997,454	—	—
	1/2/2025	13,746	1,063,116	—	—
	1/1/23-12/31/25	10,452	808,358	—	—
	1/1/24-12/31/26	—	—	42,737	3,305,264
	1/1/25-12/31/27	—	—	49,486	3,827,216
Bert A. Frost	1/3/2023	2,396	185,307	—	—
	1/3/2024	7,226	558,859	—	—
	6/17/2024	45,125	3,489,968	—	—
	1/2/2025	9,622	744,165	—	—
	1/1/23-12/31/25	9,871	763,423	—	—
	1/1/24-12/31/26	—	—	39,019	3,017,745
	1/1/25-12/31/27	—	—	34,639	2,678,996
Susan L. Menzel	1/3/2023	1,691	130,782	—	—
	1/3/2024	5,162	399,229	—	—
	1/2/2025	6,873	531,558	—	—
	1/2/2025	28,637	2,214,786	—	—
	1/1/23-12/31/25	6,968	538,905	—	—
	1/1/24-12/31/26	—	—	27,871	2,155,559
	1/1/25-12/31/27	—	—	24,742	1,913,515

(1)
This column includes the grant dates of RSU awards and the performance periods for the PRSU awards. The performance metrics for each of the 2023 PRSUs, the 2024 PRSUs and the 2025 PRSUs are composed of two measures: average return on net assets (“RONA”) over three one-year periods and a modifier pursuant to which the number of shares earned based on RONA performance may be increased or decreased by up to 20% based on our three-year TSR performance. Because the grant date for the PRSUs under accounting rules occurs when the applicable performance goals are set, each of our 2023 PRSUs, 2024 PRSUs and 2025 PRSUs will have three “grant dates,” one for each year of the three-year performance period. At each such grant date one-third of the full PRSU award will be granted. Amounts shown in this table represent the full awards for each of the 2023 PRSUs, the 2024 PRSUs and the 2025 PRSUs.
(2)
RSUs and PRSUs have been granted to our executive officers since 2014. Commencing in 2018 and for each year thereafter, the compensation and management development committee has determined that stock options would not be awarded and that the long-term incentive awards to our named executive officers should be composed 60% in PRSUs (at target) and 40% in RSUs. None of the named executive officers have any options outstanding as of December 31, 2025.

(3)
Subject to earlier forfeiture or accelerated vesting, the RSUs vest as follows: (i) all of the RSU awards granted in January 2023, 2024 and, other than those granted to Ms. Menzel as a retention award, 2025 will vest in three equal annual installments following the date of grant; (ii) the remaining two-thirds of Mr. Cameron’s RSUs granted on June 17, 2024 will vest one-third on January 3, 2026 and one-third on January 3, 2027; (iii) Mr. Cameron’s 12,893 RSUs granted on June 17, 2024 will vest in three equal annual installments following the date of grant; (iv) Mr. Bohn’s RSUs granted on February 1, 2024 will vest on January 3, 2027; (v) Mr. Frost’s RSUs granted on June 17, 2024 will vest on January 3, 2027; and (vi) Ms. Menzel’s RSUs granted on January 2, 2025 as a retention award will vest on January 2, 2028. Dividend equivalents will be paid in cash on the RSUs during the vesting period. Subject to earlier forfeiture or accelerated vesting, the PRSU awards granted in 2023, 2024 and 2025 will vest upon the certification by the compensation and management development committee of the attainment of the performance goals following the end of the three-year performance period. The PRSUs accrue dividend equivalents during the performance and vesting period and upon vesting, holders of PRSUs will be paid a cash equivalent of the dividends paid on our common stock during the performance and vesting period based on the number of shares of stock, if any, delivered in settlement of the PRSUs. The accelerated vesting provisions and the other terms and conditions of the stock awards granted in 2025 are described above under the heading “Compensation Discussion and Analysis — Review and Approval of 2025 Long-term Incentives.”

(4)
Reflects RSUs awarded in 2023, 2024 and 2025 and PRSUs awarded in 2023 (for which the performance period ended on December 31, 2025). In accordance with SEC rules, the number of PRSUs reported is based on the actual number of shares underlying the PRSUs that were earned at the end of the three-year performance period, subject to continued time vesting until the certification of the attainment of the performance goals no later than the last day of the fiscal quarter immediately following the end of the three-year performance period. The performance goals actually attained were above the target level and, after applying a TSR modifier of 80%, resulted in the vesting of 92% of the target PRSUs awarded in 2023.

(5)
Reflects PRSUs awarded in 2024 (for which the performance period ends on December 31, 2026) and 2025 (for which the performance period ends on December 31, 2027). With respect to the units awarded in 2024, actual performance through December 31, 2025 was above the target level and, in accordance with SEC rules, the number of 2024 units reported assumes achievement of the maximum performance level. With respect to the units awarded in 2024, the amount shown represents the full 2024 PRSU award. With respect to the units awarded in 2025, actual performance through December 31, 2025 was above the target level and, in accordance with SEC rules, the number of 2025 units reported assumes achievement of the maximum performance level. With respect to the units awarded in 2025, the amount shown represents the full 2025 PRSU award.

(6)
The value shown is based on the closing price for our stock ($77.34 per share) on the NYSE on December 31, 2025.

(7)
Mr. Will’s equity awards that were outstanding as of December 31, 2025 are disclosed in the 2025 Outstanding Equity Awards at Fiscal Year End Table on a basis consistent with that described in footnotes 1 through 6. However, as described below under the heading “Potential Payments Upon Termination or Change in Control” and above under the heading “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Change in Control, Severance, and Retirement Benefits — Mr. Will’s Retirement,” Mr. Will retired from the company on March 15, 2026 and his outstanding RSUs and PRSUs vested on a pro-rata basis on March 15, 2026 in accordance with their underlying award agreements. The pro-rata portion of Mr. Will’s outstanding RSUs that vested on his retirement date were: 2,150 of the RSUs that were awarded to him in 2024, and 2,036 of the RSUs that were awarded to him in 2025. The pro-rata portion of Mr. Will’s outstanding PRSUs that vested on his retirement date were: 57,149 of the PRSUs that were awarded to him in 2024, and 39,709 of the PRSUs that were awarded to him in 2025. The remainder of Mr. Will’s outstanding RSUs and PRSUs reported in the 2025 Outstanding Equity Awards at Fiscal Year End Table were forfeited.

Option Exercises and Stock Vested
The following table sets forth certain information concerning stock option exercises by each of the named executive officers and the vesting of RSUs and PRSUs held by each of the named executive officers during the year ended December 31, 2025.
2025 Option Exercises and Stock Vested Table
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
W. Anthony Will	116,601	9,731,695
Gregory D. Cameron	8,422	863,087
Christopher D. Bohn	28,147	2,355,454
Bert A. Frost	27,662	2,312,526
Susan L. Menzel	21,929	1,876,586

(1)
The value realized on vesting of stock awards was computed by multiplying the number of shares of stock vesting by the closing price for our stock on the NYSE on the vesting date and, if the vesting date was not a trading day, the first trading day after the vesting date.

Pension Benefits
The following table sets forth certain information concerning accumulated retirement benefits as of December 31, 2025, for each of the named executive officers.
2025 Pension Benefits Table
Name	Plan Name(1)	Number of Years Credited Service(1)(2) (#)	Present Value of Accumulated Benefit(2)(3) ($)
W. Anthony Will	New Retirement Plan	15.7	200,379
	Supplemental Benefit and Deferral Plan	15.7	569,140
Gregory D. Cameron(4)	New Retirement Plan	—	—
	Supplemental Benefit and Deferral Plan	—	—
Christopher D. Bohn	New Retirement Plan	13.3	185,288
	Supplemental Benefit and Deferral Plan	13.3	145,386
Bert A. Frost	New Retirement Plan	14.1	193,750
	Supplemental Benefit and Deferral Plan	14.1	205,362
Susan L. Menzel	New Retirement Plan	5.2	77,102
	Supplemental Benefit and Deferral Plan	5.2	55,991

(1)
We maintain a defined benefit pension plan named the CF Industries Holdings, Inc. Pension Plan (the “Pension Plan”). Supplement A of the Pension Plan, which we refer to herein as the New Retirement Plan, is a tax qualified defined benefit pension plan. Effective December 31, 2022, the New Retirement Plan was closed to new hires and frozen with respect to active participants, including the NEOs. Our Supplemental Benefit and Deferral Plan is a nonqualified benefits restoration and deferred compensation plan. The Number of Years of Credited Service reflects service through December 31, 2022, the date the New Retirement Plan was frozen with respect to active participants. On December 31, 2025, the company terminated the Pension Plan. Benefits under the Pension Plan will be distributed on behalf of all participants, including NEOs, following any required regulatory filings with the Pension Benefit Guaranty Corporation and the Internal Revenue Service.

(2)
The annual pension benefit under our New Retirement Plan assuming retirement at age 65 is equal to the actuarial equivalent of a participant’s cash balance account expressed as a single-life annuity payable monthly. Because the New Retirement Plan is frozen with respect to active participants, including the NEOs, the company no longer provides an annual credit to each participant’s cash balance account equal to a percentage of the participant’s eligible compensation (which was limited to base salary for the NEOs) determined based on a participant’s years of service. However, each participant’s cash balance account is credited with an annual interest credit.

Benefits under our New Retirement Plan are paid in a straight life annuity or qualified joint and survivor annuity for unmarried and married participants, respectively, unless the participant has elected another form of annuity payment permitted under our New Retirement Plan or a lump sum payment. In the event of a participant’s death while an active employee, a benefit is payable to a participant’s beneficiary as a lump sum to the extent the beneficiary is not the participant’s spouse and solely with respect to spousal beneficiaries, either a lump sum or an annuity. A participant who has not reached the age of 65, but has completed three years of vesting service may be eligible to receive a monthly retirement benefit under the New Retirement Plan.

(3)
Amounts in this column represent the actuarial present value of the named executive officers’ accumulated pension benefits under our New Retirement Plan and our Supplemental Benefit and Deferral Plan. Our assumptions with respect to the determination of this value are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2025. For this purpose, we have also assumed retirement at age 65. Additional information with respect to the aggregate change over the past year in the actuarial present value of the named executive officers’ accumulated pension benefits under these plans is set forth above under the heading “Summary Compensation Table.”

(4)
Mr. Cameron was hired after December 31, 2022 and therefore is not a participant in the New Retirement Plan or that portion of the Supplemental Benefit and Deferral Plan.

Nonqualified Deferred Compensation
The following table sets forth certain information concerning nonqualified deferred compensation arrangements under our Supplemental Benefit and Deferral Plan for each of the named executive officers with respect to fiscal year 2025.
2025 Nonqualified Deferred Compensation Table
Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Balance at Last FYE(4) ($)
W. Anthony Will	2,620,734	136,500	574,237	6,947,015
Gregory D. Cameron	—	16,800	336	19,489
Christopher D. Bohn	236,846	84,408	441,400	2,759,027
Bert A. Frost	134,205	50,904	356,883	2,651,894
Susan L. Menzel	20,988	38,488	52,340	430,522

(1)
Under our Supplemental Benefit and Deferral Plan, each of the named executive officers may elect to defer (i) up to 6% of his or her base salary in excess of the annual compensation limit under Section 401(a)(17) of the Internal Revenue Code and (ii) up to 100% of his or her annual incentive payment. Amounts in this column represent the amounts we credited to the accounts of the named executive officers during 2025. There is typically an administrative delay between the time when a participant defers income under the plan and the time when we subsequently credit the participant’s account. As a result of this delay, the amounts that we credited to the named executive officers’ accounts during 2025 differ slightly from the amounts that the named executive officers deferred during 2025. All amounts included under “Executive Contributions” are also included in the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 81.

(2)
Amounts in this column represent the employer matching contributions and employer annual service credit amounts that we credited to the accounts of the named executive officers for their service during 2025, which were credited during 2025 or shortly thereafter. For 2025, for each named executive officer who elects to defer any of his or her base salary in excess of the annual compensation limit, we match (through further such credits to his or her deemed account) the portion (up to 6%) of his or her excess base salary that he or she elects to defer. This column also includes the named executive officer’s annual service credit for 2025, to the extent the annual service credit was not allocated to the named executive officer’s 401(k) plan. Both the employer matching credits and the employer annual service credits are also reported for 2025 in the “All Other Compensation” column of the Summary Compensation Table on page 81. For Mr. Frost, the amount credited in 2025 includes $2,904 related to an administrative correction from the underpayment of his employee annual service credit in 2023.

(3)
Under our Supplemental Benefit and Deferral Plan, each of the named executive officers makes notional investments of his or her account balance from time to time in shares of (i) our common stock or (ii) the public mutual funds we offer to our employees as investment alternatives under our 401(k) plan. In order to make these notional investments, the named executive officer notifies the third-party plan administrator of his or her selections. The plan administrator then tracks the published total return on the actual securities underlying the named executive officer’s notional investments, and we credit or debit the named executive officer’s deemed account balance accordingly. Since all such credits and debits are determined by a third-party plan administrator and set to equal the published total return on notional capital market investments selected in advance by the named executive officers, none of the amounts shown in this column are reported as above-market or preferential earnings on nonqualified deferred compensation in the Summary Compensation Table.

(4)
In general, deferred amounts are paid out in a lump sum upon the termination of the named executive officer’s employment. The aggregate balance consists of executive contributions, company matching credits, and credits (or debits) reflecting returns on the notional investments. The following amounts of the reported aggregate balance were compensation for 2023 or 2024 and are included in the “Salary” or “Non-Equity Incentive Plan Compensation” columns (in the case of executive contributions) or the “All Other Compensation” column (in the case of company matching and/or annual service credits) of the Summary Compensation Table on page 81 for those years for the named executive (other than Mr. Cameron, for whom 2024 was his first year as a named executive officer):

Name	Executive Contributions in 2023 ($)	Registrant Contributions in 2023 ($)	Executive Contributions in 2024 ($)	Registrant Contributions in 2024 ($)
W. Anthony Will	61,200	132,600	63,300	137,150
Gregory D. Cameron	—	—	—	2,354
Christopher D. Bohn	22,200	44,400	162,779	58,575
Bert A. Frost	225,200	41,573	21,300	46,150
Susan L. Menzel	16,454	30,165	19,800	36,300
Potential Payments Upon Termination or Change in Control
We have change in control agreements in effect with each of the named executive officers. Under the terms of the change in control agreements, the named executive officer is entitled to receive certain payments and benefits from us upon a qualifying termination, specifically if we terminate his or her employment without cause (other than by reason of his or her death or disability) or if he or she resigns because of good reason, in either case within the period of 24 months following (or in certain cases prior to) a change in control (as such terms are defined in the agreements).
Under the change in control agreements, a named executive officer will be deemed to have good reason if we:
•
fail to pay his or her specified annual salary or reduce such salary, or provide certain benefits;

•
assign duties inconsistent with such officer’s current position or substantially and adversely alter his or her responsibilities;

•
fail to continue any compensation plan that constitutes a material portion of his or her compensation; or

•
change his or her primary employment location by more than 35 miles.

Following a qualifying termination, the change in control agreements for each named executive officer provide for (i) a lump sum payment to the named executive officer equal to two times (or, in the case of Mr. Will, three times) the sum of the officer’s base salary and target annual incentive payment; (ii) welfare benefit continuation for a period of two years (or, in the case of Mr. Will, three years) and outplacement services for a period of up to two years; and (iii) a pro-rata annual incentive payment for the year of termination, assuming target levels of performance or, if higher, actual year-to-date performance. Effective upon his becoming our president and chief executive officer on January 4, 2026, Mr. Bohn’s change in control agreement was amended to increase his lump sum payment to three times the sum of his base salary and target annual incentive payment and the term of his welfare benefit continuation to a period of three years, each the same as Mr. Will was entitled to as president and chief executive officer.
The named executive officer will also receive a cash payment equal to the employer matching and annual service contributions that we would have made on his or her behalf for a period of two years (or, in the case of Mr. Will, three years) under our defined contribution 401(k) plan and the related amounts that we would have credited to his or her account balance under our Supplemental Benefit and Deferral Plan. If the named executive officer is not fully vested in his or her benefits under these plans, the officer will also receive a cash payment equal to his or her unvested benefits. Effective upon his becoming our president and chief executive officer on January 4, 2026, Mr. Bohn’s change in control agreement was amended to increase his employer matching and annual service contribution period to three years, the same as Mr. Will was entitled to as president and chief executive officer.
The change in control agreement for Mr. Frost, which was entered into in 2008, further provides that, if any of the payments to him become subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code, he will be entitled to receive an additional gross-up payment such that, after payment by him of all taxes, including any excise tax imposed upon the gross-up payment, he will receive the net after-tax benefit that he would have received had the excise tax not been imposed. The change of control agreements for Messrs. Will, Cameron, and Bohn and Ms. Menzel do not provide for a gross-up payment. The change in control agreements for each of these four named executive officers provide that payments that would be subject to the excise tax will be reduced to the greatest amount that he or she may receive without becoming subject to the excise tax, unless he or she would be better off on an after-tax basis (including following application of the excise tax) receiving the full amount of such payments, in which case no such reduction will be applied.
In December 2014, the Board adopted a policy whereby the company will not in the future enter into any new agreements with its named executive officers that include Internal Revenue Code Section 280G excise tax “gross-up” provisions with respect to payments contingent on a change in control of the company.
Each of the named executive officers will be required to sign a release of claims at the time of the qualifying termination as a condition to receiving any such payments or benefits from us under his or her change in control agreement.
The named executive officer will not be obligated to seek other employment in mitigation of the payments and benefits to be provided, and no such other employment will reduce our obligation to make such payments and to provide such benefits to him or her under the agreements.
In addition under our 2022 Equity and Incentive Plan, upon a change in control the restrictions, limitations, and conditions applicable to outstanding RSUs, PRSUs, stock options, and other plan-based awards will lapse, any performance goals will be deemed fully achieved at the greater of target and actual performance to-date, and the awards will become fully vested (and in the case of stock options, exercisable); provided, that our compensation and management development committee may, in its discretion, provide such holders the consideration provided to similarly situated shareholders in such change in control. In addition, under our annual incentive plan, in the event of a change in control, the performance goals applicable in the performance year in which the change in control occurs will be deemed fully achieved at the target or actual performance level, whichever is higher.
Assuming a change in control had occurred on December 31, 2025, with a transaction price equal to the closing price for our stock ($77.34 per share) on the NYSE as of December 31, 2025, each of the named executive officers would have been entitled to receive the following estimated severance benefits upon a qualifying termination of his or her employment on such date:
Name	Severance Amount(1) ($)	Retirement Savings Plan Enhance- ment(2) ($)	Early Vesting of RSUs and PRSUs(3) ($)	Other Change in Control Benefits(4) ($)	Estimated Excise Tax Gross Up(5) ($)	Total ($)
W. Anthony Will(6)	12,600,000	545,999	17,768,788	103,698	N/A	31,018,484
Gregory D. Cameron	3,619,000	103,600	4,865,150	103,698	N/A	8,691,449
Christopher D. Bohn(7)	5,000,000	259,816	6,723,166	103,698	N/A	12,086,680
Bert A. Frost(6)	3,298,750	193,600	8,185,434	103,698	—	11,781,481
Susan L. Menzel(6)	3,080,000	153,976	5,560,127	103,698	N/A	8,897,801

(1)
This amount represents a cash payment to the named executive officer equal to (i) two times (or, in the case of Mr. Will, three times) the sum of his or her base salary and target annual incentive payment plus (ii) an annual incentive payment for the year of termination, assuming target level of performance.

(2)
This amount represents a cash payment to the named executive officer equal to the employer matching and annual service contributions that we would have made on his or her behalf for a period of two years (or, in the case of Mr. Will, three years), assuming each named executive officer contributed the maximum allowable amount under our 401(k) plan and the related amounts we would have credited to his or her account balance under our 401(k) plan and our Supplemental Benefit and Deferral Plan. The year ended December 31, 2025 is the second year for which the annual service credit was applied to the 401(k) plan and the Supplemental Benefit and Deferral Plan.

(3)
This amount represents the value attributable to the accelerated vesting of outstanding awards of RSUs and PRSUs held by the named executive officer, which is deemed to equal the market value on December 31, 2025 of the RSUs and PRSUs that would otherwise have been unvested as of such date. Payout value of PRSUs granted during 2023, 2024, and 2025 assumes target performance level. Each named executive officer would also receive accelerated vesting of such awards in the event of their death or disability, in the same amounts as set forth above. For a discussion of the vesting and other terms of the RSU and PRSU awards, see “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Review and Approval of 2024 Long-Term Incentives — Vesting and Other Terms of RSUs and PRSUs.”

(4)
This amount represents the present value of the continuation of certain welfare benefits for the named executive officer for a period of two years (or, in the case of Mr. Will, three years) and the value of outplacement services for the named executive officer for a period of up to two years.

(5)
The change in control agreement for Mr. Frost, which was entered into in 2008, provides that, if any of the payments to him become subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code, he will be entitled to receive an additional gross-up payment such that, after payment by him of all taxes, including any excise tax imposed upon the gross-up payment, he will receive the net after-tax benefit he would have received had the excise tax not been imposed. As reflected in the table, he would not have received any gross-up payment in connection with a change of control assuming a transaction price equal to the closing price for our stock as of December 31, 2025. The change of control agreements for Messrs. Will, Cameron, and Bohn and Ms. Menzel do not provide for a gross-up payment.

(6)
Mr. Will, Mr. Frost and Ms. Menzel met the conditions for “special retirement” contained in certain of their equity award agreements as of December 31, 2025. As a result, a pro-rated number of RSUs and PRSUs would vest assuming a termination due to retirement had occurred on December 31, 2025. If Mr. Will, Mr. Frost and Ms. Menzel had retired on such date, each of them would have been entitled to receive a dollar amount representing the value attributable to the pro-rata vesting of outstanding awards of RSUs and PRSUs and per share value based on the market value on December 31, 2025. Estimates of such amounts would have been as follows: $10,323,556 for Mr. Will; $2,697,237 for Mr. Frost; and $1,918,174 for Ms. Menzel. The payout value of PRSUs granted during 2023, 2024, and 2025 assumes target performance level. Neither Mr. Frost’s retention award of RSUs granted on June 17, 2024 nor Ms. Menzel’s retention award of RSUs granted on January 2, 2025 provide for “special retirement” and the amounts do not include an increase for these awards. For a discussion of the retirement vesting terms of the RSU and PRSU awards, see “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Change in Control, Severance, and Retirement Benefits.” Mr. Will retired from the company on March 15, 2026. For further discussion of the amounts paid to Mr. Will pursuant to his termination due to special retirement, see “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Change in Control, Severance, and Retirement Benefits — Mr. Will’s Retirement.”

(7)
Amounts in this table are as of December 31, 2025 and Mr. Bohn’s amended and restated change in control agreement was effective as of January 4, 2026. The amounts above do not reflect the resulting increase in termination benefits to which he is now entitled.

CEO Pay Ratio
In 2015, pursuant to a mandate of the Dodd-Frank Act, the SEC adopted a rule requiring annual disclosure of the ratio of our median employee’s annual total compensation to the annual total compensation of our principal executive officer. The company’s principal executive officer in 2025 was Mr. Will.
Mr. Will had 2025 annual total compensation of $13,711,938, as reflected in the Summary Compensation Table included under the heading “Executive Compensation.” We calculated the 2025 annual total compensation for our median employee using the same methodology we use for our named executive officers as required to be set forth in the Summary Compensation Table included in this Proxy Statement. Our median employee’s 2025 annual total compensation was $155,394. As a result, we estimate that Mr. Will’s 2025 annual total compensation was approximately 88 times that of our median employee. Due to the variability of our principal executive officer’s performance-based compensation, the CEO pay ratio can differ significantly from year to year.
The SEC rule permits a company to identify its median employee only once every three years, unless there has been a change in its employee population or employee compensation arrangements that the company reasonably believes would result in a significant change in the pay ratio disclosure. There has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. Therefore, we elected to use the same median employee we identified in 2023 for purposes of calculating the CEO pay ratio for 2025. We identified our median employee in 2023 by examining the 2023 total cash compensation (base salary and cash bonus) for all individuals, excluding our chief executive officer, who were employed by us on November 1, 2023. We included all employees, whether employed on a full-time, temporary or part-time basis. We did not make any assumptions, adjustments (including cost-of-living adjustments) or use any estimates with respect to determining total cash compensation, except that we annualized the compensation for our full-time and part-time permanent employees who were not employed by us for all of 2023.

Pay for Performance
In accordance with SEC rules adopted in 2022, pursuant to the Dodd-Frank Act, we are providing the following disclosure regarding executive compensation and company performance for the fiscal years listed below. The Compensation Actually Paid amounts shown below are prepared in accordance with Item 402(v) of Regulation S-K. The compensation and management development committee did not specifically consider the Compensation Actually Paid amounts when determining named executive officer compensation for fiscal years 2021 through 2025. For a discussion of how the compensation and management development committee seeks to align pay with performance when making executive compensation decisions, please see the section above titled “Compensation Discussion and Analysis.”
Pay Versus Performance
	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)(2)(4) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income(6) ($, in millions)	Adjusted EBITDA(7) ($, in millions)
Year					Total Shareholder Return ($)	Peer Group Total Shareholder Return(5) ($)
2025	13,711,938	15,597,638	5,088,097	5,447,790	222.57	147.62	1,798	2,876
2024	12,296,083	13,389,821	4,100,551	4,425,025	239.84	108.66	1,477	2,284
2023	12,899,559	9,465,171	3,335,968	2,605,155	217.94	133.73	1,838	2,748
2022	14,279,027	33,759,455	3,547,447	7,453,688	228.76	161.73	3,937	5,884
2021	11,685,670	31,665,167	3,034,079	6,990,851	187.11	157.14	1,260	2,743

(1)
Our principal executive officer (PEO) for each of the fiscal years 2021 through 2025 is Mr. Will. Our other named executive officers for each of the fiscal years 2023 through 2021 are Mr. Bohn, Mr. Frost, Ms. Menzel and Mr. Douglas Barnard, who retired from the company in 2024. For fiscal year 2024, our other named executive officers are Mr. Cameron, Mr. Bohn, Mr. Frost, Ms. Menzel and Mr. Malik. For fiscal year 2025, our other named executive officers are Mr. Cameron, Mr. Bohn, Mr. Frost and Ms. Menzel.

(2)
The amounts shown as compensation actually paid have been calculated in accordance with SEC rules and do not reflect compensation actually realized or received by the company’s named executive officers. As described in footnote 3 of the summary compensation table, our assumptions with respect to the FASB ASC Topic 718 valuation of our equity awards granted in 2025 are described in the footnotes to our audited financial statements as of and for the year ended December 31, 2025. In accordance with SEC rules, the aggregate grant date fair value of the PRSUs is calculated based on the probable outcome of the performance conditions as of the grant date, which, for the PRSUs reflected in the summary compensation table for each of the fiscal years 2021, 2022, 2023, 2024 and 2025, was target level performance. In accordance with SEC rules, the change in fair value of the PRSUs as of the end of each of the fiscal years 2021, 2022, 2023, 2024 and 2025 is based upon the probable outcome of the performance conditions as of the last day of the applicable fiscal year. The amounts included in the columns in footnotes 3 and 4 below identified as “Year-End Fair Value of Equity Awards Granted During Applicable Year,” “Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End,” and “Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year,” are based on the probable outcome, as of the last day of the applicable fiscal year, of the PRSU performance conditions, reflecting the actual outcome of the performance conditions of the applicable PRSU awards to date as of the last day of such fiscal year. For more information regarding how we determine the number of PRSUs earned, see “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Review and Approval of 2025 Long-Term Incentives — How We Determine the Number of PRSUs Earned.”

(3)
The following table discloses the amounts deducted from and added to the total compensation of our principal executive officer in determining our principal executive officer’s compensation actually paid (determined as described in footnote 2 above) for each fiscal year shown in the pay for performance table:

Year	Summary Compensation Table Total ($)	Minus: Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Plus: Pension Service Costs Attributable to the Applicable Year ($)	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year ($)	Plus: Year-End Fair Value of Equity Awards Granted During Applicable Year ($)	Plus: Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End ($)	Plus: Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($)	Compensation Actually Paid ($)
2025	13,711,938	57,746	—	7,726,174	8,865,619	994,522	(190,521)	15,597,638
2024	12,296,083	28,963	—	7,894,754	7,973,968	636,384	407,103	13,389,821
2023	12,899,559	39,712	—	8,754,185	10,529,242	(5,235,905)	66,172	9,465,171
2022	14,279,027	40,080	81,498	9,198,580	18,434,354	5,027,737	5,175,500	33,759,455
2021	11,685,670	72,771	73,194	6,767,986	18,506,213	7,552,436	688,411	31,665,167

(4)
The following table discloses the amounts deducted from and added to the average total compensation of our named executive officers, other than our principal executive officer, in determining those named executive officers’ average compensation actually paid (determined as described in footnote 2 above) for each fiscal year shown in the pay for performance table:

Year	Summary Compensation Table Total ($)	Minus: Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Plus: Pension Service Costs Attributable to the Applicable Year ($)	Minus: Grant Date Fair Value of Equity Awards Granted During Applicable Year ($)	Plus: Year-End Fair Value of Equity Awards Granted During Applicable Year ($)	Plus: Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End ($)	Plus: Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($)	Compensation Actually Paid ($)
2025	5,088,097	18,466	—	2,642,888	2,794,151	208,777	18,120	5,447,790
2024	4,100,551	8,629	—	2,659,574	2,833,494	92,604	66,579	4,425,025
2023	3,335,968	15,847	—	1,926,657	2,313,447	(1,112,534)	10,779	2,605,155
2022	3,547,447	22,240	31,035	1,867,438	3,769,427	1,019,332	976,124	7,453,688
2021	3,034,079	34,549	32,057	1,403,170	3,805,073	1,430,716	126,645	6,990,851

(5)
Each of the peer group companies is a publicly traded manufacturer of agricultural chemical fertilizers. The companies comprising the peer group are CVR Partners LP, Dyno Nobel Limited (formerly Incitec Pivot Limited), LSB Industries, Inc., Nutrien Ltd., The Mosaic Company and Yara International ASA. For Yara International ASA and Dyno Nobel Limited, we used their respective home exchange stock prices, converted into U.S. dollars, to calculate their total shareholder return.

(6)
We have a strategic venture with CHS Inc. (CHS) under which CHS owns an equity interest in CF Industries Nitrogen, LLC (CFN), an indirect subsidiary of CF Industries Holdings, Inc., which represents approximately 11% of the membership interests of CFN. We have a joint venture with JERA Co., Inc. (“JERA”) and Mitsui & Co., Ltd. (“Mitsui”) under which JERA and Mitsui each own an equity interest in Blue Point Number One, LLC (“BP1”), an indirect subsidiary of CF Industries Holdings, Inc., which represents 35% and 25%, respectively, of the membership interests of BP1. Net income represents our net earnings, which includes net earnings attributable to CHS’s, JERA’s and Mitsui’s noncontrolling interest in the company. Our net earnings attributable to common stockholders for the years ended December 31, 2025, 2024, 2023, 2022 and 2021 was $1,455 million, $1,218 million, $1,525 million, $3,346 million and $917 million, respectively. For more information regarding our strategic venture with CHS, see Note 1 — Noncontrolling Interest in Notes to Consolidated Financial Statements in Item 8 of our 2025 Annual Report.
(7)
See “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program — Our Metrics Defined” on page 56 for the definition of Adjusted EBITDA and a description of how Adjusted EBITDA is calculated from net earnings attributable to common stockholders in our audited financial statements.

Relationship Between Pay and Performance
The graphs presented below describe the relationship between compensation actually paid (calculated in accordance with SEC rules), on the one hand, and our net income, Adjusted EBITDA, and cumulative total shareholder return, on the other hand, over the five-year period from 2021 to 2025.
Compensation Actually Paid vs. Net Income
Compensation Actually Paid vs. Adjusted EBITDA

Compensation Actually Paid vs. Total Shareholder Return
The graph presented below presents a comparison of the cumulative total shareholder return on the company’s common stock with the cumulative total return of a peer group of publicly traded manufacturers of agricultural chemical fertilizers (“Peer Group”), which is the peer group we used for purposes of Item 201(e)(1)(ii) of Regulation S-K in our 2025 Annual Report, over the five-year period from 2021 to 2025.
Comparison of Total Shareholder Return

Most Important Financial Performance Measures
Our compensation and management development committee selects performance metrics for our incentive compensation programs that align executive interests with those of our shareholders. See “Compensation Discussion and Analysis — Compensation Discussion and Analysis: In Detail — Key Elements of NEO Compensation Program” on page 55 for the definition of these metrics and further explanation of how our compensation metrics in our annual incentive plan and long-term incentive plan tie to our business strategy. Below in an unranked order are the most important financial performance measures used for the fiscal year ended December 31, 2025.
Metric	Alignment
Adjusted EBITDA	Adjusted EBITDA is a cornerstone of our annual incentive program. It is the primary metric by which we measure our profitability and by which investors measure our performance.
Return on Net Assets (RONA)	Our PRSU awards are subject to three-year vesting criteria based on RONA over three one-year periods. RONA is correlated with long-term total shareholder return and is viewed as an indicator of the results of management’s operating decisions.
Total Shareholder Return (TSR)	Our PRSU awards have a modifier pursuant to which the number of shares earned based on RONA may be increased or decreased by up to 20% based on our three-year TSR as compared to threshold, target and maximum levels of performance. Use of TSR as a performance measure establishes a clear linkage between executive incentives and shareholder value creation.

PROPOSAL 3: RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2026
The audit committee has selected KPMG LLP as the independent registered public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for 2026. KPMG was our independent registered public accounting firm for the year ended December 31, 2025.
KPMG representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.
We are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm for 2026. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification as a matter of good corporate governance practice. Should the shareholders fail to provide such ratification, the audit committee will reconsider its approval of KPMG as our independent registered public accountants for 2026. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of CF Industries and its shareholders.
Unless otherwise instructed, we will vote all proxies we receive FOR ratifying the selection of KPMG as the company’s independent registered public accounting firm for 2026.
Board Recommendation
The Board unanimously recommends that you vote FOR the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2026.
AUDIT AND NON-AUDIT FEES
On behalf of CF Industries and its affiliates, the audit committee retained KPMG to audit our consolidated financial statements for 2025. In addition, the audit committee retained KPMG, as well as other accounting firms, to provide other auditing and advisory services in 2025.
The aggregate fees for professional services provided by KPMG with respect to these various services for 2025 and 2024 were:
	2025	2024
Audit Fees(1)	$4,573,400	$4,555,800
Audit-Related Fees(2)	9,000	—
Tax Fees	—	—
All Other Fees	—	—
Total	$4,582,400	$4,555,800

(1)
Audit fees consisted principally of audit and review work performed on the consolidated financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits and review of documents filed with the SEC.

(2)
Audit-Related Fees were principally for accounting training subscriptions.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting the compensation of, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the audit committee for approval.
•
Audit services include audit and review work performed on the financial statements and audit work related to internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including statutory audits and review of documents filed with the SEC.

•
Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and consultation regarding financial accounting and reporting standards.

•
Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax compliance, tax planning, and other tax advice.

•
All other services are those services not captured in the audit, audit-related, or tax categories. The company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.
The audit committee has delegated specific pre-approval authority to the chair of the audit committee provided that the estimated fee for any such engagement does not exceed $100,000. The chair of the audit committee must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.
AUDITOR INDEPENDENCE
We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of KPMG, our audit committee has restricted the non-audit services that KPMG may provide to us primarily to audit-related services and tax services. The committee also has determined that we will only obtain these non-audit services from KPMG when the services offered by KPMG are more effective or economical than services available from other service providers, and, to the extent possible, only after competitive bidding. It is the audit committee’s goal that the fees we pay KPMG for non-audit services should not exceed the audit fees paid to KPMG.
Our audit committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional, and any other persons having responsibility for providing audit assurance on any aspect of their certification of our financial statements.

AUDIT COMMITTEE REPORT
The audit committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, and the independence and performance of our internal and independent auditors. The audit committee is also responsible for the selection, evaluation, and oversight of our independent auditors. The audit committee is composed of four non-employee directors and operates under a written charter adopted by the Board. Each member of the audit committee is independent under the corporate governance standards of the NYSE applicable to audit committee members.
Management is responsible for the financial reporting process, including establishing and maintaining adequate internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. KPMG, our independent auditor, is responsible for auditing the financial statements. The audit committee’s responsibility is to monitor and review these processes. The audit committee relies on the accuracy and completeness of the information provided to it and on the representations made by management and KPMG.
During 2025, the audit committee held nine meetings and met in executive session at five of the meetings. The audit committee reviewed and discussed with management and KPMG the audited consolidated financial statements of CF Industries for the year ended December 31, 2025 and KPMG’s evaluation of the company’s internal control over financial reporting. The audit committee also discussed with KPMG the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee received the written disclosures and the letter from KPMG required by the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and the audit committee discussed with KPMG that firm’s independence. The audit committee also considered whether the provision of non-audit services by KPMG was compatible with maintaining its independence.
Based on its review and the foregoing meetings, discussions, and reports, and subject to the limitations on its role and responsibilities referred to above and in the audit committee charter, the audit committee recommended to the Board that the audited consolidated financial statements of CF Industries for the year ended December 31, 2025, as audited by KPMG, be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. The audit committee selected KPMG as our independent auditor for 2026 and recommended to the Board that the Board seek shareholder ratification of the selection of KPMG.
Deborah L. DeHaas (Chair)
Robert C. Arzbaecher
John W. Eaves
Theresa E. Wagler

PROPOSAL 4: SHAREHOLDER PROPOSAL
REGARDING SHAREHOLDER APPROVAL
REQUIREMENT FOR EXCESSIVE GOLDEN
PARACHUTES
Information regarding a shareholder proposal submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, is set forth below. CF Industries disclaims any responsibility for the content of this proposal and statement of support, which is presented as received from the shareholder. The shareholder has advised us that he owns no fewer than 65 shares of our common stock for at least the past three years and intends to continue to hold such amount through the date of the Annual Meeting. The shareholder has also given us notice that this proposal will be presented at the Annual Meeting. This proposal will be voted on during the Annual Meeting only if properly presented by or on behalf of the shareholder.
Proposal 4 — Shareholder Approval Requirement for Excessive Golden Parachutes
Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. This proposal only applies to the Named Executive Officers. This provision shall at least be included in the Governess Guidelines of the Company or similar document.
This proposal received 44% support at the 2025 CF Industries annual meeting without any special effort by the proponent. This likely means more than 60% support from the CF Industries shareholders who have access to independent proxy voting advice.
“Severance or termination payments” include cash, equity or other pay that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.
“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.
The Board shall retain the option to seek shareholder approval after material terms are agreed upon.
This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably rich golden parachutes.
This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent and does not discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that overly rich golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.
This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.

This proposal topic also received between 51% and 65% support at:
FedEx (FDX)
Spirit AeroSystems (SPR)
Alaska Air (ALK)
AbbVie (ABBV)
Fiserv (FISV)
Please vote yes:
Shareholder Approval Requirement for Excessive Golden Parachutes — Proposal 4
THE BOARD’S STATEMENT IN OPPOSITION
The Board unanimously recommends a vote AGAINST this proposal.
The Board has given careful consideration to the shareholder proposal (the “proposal”) and believes that the concerns raised by the proposal are more appropriately addressed by our existing executive compensation policies and practices. Adoption of the proposal’s policy would be unduly restrictive and not in the best interests of the company or its shareholders.
This proposal would unduly restrict the ability of the compensation and management development committee and the Board to exercise their judgment to tailor the company’s executive compensation programs to meet the company’s particular needs at any given time.
The Board and its compensation and management development committee, composed entirely of independent directors elected annually to the Board by our shareholders, are best positioned to design and implement executive compensation practices and principles that make sense for our business and that are aligned with the interests of our shareholders. The compensation and management development committee has put considerable thought and care into evaluating and shaping our executive compensation program. In addition, we conduct extensive continuous outreach and engagement with our shareholders, and their feedback informs our compensation practices and philosophy. The compensation and management development committee and Board take a holistic approach to structuring compensation and believe it is imperative to maintain the flexibility and discretion to structure and provide an overall compensation program that can attract the right leaders in a dynamic, innovative and extremely competitive environment.
The compensation and management development committee and the Board have taken a deliberate approach with respect to termination payments, the purpose of which is to remove any compensation-related obstacle to management pursuing the most value-maximizing decision for shareholders, including a change of control transaction. Termination provisions ensure that senior managers know they will be compensated even if they lose their employment as a result of such a transaction. In this regard, the company’s severance agreements have the best practice “double-trigger” mechanism, providing that a severance payment is only due after a change of control transaction if the employee is subsequently terminated. Moreover, the concept of a limit on such payments is contrary to the purpose of long-term compensation, which is meant to incentivize managers to increase the company’s stock-price, which in turn increases the value of their equity compensation. The compensation and management development committee and the Board strongly believe that they need the flexibility to formulate and adjust these arrangements as necessary, without the delay, or the uncertainty that would be created for management, of obtaining shareholder approval.
Shareholders have existing mechanisms to raise concerns regarding our executive compensation programs.
Over the past five years, shareholders have approved the compensation of the company’s named executive officers with average support of over 90%, indicating broad shareholder support for our executive compensation program. Our 2022 Equity and Incentive Plan was approved by our shareholders with a 95% vote in favor of adoption at our 2022 annual meeting of shareholders. Outside of the annual advisory and equity incentive plan approval votes, shareholders also have extensive opportunities to express their views on the executive compensation program through the company’s robust, year-round shareholder outreach program. We have a demonstrated history of making changes in response to shareholder feedback.
In 2025, we contacted shareholders representing approximately 80% of our outstanding shares and engaged with shareholders representing approximately 50% of our outstanding shares. Most shareholders continued to provide positive feedback on our executive compensation practices, which are designed to ensure that executive officers’ personal interests remain aligned with the best interests of the company and our shareholders.
Adoption of this proposal could prevent us from effectively recruiting, motivating and retaining the highest quality candidates in a competitive talent market, which would be adverse to the best interests of our shareholders.
The company relies on equity awards and carefully designed severance programs to motivate and retain our employees, and we believe that these awards and programs are necessary for us to remain competitive in attracting and retaining highly qualified individuals upon whom, in large measure, the future growth and success of the company depends. Because the proposal’s request is inconsistent with market practice, its restrictions upon a termination event could undermine our ability to recruit and retain this top talent. Similarly, requiring shareholder approval, which is often expensive and impractical, in order for certain executive officers to realize the full value of their equity awards upon a qualifying termination related to a change in control or in the event of an executive officer’s death or disability could disadvantage our ability to recruit or retain qualified employees and undermine the purpose of our compensation program. The uncertainty and expense from seeking shareholder approval in these circumstances demonstrates the impracticality and negative impacts of the rigid policy requested by proposal.
Conclusion
The Board believes the concerns raised by the proponent are already appropriately addressed by our existing executive compensation policies and practices, which are more carefully tailored to the company’s needs and the interests of shareholders than the overly broad policy sought by this proposal. Further, adopting the policy requested by the proponent would be unduly restrictive on the company’s ability to recruit and retain its most critical employees, would undermine the purpose of an important part of the company’s compensation program, and is not in the best interests of the company or its shareholders.
For these reasons, the Board unanimously recommends that you vote AGAINST the proposal.
THE PROPOSAL IS ADVISORY IN NATURE, AND APPROVAL OF THE PROPOSAL WOULD NOT IN ITSELF ESTABLISH A BOARD POLICY OR AMEND OUR GOVERNING DOCUMENTS. APPROVAL OF THE PROPOSAL WOULD SERVE ONLY AS A RECOMMENDATION TO THE BOARD. IF THE PROPOSAL IS NOT PROPERLY PRESENTED BY OR ON BEHALF OF THE PROPONENT AT THE ANNUAL MEETING, IT WILL NOT BE VOTED UPON.

ANNUAL MEETING INFORMATION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive these proxy materials?
We are providing these proxy materials in connection with the solicitation by the board of directors of CF Industries Holdings, Inc. of proxies to be voted at our 2026 Annual Meeting of Shareholders and at any adjournment or postponement of such meeting.
You are invited to attend the Annual Meeting on Tuesday, April 28, 2026, commencing at 10:00 a.m., Central time, via the Internet at www.virtualshareholdermeeting.com/CF2026. The Annual Meeting will be held in a virtual meeting format only, via the Internet. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person.
Shareholders will be able to attend the Annual Meeting, and vote and submit questions at the Annual Meeting, via the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, the company has elected to provide access to its proxy materials via the Internet. Accordingly, the company is sending a Notice of Internet Availability of Proxy Materials to the company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice. In addition, shareholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis. The company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the expenses incurred by the company with respect to its annual meetings.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to:
•
view on the Internet the company’s proxy materials for the Annual Meeting; and

•
instruct the company to send future proxy materials to you by email.

Choosing to receive future proxy materials by email will save the company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

How can I attend the Annual Meeting?
To be admitted to the Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/CF2026 using the 16-digit control number on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials for the Annual Meeting. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote at the meeting. We recommend you carefully review the procedures needed to gain admission in advance.
Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device’s audio system. We encourage you to access the Annual Meeting in advance of the designated start time.
Shareholders encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by the company through Broadridge Financial Solutions, Inc. Technical support information is provided on the login page for all shareholders beginning 15 minutes prior to the start of the Annual Meeting. If you have difficulties accessing the virtual Annual Meeting during sign-in or during the meeting, please call the technical support number listed on the Annual Meeting login page.
Shareholders eligible to participate in the Annual Meeting may submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/CF2026.
What will be voted on at the Annual Meeting?
At the Annual Meeting, shareholders will be asked to:
•
elect the eleven director nominees named in this Proxy Statement;

•
consider and approve an advisory resolution regarding the compensation of our named executive officers (“Say on Pay”);

•
ratify the selection of KPMG LLP as our independent registered public accounting firm for 2026;

•
act upon one shareholder proposal regarding shareholder approval requirement for excessive golden parachutes, if properly presented at the Annual Meeting; and

•
consider any other business properly brought before the Annual Meeting.

How many votes do I have?
You will have one vote for every share of CF Industries common stock you owned on March 5, 2026 (the record date). If you were a shareholder of record as of the record date, you will retain your right to vote, even if you sell your shares after the record date.
How many votes can be cast by all shareholders?
As of the record date (March 5, 2026), 153,616,434 shares of our common stock were outstanding. The total number of votes that can be cast by all shareholders is 153,616,434, consisting of one vote for each share of common stock that was outstanding on the record date. There is no cumulative voting.
How many votes must be present to hold the Annual Meeting?
A majority of the votes that can be cast must be present for us to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting, so that we will know as soon as possible that enough votes will be present.

How do I vote?
If you are a shareholder of record that holds shares as of the record date, you have three options for delivering your proxy to vote your shares:
•
if you request printed copies of the proxy materials, fill out the proxy card, date and sign it, and return it in the postage-paid envelope included with the printed materials;

•
use the Internet site listed on the Notice of Internet Availability of Proxy Materials or proxy card; or

•
call the toll-free telephone number listed on the proxy card.

The Internet and telephone voting procedures set forth on the Notice of Internet Availability of Proxy Materials or proxy card are designed to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions, and to confirm that their instructions have been properly recorded. If you vote through the Internet or by telephone, you should not return your proxy card.
To ensure that your vote is counted, please remember to submit your vote so that we receive it at least one business day prior to the Tuesday, April 28, 2026 date of the Annual Meeting.
If you hold your shares of CF Industries common stock in an account at a bank, brokerage firm, dealer, trust company, or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and only they can exercise your right to vote with respect to your shares. You should have received a Notice of Internet Availability of Proxy Materials or voting instruction form and voting instructions with these proxy materials from that organization rather than from us. Please follow the instructions provided to you by your bank, brokerage firm, dealer, trust company, or other nominee to authorize a proxy to vote your shares. To vote during the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or voting instruction form.
You may vote your shares at the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/CF2026 during the meeting.
Can I change my vote?
Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting by either:
•
sending a new proxy card with a later date;

•
sending a written notice of revocation to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement; or

•
voting through the Internet or by telephone at a later date, including by voting online during the Annual Meeting (up until the closing of the polls).

What if I don’t specify how my shares are to be voted?
Whether you vote by mail, telephone, or the Internet, your shares will be voted in accordance with your instructions. If you return a signed proxy card without indicating your vote or when voting on the Internet or by telephone you indicate that you wish to vote as recommended by the Board, your shares will be voted:
•
FOR the election of the eleven director nominees named in this Proxy Statement,

•
FOR the advisory resolution to approve the compensation of our named executive officers (Say on Pay),

•
FOR ratification of the selection of KPMG as our independent registered public accounting firm for 2026, and

•
AGAINST the shareholder proposal regarding shareholder approval requirement for excessive golden parachutes.

What vote is required to elect directors and to approve the other proposals?
With respect to Proposal 1, director nominees receiving a majority of votes cast (number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee) will be elected as a director.
For each of Proposals 2, 3 and 4 and any other matter (other than Proposal 1) properly brought before the Annual Meeting, the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve such proposal.
Can my shares be voted if I don’t vote by proxy and don’t attend the Annual Meeting?
If you are a shareholder of record, you can vote by proxy using the Internet, as described on your Notice of Internet Availability of Proxy Materials or your proxy card, calling the toll-free telephone number listed on your proxy card or completing, signing, dating and returning your proxy card.
If you don’t vote your shares held in street name, your broker can vote your shares on the ratification of the selection of KPMG as our independent registered public accounting firm. Your broker is not permitted to vote your shares on the election of the director nominees or any other matter on the agenda, other than the ratification of the selection of KPMG as our independent registered public accounting firm, without receiving instructions from you. This is referred to as a “broker non-vote.”
If you hold your shares in your own name with our transfer agent and you do not vote, your shares will not be voted at all.
How are my votes counted?
With respect to Proposal 1, you may vote for or against or you may abstain with respect to the election of each nominee for the Board. If you abstain with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will not be counted as votes cast with respect to the election of such nominee and, accordingly, will have no effect on the election of that nominee.
For each of Proposals 2, 3 and 4, you may vote for or against or you may abstain with respect to the approval of the applicable proposal. If you abstain with respect to any of these proposals, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.
Broker non-votes on any matter will be counted for purposes of establishing a quorum. Broker non-votes will have no effect on the outcome of the voting on Proposals 1, 2, 3 or 4.
Could other matters be decided at the Annual Meeting?
We don’t know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the persons named in the proxy.
What happens if the Annual Meeting is postponed, adjourned, or delayed?
Your proxy will still be good and may be voted at the postponed, adjourned or delayed meeting. You will still be able to change or revoke your proxy until it is voted.

IMPORTANT ADDITIONAL INFORMATION
Cost of Annual Meeting and Proxy Solicitation
We pay the cost of the Annual Meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, and similar means. None of our directors, officers, and employees will be specially compensated for these activities. We also intend to request that brokers, banks, and other nominees solicit proxies from their principals, and we will reimburse the brokers, banks, and other nominees for certain expenses they incur for such activities.
We have also retained Innisfree M&A Incorporated (“Innisfree”) for consulting and solicitation services in connection with the Annual Meeting, for which Innisfree is anticipated to receive a fee of approximately $25,000. We have also agreed to reimburse Innisfree for out-of-pocket expenses and to indemnify Innisfree against certain liabilities and expenses, including legal fees and related charges.
Available Information
CF Industries makes available free of charge on or through the Investor Relations section of our corporate website, www.cfindustries.com, its Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and forms of proxy and all amendments to those reports as soon as reasonably practicable after such material is filed electronically with, or furnished to, the SEC. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.
CF Industries will provide without charge to any shareholder, upon written request to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, a copy of its Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and forms of proxy and all amendments to those reports.
Shareholders Sharing the Same Address
SEC rules permit the delivery of only one copy of a company’s Notice of Internet Availability of Proxy Materials, annual report to shareholders and proxy statement, as applicable, to multiple shareholders who share the same address (or, in the case of the Notice of Internet Availability of Proxy Materials, the delivery in a single envelope of separate notices for each such shareholder sharing the same address), unless contrary instructions have been received from one or more of those shareholders. This delivery method, called “householding,” can reduce the costs associated with printing and mailing of proxy materials. We will not be using householding in delivering proxy materials for the Annual Meeting to our shareholders of record, but a number of intermediaries, such as brokers, with account holders that own shares of our common stock held in street name will be householding our proxy materials for the Annual Meeting to their account holders that have given their express or implied consent to that method of delivery.
We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials for the Annual Meeting, our 2025 Annual Report or this Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of such document or documents was delivered. To receive a separate copy, please call Broadridge Financial Solutions, Inc. at (866) 540-7095 or write to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
Generally, if your shares of our common stock are held in street name, once you have received notice from your broker or other intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our Notices of Internet Availability of Proxy Materials, annual reports to shareholders or proxy statements, as applicable, in the future, please notify your broker or other intermediary.
Shareholders that own shares of our common stock held in street name and that share an address and are receiving multiple copies of our annual reports to shareholders, proxy statements or Notices of Internet Availability of Proxy Materials, but would like to receive a single copy, may request delivery of a single copy of those documents by contacting their broker or other intermediary.
DEADLINES FOR SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS, SHAREHOLDER NOMINATED DIRECTOR CANDIDATES AND OTHER BUSINESS OF SHAREHOLDERS
Proposals to be Considered for Inclusion in CF Industries’ Proxy Materials
Under SEC rules, a shareholder who intends to present a proposal at the 2027 annual meeting of shareholders and who wishes the proposal to be included in our proxy statement for that meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. The proposal must be received no later than November 17, 2026 (120 days before March 17, 2027, the one-year anniversary of the anticipated mailing date of this Proxy Statement).
Director Nominations for Inclusion in CF Industries’ Proxy Materials (Proxy Access)
Under the proxy access provisions of our bylaws, certain shareholders and/or shareholder groups will be permitted to include shareholder nominated director candidates in our proxy materials for the 2027 annual meeting of shareholders. Requests pursuant to such proxy access provisions to include shareholder nominated director candidates in our proxy materials for an annual meeting of shareholders in 2027 must be delivered to, or mailed to and received by, our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement no earlier than October 18, 2026 (150 days before March 17, 2027, the one-year anniversary of the anticipated mailing date of this Proxy Statement) and no later than November 17, 2026 (120 days before March 17, 2027, the one-year anniversary of the anticipated mailing date of this Proxy Statement). See the discussion in Proposal 1 under the heading “Proxy Access” and refer to our bylaws for details about the process to include shareholder nominated director candidates in our proxy materials.
Other Shareholder Proposals and Director Nominations (Advance Notice Provisions)
Under our bylaws, written notice of (i) proposals intended to be presented by a shareholder at the 2027 annual meeting of shareholders, but that are not intended for inclusion in our proxy statement for that meeting pursuant to Rule 14a-8, and (ii) nominees for the election of directors intended to be made by a shareholder at the 2027 annual meeting of shareholders, must be delivered to our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement no earlier than December 29, 2026 (120 days before April 28, 2027, the one-year anniversary of this year’s Annual Meeting) and no later than January 28, 2027 (90 days before April 28, 2027, the one-year anniversary of this year’s Annual Meeting). Such advance notice deadline will also be the deadline for a proposal to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act. To be in proper written form, such a notice must set forth the information prescribed in our bylaws. You can obtain a copy of our bylaws by writing our corporate secretary at the address of our principal executive offices on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

OTHER MATTERS
The Board of Directors knows of no other business to be presented at the Annual Meeting. If, however, any other business should properly come before the meeting, or any adjournment or postponement thereof, the proxies will be voted at the discretion of the persons named in the proxy.
By order of the board of directors,
Michael P. McGrane
Senior Vice President, General Counsel, and Secretary
March 17, 2026

Appendix A
NON-GAAP DISCLOSURE ITEMS
The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA and free cash flow, which are non-GAAP financial measures, provide additional meaningful information regarding the company’s performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA and free cash flow included in this Proxy Statement may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA and free cash flow to the most directly comparable GAAP measures are provided below.
EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income) — net, income taxes and depreciation and amortization. Other adjustments include the elimination of the portion of interest income (expense) — net and the portion of depreciation and amortization that are included in noncontrolling interests, and loan fee amortization that is included in both interest and amortization. The company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry.
Adjusted EBITDA is defined as EBITDA adjusted for selected items as shown in the table below. The company has presented adjusted EBITDA because management uses this measure, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance.
Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interests plus contributions from noncontrolling interests. The company has presented free cash flow because management uses this measure and believes it is useful to investors as an indication of the strength of the company and its ability to generate cash and to evaluate the company’s cash generation ability relative to its industry competitors. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

A-1

Reconciliation of net earnings attributable to common stockholders (a GAAP measure) to EBITDA and adjusted EBITDA (non-GAAP measures):
Year ended December 31, 2025
(in millions)
Net earnings	$1,798
Less: Net earnings attributable to noncontrolling interests (“NCI”)	(343)
Net earnings attributable to common stockholders	1,455
Interest expense (income) — net	74
Income tax provision	441
Depreciation and amortization	898
Less other adjustments:
Interest income (expense) — net in NCI	2
Depreciation and amortization in NCI	(90)
Loan fee amortization(1)	(4)
EBITDA	2,776
Unrealized net mark-to-market loss on natural gas derivatives	5
Gain on foreign currency transactions	(5)
Less: gain on foreign currency transactions in NCI	7
Asset impairment(2)	76
Loss on sale of Ince, UK facility	23
Blue Point joint venture construction costs(3)	4
Loss on debt extinguishment	6
Pension settlement loss	1
Total adjustments	117
Adjusted EBITDA	$2,893

(1)
Loan fee amortization is included in both interest expense (income) — net and depreciation and amortization.

(2)
Consists of asset impairment charges related to property, plant and equipment at the Donaldsonville and Yazoo City Complexes.

(3)
Represents 40% of Blue Point joint venture costs related to the construction of the low-carbon ammonia production facility at our Blue Point complex, which excludes the portion attributable to the noncontrolling interests.

Reconciliation of net cash provided by operating activities (a GAAP measure) to free cash flow (a non-GAAP measure):
Year ended December 31, 2025
(in millions)
Net cash provided by operating activities	$2,752
Capital expenditures(1)	(950)
Distributions to NCI	(304)
Contributions from NCI	291
Free cash flow	$1,789

(1)
For the year ended December 31, 2026, includes $307 million attributable to the Blue Point joint venture.

A-2

CF INDUSTV84599-P468RIES HOLDINGS, INC. 2375 WATERVIEW DR. NORTHBROOK, IL 60062 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 27, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CF2026You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 27, 2026. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V84599-P46895KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYCF INDUSTRIES HOLDINGS, INC. The Board of Directors recommends you vote FOR the following nominees:1. Election of DirectorsNominees:For Against Abstain1a.Javed Ahmed 1b.Robert C. Arzbaecher 1c.Christopher D. Bohn!!!1d.Deborah L. DeHaas 1e.John W. Eaves 1f.Susan A. Ellerbusch 1g.Jesus Madrazo Yris 1h.Anne P. Noonan!!!1i.Michael J. Toelle 1j.Theresa E. Wagler!!!1k.Celso L. White The Board of Directors recommends you vote FOR proposal 2:2.Advisory vote to approve the compensation of CF Industries Holdings, Inc.'s named executive officers. The Board of Directors recommends you vote FOR proposal 3:3.Ratification of the selection of KPMG LLP as CF Industries Holdings, Inc.'s independent registered public accounting firm for 2026. The Board of Directors recommends you vote AGAINST proposal 4:4.Shareholder proposal regarding shareholder approval requirement for excessive golden parachutes, if properly presented at the meeting. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice of Annual Meeting of Shareholders and Proxy Statement for the 2026 Annual Meeting of Shareholders and the 2025 Annual Report are available at www.proxyvote.com.V84600-P46895CF INDUSTRIES HOLDINGS, INC.Annual Meeting of ShareholdersApril 28, 2026, 10:00 a.m., Central TimeThis proxy is solicited by the Board of DirectorsThe undersigned hereby constitutes and appoints Michael P. McGrane and Kimberly A. Petersen, and each of them, as proxies, each with the power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this proxy card and in their discretion upon such other business as may properly come before the meeting, all the shares of common stock of CF Industries Holdings, Inc., registered in the name of the undersigned, as of March 5, 2026, at the Annual Meeting of Shareholders of CF Industries Holdings, Inc., to be held April 28, 2026 at 10:00 a.m., Central Time, via the Internet at www.virtualshareholdermeeting.com/CF2026, and any and all adjournments or postponements of that meeting. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees listed in proposal 1, FOR proposals 2 and 3 and AGAINST proposal 4.Continued and to be signed on reverse side